Exhibit 10.17

EXECUTION VERSION

AMENDED AND RESTATED

ASSET PURCHASE AGREEMENT

among

CIT SMALL BUSINESS LENDING CORPORATION

and

CIT LENDING SERVICES CORPORATION

as Sellers

and

CIT SMALL BUSINESS LOAN TRUST 2008-1, CIT SMALL BUSINESS LOAN TRUST

2007-1 and CIT SBL PROPERTY HOLDINGS CORPORATION solely for purposes of

Articles II and III

and

SUTHERLAND ASSET I, LLC

and

READYCAP LENDING, LLC,

as Buyers

dated as of

March 20, 2014

(continued)

i

(continued)

(continued)

(continued)

Section 10.10	Governing Law; Submission to Jurisdiction; Waiver of Jury Trial	92
Section 10.11	Specific Performance	92
Section 10.12	Counterparts	93
Section 10.13	Acknowledgements; Amendment and Restatement	93
Schedule 1-A Phase I Loan Schedule		1
Schedule 1-B Phase II Loan Schedule		1
Schedule 2 Missing Note Purchase Price Adjustment		1
Schedule 2-A Missing CIT Bank Required Document Purchase Price Adjustment		1
Schedule 3 Buyer Disclosure Schedule		1
Schedule 4 Seller Disclosure Schedule		1
Schedule 5 Servicing Major Actions		1
Schedule 6 CIT Bank Secondary Market Loans		1
Schedule 7 October Closing Definitions		1
Exhibit A-1 Collateral Review Documents		1
Exhibit A-2 Additional Collateral Review Documents		1
Exhibit A-3 CIT Bank Collateral Review Documents		1
Exhibit B Form of Assignment and Assumption Agreement		1
Exhibit C Form of Software License Agreement		1
Exhibit D Form of Transition Services Agreement		1
Exhibit E Form of Power of Attorney		1
Exhibit F Custodial Agreement		1
Exhibit G Custodial Side Letter Agreement		1
Exhibit H Form of Guarantee		1

AMENDED AND RESTATED

ASSET PURCHASE AGREEMENT

This Amended and Restated Asset Purchase Agreement (this “Agreement”), dated as of March 20, 2014, is entered into among CIT SMALL BUSINESS LENDING CORPORATION (“CIT Small Business”), a Delaware corporation, and CIT LENDING SERVICES CORPORATION, a Delaware corporation (“CIT Lending”), (each, a “Seller” and collectively, the “Sellers”), SUTHERLAND ASSET I, LLC, a Delaware limited liability company (“Sutherland”), and READYCAP LENDING, LLC, a Delaware limited liability company (“ReadyCap,” and together with Sutherland, “Buyers,” and each, a “Buyer”), and, solely for purposes of Articles II and III hereof, CIT SMALL BUSINESS LOAN TRUST 2008-1, a Delaware statutory trust (the “Goldman Trust”) and CIT SMALL BUSINESS LOAN TRUST 2007-1, a Delaware statutory trust (the “RBC Trust” and, together with the Goldman Trust, the “Trusts,” and each, a “Trust”) and CIT SBL PROPERTY HOLDINGS CORPORATION, a Delaware corporation (“Property Holdings”)

RECITALS

WHEREAS, on October 11, 2013 (the “Original Execution Date”), the Applicable Sellers and Buyers entered into that certain Asset Purchase Agreement (the “Original Agreement”);

WHEREAS, the Applicable Sellers and Buyers desire to amend and restate the Original Agreement in its entirety as set forth herein;

WHEREAS, the Applicable Sellers desire to sell, and Buyers desire to acquire, the Applicable Sellers’ right, title and interests in (i) certain business loans, portions of some of which are guaranteed by the SBA (the “SBA 7(a) Loans”), (ii) certain business loans issued in conjunction with assistance rendered pursuant to Title V of the Small Business Investment Act of 1958 (the “SBA 504 Loans”), (iii) certain other commercial loans, (iv) certain loan servicing rights and obligations, including certain fees to be earned on such loans, (v) a franchise (the “SBA License”) granted by the SBA to originate and service SBA 7(a) Loans as a Small Business Lending Company, (vi) certain database information, and (vii) certain other related contracts;

WHEREAS, in connection with the sale of assets described above, Sellers wish to license to Buyers, and Buyers wish to license from Sellers, the rights to use certain intellectual property of Sellers;

WHEREAS, on October 31, 2013, the Applicable Sellers sold, and the Applicable Buyers acquired, the October Purchased Assets and the Applicable Buyers assumed the October Assumed Liabilities (the “October Closing”);

WHEREAS, the purchase and sale of the assets described above not conveyed at the October Closing will occur in two (2) separate closings, the Phase I Closing and the Phase II Closing, each as defined below;

WHEREAS, on the date hereof, Buyers have delivered to Sellers (i) an executed debt commitment letter dated as of the date hereof from JPMorgan Chase Bank, N.A. pursuant to which JPMorgan Chase Bank, N.A. has agreed to provide debt financing to Buyers to fund a portion of the purchase price for the assets described above that are to be conveyed at the Phase II Closing; and (ii) an executed equity commitment letter from the Equity Fund pursuant to which the Equity Fund (as defined below) has agreed to contribute to Buyers sufficient funds to pay the remainder of the purchase price;

WHEREAS, Buyers and Sellers desire to provide certain services to each other for a period of time following the Phase II Closing pursuant to a Transition Services Agreement (as defined below);

WHEREAS, on the Original Execution Date, Buyers and CIT Bank entered into an agreement (the “CIT Bank Agreement”) pursuant to which CIT Bank has agreed to sell to the Buyers , and Buyers have agreed to purchase from CIT Bank, all of CIT Bank’s right, title and interests in (i) certain business loans, portions of some of which are guaranteed by the SBA (the “Transferred CIT Bank Loans”), (ii) certain related loan servicing rights and obligations, including certain fees to be earned on such loans, and (iii) certain database information relating to such loans (collectively, the “CIT Bank Purchased Assets”), and Buyers have agreed to assume certain liabilities and obligations related to such loans (collectively, the “CIT Bank Assumed Liabilities”); and.

WHEREAS, Buyers desire to offer employment to certain of those employees of Sellers and CIT Bank involved in the monitoring, servicing and other activities related to the Transferred Loans (as defined below) effective as specified in Section 6.03 hereof.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The following terms have the meanings specified or referred to in this Article I:

“Accountant” means KPMG LLP or, if KPMG LLP is unable to serve, another impartial nationally recognized firm of certified public accountants mutually appointed by Buyers and Sellers.

“Accrued Servicing Fee” means, with respect to each Secondary Market Participation Loan, an amount equal to the Transferred Unpaid Principal Balance of such Secondary Market Participation Loan, multiplied by the difference between (A) the rate of interest payable by the Obligor under the related Note as set forth on the Phase II Data Tape and (B) the rate required to be paid by the Applicable Seller to Colson under the related Secondary Market Participation Guaranty Agreement as set forth on the Phase II Data Tape multiplied by the number of days from and including the date immediately following the related Interest-Paid-Through-Date to and including the Phase II Closing Date, divided by 365.

“Active Employees” has the meaning set forth in Section 6.03(a).

“Additional Collateral Review Documents” means, with respect to each Transferred Loan and each CIT Bank Transferred Loan, those documents set forth on Exhibit A-2 that are applicable to such Transferred Loan or CIT Bank Transferred Loan, as applicable.

“Affiliate” of a Person means any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Purchase Price” means the October Purchase Price plus Phase I Purchase Price (as finally determined pursuant to Section 2.05) plus the Phase II Purchase Price (as finally determined pursuant to Section 2.06) as adjusted by any Missing Note Purchase Price Adjustment and any Missing CIT Bank Required Document Purchase Price Adjustment (each as finally determined pursuant to Section 2.07) after taking into account any exclusions contemplated by Section 6.18(b).

“Agreement” has the meaning set forth in the preamble.

“Allocation Schedule” has the meaning set forth in Section 2.08.

“Alternate Financing” has the meaning set forth in Section 6.13(c).

“Applicable Bid Percentage” means, with respect to the October Transferred Interests, 82.87%, with respect to Phase I Transferred Interests, the Phase I Bid Percentage, with respect to Phase II Transferred Interests, the Phase II Bid Percentage, and with respect to CIT Bank Transferred Interests, the CIT Bank Bid Percentage.

“Applicable Buyer” means ReadyCap with respect to the Transferred 7(a) Loans, the SBA License and the other Purchased Assets directly related to such Transferred 7(a) Loans and Sutherland with respect to the Transferred 504 Loans, the other Purchased Assets directly related to the Transferred 504 Loans and all other Purchased Assets.

“Applicable Cut-Off Time” means (i) with respect to the October Transferred Loans, the October Cut-Off Time, (ii) with respect to the Phase I Transferred Loans, the Phase I Cut-Off Time, and (iii) with respect to the Phase II Transferred Loans, the Phase II Cut-Off Time.

“Applicable Closing” means the October Closing, Phase I Closing or the Phase II Closing, as applicable.

“Applicable Data Tape” means the October Data Tape, Phase I Data Tape or the Phase II Data Tape, as applicable.

“Applicable Loan Schedule” means the October Loan Schedule, Phase I Loan Schedule or the Phase II Loan Schedule, as applicable.

“Applicable Seller” means (i) with respect to any Transferred Interest (other than any Transferred Interest related to a Trust Loan), the Seller that is a party to the related Transferred Loan Documents, (ii) with respect to the SBA License, CIT Small Business Lending Corporation, (iii) with respect to any Transferred Interest related to a Trust Loan, the Trust that owns such Transferred Interest as of the date hereof, (vi) with respect to any REO Property owned by Property Holdings as of the Applicable Cut-Off Time and acquired through a foreclosure of a Transferred Loans, Property Holdings, and (v) with respect to any other Purchased Assets, the Seller (or Sellers) that owns (or own) such Purchased Assets as of the date hereof.

“Applicable Servicing Transfer Time” means the October Servicing Transfer Time, Phase I Servicing Transfer Time or the Phase II Servicing Transfer Time, as applicable.

“ASI” has the meaning set forth in Section 10.01

“ASI Expenses” has the meaning set forth in Section 10.01.

“Assessment Calculation” has the meaning set forth in Section 2.05(a).

“Assignment and Assumption Agreement” has the meaning set forth in Section 3.02(a)(i).

“Assumed Liabilities” means, collectively, the October Assumed Liabilities, the Phase I Assumed Liabilities and the Phase II Assumed Liabilities.

“Benefit Plan” means each benefit, retirement, pension, profit-sharing, deferred compensation, bonus, employment, retention, termination, compensation, incentive, stock option, restricted stock, stock appreciation right, share appreciation right, phantom equity, change in control, severance, group or individual health, dental, medical, life insurance, survivor benefit, vacation, disability, paid time off, fringe-benefit, or similar agreements, plans, policies and programs, whether formal or informal, in effect and covering one or more employees, officers, directors, or consultants, whether active or terminated, or the beneficiaries or dependents of any such Persons, and that is maintained, sponsored, contributed to, or required to be contributed to by any Seller or any ERISA Affiliate of Seller, or under which any Seller has any material liability for premiums or benefits.

“Business Confidential Information” has the meaning set forth in Section 6.04(c).

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York are authorized or required by Law to be closed for business.

“Buyer Benefit Plan” means each retirement, group or individual health, dental, medical, life insurance, survivor benefit, vacation, paid time off, disability, fringe-benefit, or similar agreements, plans, policies and programs, whether formal or informal, in effect and covering one or more employees, officers, directors, or consultants, whether active or terminated, or the beneficiaries or dependents of any such Persons, and that is maintained, sponsored, contributed to, or required to be contributed to by any New Employer or any ERISA Affiliate of a New Employer, or under which any New Employer has any material liability for premiums or benefits.

“Buyer Closing Certificate” has the meaning set forth in Section 7.03(a)(iv).

“Buyer Confidential Information” has the meaning set forth in Section 6.04(c).

“Buyer Disclosure Schedule” means the disclosure schedule delivered by Buyers concurrently with the execution and delivery of this Agreement and attached as Schedule 3 hereto.

“Buyer Indemnified Parties” has the meaning set forth in Section 8.02.

“Buyers” has the meaning set forth in the preamble.

“Cause” has the meaning set forth in Section 6.03(b).

“CERCLA” has the meaning set forth in Section 4.07(a).

“Change of Control of CIT” means any Person, or group of persons within the meaning of §13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the outstanding common stock of CIT Group Inc.

“Checklist Consent Loan” has the meaning set forth in Section 2.07(a).

“Checklist Objection” has the meaning set forth in Section 2.07(a).

“Checklist Objection Deadline” has the meaning set forth in Section 2.07(a).

“CIT Bank” means CIT Bank, a Utah state chartered bank and a wholly owned subsidiary of CIT Group Inc.

“CIT Bank Agreement” has the meaning set forth in the Recitals.

“CIT Bank Assumed Liabilities” has the meaning set forth in the Recitals.

“CIT Bank Bid Percentage” means 101.5%.

“CIT Bank Closing” means the closing of the sale of the CIT Bank Purchased Assets to Buyers pursuant to the CIT Bank Agreement.

“CIT Bank Core Collateral Review Documents” means, with respect to each Transferred CIT Bank Loan, those documents set forth in Sections A(i), A(ii), A(v) and D(iii) of Exhibit A-3 to this Agreement that are indicated on the CIT Bank Loan Checklist relating to such Transferred CIT Bank Loan as required, for purposes of this Agreement, to be present in the related CIT Bank Loan File; provided, however, that for purposes of calculating the number of Missing Core Document Loans and the Missing CIT Bank Required Document Purchase Price Adjustment, if any, pursuant to Section 2.07(c) and Schedule 2-A, a Lost Note Affidavit along with a copy of the original Note or Notes shall be deemed to constitute the original Note or

Notes, as applicable; provided, further, that if the CIT Bank Loan Checklist calls for an original of any document and the sole reason that the original is not present in the CIT Bank Loan File is that the document is in the process of being recorded or modified, a copy of such document shall be sufficient for purposes of this definition and Section 2.07.

“CIT Bank Loan Checklist” shall mean, with respect to each Transferred CIT Bank Loan, a checklist prepared pursuant to and in accordance with Section 2.07(a) listing those documents set forth on Exhibit A-3 that are required, for purposes of this Agreement, to be present in the CIT Bank Loan File related to such Transferred CIT Bank Loan based on the related SBA Loan Authorization for Transferred CIT Bank 7(a) Loans or the related Origination Commitment Letter for Transferred CIT Bank 504 Loans or Transferred CIT Bank Commercial Loans, as applicable.

“CIT Bank Other Collateral Review Documents” means, with respect to each Transferred CIT Bank Loan, those documents set forth on Exhibit A-3 to this Agreement (other than CIT Bank Core Collateral Review Documents) that are indicated on the CIT Bank Loan Checklist relating to such Transferred CIT Bank Loan as required, for purposes of this Agreement, to be present in the related CIT Bank Loan File ; provided, however, that if the CIT Bank Loan Checklist calls for an original of any document and the sole reason that the original is not present in the CIT Bank Loan File is that the document is in the process of being recorded or modified, a copy of such document shall be sufficient for purposes of this definition and Section 2.07.

“CIT Bank Participated Loan” means any Transferred CIT Bank Loan in which CIT Bank sold a participating interest to a Third Party that constitutes less than one hundred percent (100%) of the interests of the lenders in and to the Transferred CIT Bank Loan.

“CIT Bank Purchased Assets” has the meaning set forth in the Recitals.

“CIT Bank Transferred Interest” means all rights and interests of CIT Bank in, to, and under a Transferred CIT Bank Loan.

“CIT Bank Transferred Loan Documents” means, with respect to each Transferred CIT Bank Loan, the Note, any related SBA Loan Authorization (including the SBA Guaranty provided thereunder) or credit or loan agreement, any related Secondary Market Participation Guaranty Agreements, any related Participation Agreements and any related Mortgage, security agreement, collateral assignment or SBA Guaranty on SBA Form 148 or 148L.

“CIT Bank Whole Loan” means a Transferred CIT Bank Loan underlying a CIT Bank Transferred Interest that represents 100% of the interests of the lender(s) in and to the related Transferred CIT Bank Whole Loan.

“CIT Bank Loan File” means, with respect to each CIT Bank Whole Loan and each CIT Bank Participated Loan, (a) an original Note (or lost note affidavit or similar instrument) in each case if in the possession of CIT Bank, (b) an allonge to each applicable Note delivered in respect of any CIT Bank Transferred Interest pursuant to which CIT Bank is in possession of a Note that has not been cancelled, duly executed by CIT Bank, (c) all originals (if in CIT Bank’s possession) or copies of all other CIT Bank Transferred Loan Documents in the possession of

CIT Bank, (d) evidence of the submission of the related UCC financing statements for filing in the appropriate filing office and, within ninety (90) days of the related CIT Bank Transferred Loan Document being executed, a file stamped copy of the related UCC financing statement, and (e) any additional documents relating to such Transferred CIT Bank Loan, including correspondence with Obligors, reports, books, records and financial statements, surveys, physical inspection reports and appraisals prepared by third parties, good standing certificates and legal opinions prepared by counsel for any Obligor, in each case to the extent in the possession of CIT Bank.

“CIT Lending” has the meaning set forth in the preamble.

“CIT Small Business” has the meaning set forth in the preamble.

“Closing” has the meaning set forth in Section 3.01(c).

“Closing Condition Checklist Dispute” means any dispute evidenced by a Checklist Objection delivered by Buyers to Sellers prior to the relevant Checklist Objection Deadline, which, if resolved in favor of Sellers (along with any other such pending disputes), would cause the closing condition in Section 7.02(b)(vi) to be satisfied but if resolved in favor of Buyers (along with any other such pending disputes) would cause the closing condition in Section 7.02(b)(vi) not to be satisfied; provided, however, that if the closing condition in Section 7.02(b)(vi) becomes satisfied when any such disputes remain unresolved by the Qualified Third Party, such disputes shall be thereafter considered Post-Closing Checklist Disputes for purposes of Section 2.06.

“Closing Condition Loan” means any Transferred Loan or Transferred CIT Bank Loan that is the subject of a Closing Condition Checklist Dispute.

“Closing Date” has the meaning set forth in Section 3.01(c).

“Closing Date Missing Document Statement” has the meaning set forth in Section 2.07(b).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all the collateral given from time to time to secure payment and performance of the obligations under the Transferred Loans, including, without limitation, real property, machinery, equipment and other personal property, fixtures, promissory notes, cash and other monies, including escrow and suspense accounts, proceeds of insurance (including, for the avoidance of doubt, flood insurance) and real property, stock certificates, bonds and certificates of deposit.

“Collateral Review Documents” means, with respect to each Transferred Loan, those documents set forth on Exhibit A-1 that are indicated on the Loan Checklist relating to such Transferred Loan as required, for purposes of this Agreement, to be present in the related Whole Loan File or Participant Loan File, as applicable.

“Colson” means Colson Services Corp., the fiscal transfer agent with respect to the Secondary Market Participation Loans.

“Colson Report” means a report from Colson that lists the following information with respect to Secondary Market Participation Loans as of the Phase II Cut-Off Time: the SBA loan number and the registered holder of the guaranteed portion of each Secondary Market Participation Loan as those terms appear on each Secondary Market Participation Guaranty Agreement.

“Commitment Letters” has the meaning set forth in Section 5.05.

“Competing Business” has the meaning set forth in Section 6.16(a).

“Confidentiality Agreement” means the Confidentiality Agreement, dated as of January 11, 2013, between Waterfall Asset Management LLC and CIT Group Inc.

“Confidential Information Memorandum” means the CIT Group Inc. Confidential Information Memorandum, Small Business Lending Acquisition Opportunity, dated January 3, 2013.

“Confidentiality Agreement Expiration Date” has the meaning set forth in Section 6.04(a).

“Consenting Person” has the meaning set forth in Section 6.18(a).

“Contractually Current Loan” means each Transferred Loan with respect to which payments of each of principal and interest are less than thirty (30) days past due as of the Applicable Cut-Off Time.

“Core Document Loan” has the meaning set forth in Schedule 2-A.

“Cortland” means Cortland Capital Market Services.

“Covered Repair or Denial Actions” has the meaning set forth in Section 8.02(d).

“Cure Period” has the meaning set forth in Section 6.14(c).

“Current Employer” has the meaning set forth in Section 6.03(a).

“Custodial Agreement” means that certain Bailee Letter Agreement executed on the Original Execution Date among Buyers, CIT Small Business, CIT Lending and Custodian, a copy of which is attached hereto as Exhibit F.

“Custodial Expenses” has the meaning set forth in Section 10.01.

“Custodial Side Letter Agreement” means that certain letter agreement executed on the Original Execution Date among Buyers, Sellers and Custodian, a copy of which is attached hereto as Exhibit G.

“Custodian” means The Bank of New York Mellon Trust Company, N. A. or another party designated by the Buyers and reasonably acceptable to Sellers.

“Custodian Certificate” means a certificate provided by the Custodian to Sellers and Buyers at the request of either Buyers or Sellers after the Custodian has issued an exception report to Buyers and Sellers that indicates that the conditions to closing set forth in Section 7.02(b)(vi) have been satisfied and prior to the Phase II Closing Date, which identifies (i) the Required Notes and Remaining Required Documents that are present and are not present in the Loan Files, or in the Custodian’s, the Buyers’ or their agent’s or lender’s collateral agent’s possession or control as of the date of such certificate, and (ii) the CIT Bank Collateral Review Documents that are present and are not present in the CIT Bank Loan Files, or in the Custodian’s, the Buyers’ or their agent’s or lender’s collateral agent’s possession or control as of the date of such certificate.

“Debt Commitment Letter” has the meaning set forth in Section 5.05.

“Debt Financing” has the meaning set forth in Section 5.05.

“Deductible” has the meaning set forth in Section 8.04(a).

“Delinquent” means, in the case of ground rents, water charges, sewer rents, assessments and other outstanding charges affecting any Mortgaged Commercial Property, any such rent, charge or assessment that is more than thirty (30) days past due as of the Phase II Cut-Off Time.

“Delivered Lost Note Affidavit” has the meaning set forth in Section 8.08.

“Drop Dead Date” means June 27, 2014; provided, however that if any Closing Condition Checklist Dispute remains unresolved pursuant to and in accordance with Section 2.07(a) on such date, the Drop Dead Date shall be extended to the date that is fifteen (15) Business Days after the date on which all outstanding Closing Condition Checklist Disputes have been resolved pursuant to and in accordance with Section 2.07(a).

“Employee List” means the list of employees set forth in Section 1.01(a) of the Seller Disclosure Schedule.

“Employees” means those Persons listed on the Employee List.

“Employment Start Date” has the meaning set forth in Section 6.03(a).

“Encumbrance” means any lien, pledge, mortgage, deed of trust, security interest, charge, claim, easement, encroachment or other similar encumbrance.

“Environmental Law” means any Law relating to pollution or protection of the environment or health and safety (as such relate to exposure to hazardous materials), including the use, handling, transportation, treatment, storage, disposal, release or discharge of any Hazardous Material.

“Equity Commitment Letter” has the meaning set forth in Section 5.05.

“Equity Financing” has the meaning set forth in Section 5.05.

“Equity Fund” means Waterfall Victoria Master Fund, Ltd.

“ERISA Affiliate” means, with respect to a Seller, any person or entity under common control with the Seller within the meaning of Section 414 of the Code or Section 4001(b) of the Employee Retirement Income Security Act of 1974, as amended.

“Excluded Liabilities” has the meaning set forth in Section 2.03.

“File Shipping Authorization” has the meaning set forth in Section 2.07(b).

“Final Custodian Certificate” means a certificate delivered by the Custodian to Buyers and Sellers following the expiration of the Cure Period, which identifies (i) the Required Notes and Remaining Required Documents that are present and are not present in the Loan Files, or in the Custodian’s, the Buyers’ or their agent’s or lender’s collateral agent’s possession or control as of the expiration of the Cure Period, and (ii) the CIT Bank Collateral Review Documents that are present and are not present in the CIT Bank Loan Files, or in the Custodian’s, the Buyers’ or their agent’s or lender’s collateral agent’s possession or control as of the expiration of the Cure Period.

“Final Phase I Purchase Price” has the meaning set forth in Section 2.05(f)(i).

“Final Phase I Purchase Price Statement” has the meaning set forth in Section 2.05(e).

“Final Phase II Purchase Price” has the meaning set forth in Section 2.06(f)(i).

“Final Phase II Purchase Price Statement” has the meaning set forth in Section 2.06(e).

“Final Purchase Price Adjustment Calculation” has the meaning set forth in Section 2.06(f) or Section 2.07(f), as applicable.

“Financings” has the meaning set forth in Section 5.05.

“Financing Agreements” has the meaning set forth in Section 6.13(a).

“FIRPTA Certificate” has the meaning set forth in Section 7.02(a)(v).

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“General Seller Representations” has the meaning set forth in Article IV.

“Goldman Trust” has the meaning set forth in the preamble.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award, issued or entered by or with any Governmental Authority.

“Guarantee” has the meaning set forth in Section 3.02(b)(v).

“Hazardous Material” means any substance, the presence of which (a) requires reporting, investigation or remediation under any environmental requirements; (b) causes or threatens to cause a nuisance on any adjacent property or poses or threatens to pose a hazard to the health or safety of persons on the Collateral or any adjacent property; or (c) which, if it emanated or migrated from the Collateral could constitute a trespass

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indemnification Notice” has the meaning set forth in Section 8.05(a).

“Indemnified Party” has the meaning set forth in Section 8.04.

“Indemnifying Party” has the meaning set forth in Section 8.04.

“Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (a) copyrights and works of authorship, including all applications, registrations, extensions, reversions and renewals related thereto; (b) trade secrets, inventions (to the extent not disclosed in published patent applications), methods, processes, formulae, algorithms, models and know-how and other information meeting the definition of a trade secret under the Uniform Trade Secrets Act; (c) patents and patent applications, including any and all continuations, continuations-in-part, divisionals, reissuances, renewals, extensions and reexaminations related thereto; and (d) all other intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, other than websites and internet domain name registrations.

“Interest-Paid-Through-Date” means (i) with respect to any Phase I Transferred Loan, the last date through which interest has been paid on such Transferred Loan as of the Phase I Cut-Off Time as reflected on the Phase I Data Tape, and (ii) with respect to any Phase II Transferred Loan, the last date through which interest has been paid on such Transferred Loan as of the Phase II Cut-Off Time as reflected on the Phase II Data Tape.

“Interim Phase I Servicing Fee” means an amount per day equal to 1/360th of 0.40% of the aggregate Unpaid Principal Balance of the Phase I Transferred Loans from and including the date immediately following the Phase I Cut-Off Time through and including the Phase I Closing Date.

“Interim Phase II Servicing Fee” means an amount per day equal to 1/360th of 0.40% of the aggregate Unpaid Principal Balance of the Phase II Transferred 504 Loans and the Phase II Transferred Commercial Loans from and including the date immediately following the Phase II Cut-Off Time through and including the Phase II Closing Date.

“IP and Employee Representations” has the meaning set forth in Article IV.

“Knowledge of Sellers” or “Sellers’ Knowledge” or any other similar knowledge qualification, means the actual knowledge of those persons listed on Section 1.01(b) of the Seller Disclosure Schedule.

“Knowledge of Buyers” or “Buyers’ Knowledge” or any other similar knowledge qualification, means the actual knowledge of those persons listed on Section 1.01(c) of the Buyer Disclosure Schedule.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Legal Proceedings” has the meaning set forth in Section 4.09(a).

“Lender Commitment” means any obligation of a holder of a Transferred Interest to fund loans or make advances or issue letters of credit to or for the benefit of any Obligor, or any other funding liability, in each case pursuant to any related Transferred Loan Document.

“Loan Checklist” shall mean, with respect to each Transferred Loan, a checklist prepared pursuant to and in accordance with Section 2.07(a) listing those documents set forth on Exhibit A-1 that are required, for purposes of this Agreement, to be present in the Whole Loan File or Participant Loan File, as applicable, related to such Transferred Loan based on the related SBA Loan Authorization for Transferred 7(a) Loans or the related Origination Commitment Letter for Transferred 504 Loans or Transferred Commercial Loans, as applicable.

“Loan File” means, with respect to any Transferred Whole Loan or Transferred Participated Loan, the Whole Loan File relating to such Transferred Whole Loan or Transferred Participated Loan, and with respect to any Transferred Participant Loan, the Participant Loan File with respect to such Transferred Participant Loan.

“Loan Level Representations” has the meaning set forth in Article IV.

“Loan Related Encumbrances” means, with respect to any Transferred Interest, any (a) mortgage, pledge, lien, security interest, charge, hypothecation, security agreement, security arrangement or encumbrance or other adverse claim against title of any kind created by any Applicable Seller or any of its Affiliates on such Transferred Interest; (b) purchase, option, call or put agreement or arrangement affecting such Transferred Interest; (c) subordinated agreement or arrangement other than as specified in the Transferred Loan Documents; (d) prior sale, transfer, assignment or participation by the Applicable Seller of such Transferred Interest; or (e) agreement or arrangement to create or effect any of the foregoing.

“Losses” means actual out-of-pocket losses, damages, liabilities, costs or expenses, including reasonable attorneys’ fees other than any losses, damages, liabilities, costs or expenses resulting in an adjustment to the purchase price pursuant to Section 2.05(f), Section 2.06(f) or Section 2.07.

“Lost Note Affidavit” means a lost note affidavit and agreement in the form attached to Exhibit A-1 or Exhibit A-3 as applicable.

“Material Adverse Effect” means any material adverse effect on (a) the Purchased Assets, taken as a whole, or (b) the ability of Sellers to consummate the transactions contemplated hereby; provided, however, that in determining whether a Material Adverse Effect has occurred, or would be reasonably expected to occur, the following shall be disregarded: (i) any changes or conditions in the United States or foreign economies or securities or financial markets in general; (ii) changes or conditions generally affecting the SBA Loan Industry; (iii) any change or circumstance resulting from an action required or permitted by this Agreement; (iv) any changes (or proposed or prospective changes) in applicable Laws (including the Small Business Act or the Small Business Investment Act) or accounting rules, including GAAP; (v) any change or circumstance resulting from the announcement of this Agreement or the identity of either Buyer; or (vi) conditions caused by acts of terrorism or war (whether or not declared) or any man-made disaster or acts of God.

“Material Transferred Loan” means any Transferred Loan underlying a Transferred Interest if such Transferred Interest has an Unpaid Principal Balance, as of the date of determination, of five hundred thousand dollars ($500,000) or more.

“Missing CIT Bank Required Documents” means, with respect to any Transferred CIT Bank Loan, those CIT Bank Collateral Review Documents that are listed on the CIT Bank Loan Checklist related to such Transferred CIT Bank Loan as required, for purposes of this Agreement, to be present in the related CIT Bank Loan File and that are not present in such CIT Bank Loan File, or in the Custodian’s, the Buyers’ or their agent’s or lender’s collateral agent’s possession or control.

“Missing CIT Bank Required Document Purchase Price Adjustment” means the purchase price adjustment, if any, calculated in accordance with Schedule 2-A hereto.

“Missing CIT Bank Secondary Market Loan Document” has the meaning set forth in Schedule 2-A.

“Missing Core Document Loan” has the meaning set forth in Schedule 2-A.

“Missing Core Document” has the meaning set forth in Schedule 2-A.

“Missing Document CIT Bank Secondary Market Loan” has the meaning set forth in Schedule 2-A.

“Missing Other Document Loan” has the meaning set forth in Schedule 2-A.

“Missing Other Document” has the meaning set forth in Schedule 2-A.

“Missing Notes” means, with respect to any Transferred Whole Loan or Transferred Participated Loan, those Notes that are listed on the Loan Checklist related to such Transferred Whole Loan or Transferred Participated Loan as required, for purposes of this Agreement, to be present in the related Whole Loan File and that are not present in such Whole Loan File, or in the Custodian’s, the Buyers’ or their agent’s or lender’s collateral agent’s possession or control, either in the form of an original Note or in the form of a Lost Note Affidavit along with a copy of the original Note.

“Missing Original Notes” means, with respect to any Transferred Whole Loan or Transferred Participated Loan, those Notes that are listed on the Loan Checklist related to such Transferred Whole Loan or Transferred Participated Loan as required, for purposes of this Agreement, to be present in the related Whole Loan File and that are not present in such Whole Loan File, or in the Custodian’s, the Buyers’ or their agent’s or lender’s collateral agent’s possession or control in the form of an original Note.

“Missing Note Purchase Price Adjustment” means the purchase price adjustment, if any, calculated in accordance with Schedule 2 hereto.

“Missing Remaining Required Documents” means, with respect to any Transferred Loan, those Remaining Required Documents that are listed on the Loan Checklist related to such Transferred Loan as required, for purposes of this Agreement, to be present in the related Whole Loan File or Participant Loan File and that are not present in such Whole Loan File or Participant Loan File, or in the Custodian’s, the Buyers’ or their agent’s or lender’s collateral agent’s possession or control.

“Missing Original Note Loan” has the meaning set forth in Section 2.07(b).

“Missing Note Loan” has the meaning set forth in Section 2.07(c).

“Missing Original Note Percentage” has the meaning set forth in Section 2.07(b).

“Missing Note Percentage” has the meaning set forth in Section 2.07(c).

“Missing Remaining Required Document Percentage” has the meaning set forth in Section 2.07(b).

“Mortgage” means each mortgage, deed of trust, assignment of leases and rents, or other security document or title retention agreement which creates a lien on or interest in Mortgaged Commercial Property on behalf of one of the Sellers as mortgagee, or a trustee on behalf of one of the Sellers as mortgagee or beneficiary.

“Mortgaged Commercial Property” means, with respect to any Transferred Loan that is secured by commercial real property, the commercial real property and personal property, which is subject to the lien, encumbrance or security interest of the related Mortgage, including, without limitation, all land and the improvements, fixtures and equipment thereon.

“New Employer” has the meaning set forth in Section 6.03(a).

“Non-Contractually Current Loan” mean each Transferred Loan with respect to which payments of principal and/or interest are thirty (30) days or more past due as of the Applicable Cut-Off Time.

“Non-Transferred Loans” shall mean any SBA 7(a) Loan or other interest originated or acquired by any Applicable Seller or CIT Bank prior to the Phase II Closing Date that is not on the October Loan Schedule, the Phase I Loan Schedule, the Phase II Loan Schedule or the CIT Bank Loan Schedule.

“Note” means, with respect to each Transferred Loan or Transferred CIT Bank Loan, the promissory note or notes evidencing such Transferred Loan or CIT Bank Loan.

“Obligor” means, with respect to each Transferred Loan or Transferred CIT Bank Loan, the borrower under such Transferred Loan or Transferred CIT Bank Loan, or any other party to or with respect to such Transferred Loan or Transferred CIT Bank Loan with a payment obligation thereunder, and shall include any guarantor or any other party with a payment obligation with respect to such Transferred Loan or Transferred CIT Bank Loan (other than the SBA).

“October Assumed Liabilities” has the meaning set forth in Schedule 7.

“October Closing” has the meaning set forth in the recitals.

“October Closing Date” means October 31, 2013.

“October Cut-Off Time” means 11:59 p.m. New York City Time on September 30, 2013.

“October Data Tape” means the data storage disk produced by Sellers from their management information system setting forth, with respect to the October Transferred Loans, the information required by Section 4.04(f) as of the October Cut-Off Time.

“October Loan Schedule” means the list of Transferred Interests set forth in Section 1.01(d) of the Seller Disclosure Schedule.

“October Purchase Price” means $69,003,116.50.

“October Purchased Assets” has the meaning set forth in Schedule 7.

“October Servicing Transfer Time” means 11:59 p.m. New York City Time on the October Closing Date.

“October Transferred 504 Loans” has the meaning set forth in Schedule 7.

“October Transferred Commercial Loans” has the meaning set forth in Schedule 7.

“October Transferred Loan Documents” means, with respect to each October Transferred Loan, the Transferred Loan Documents related to such October Transferred Loan.

“October Transferred Interests” means the Transferred Interests set forth on the October Loan Schedule.

“October Transferred Loans” has the meaning set forth in Schedule 7.

“October Transferred Participant Loans” means all October Transferred Loans that constitute Participant Loans.

“October Transferred Participated Loans” means all October Transferred Loans that constitute Participated Loans.

“October Transferred Whole Loans” means all October Transferred Loans that constitute Whole Loans.

“Offer Letter” has the meaning set forth in Section 6.03(a).

“Original Agreement” has the meaning set forth in the recitals.

“Original Execution Date” has the meaning set forth in the recitals.

“Origination Commitment Letter” means, with respect to any Transferred Commercial Loan, Transferred 504 Loan, Transferred CIT Bank Commercial Loan or Transferred CIT Bank 504 Loan, the commitment letter issued by the lender in connection with the origination of such Transferred Commercial Loan, Transferred 504 Loan, Transferred CIT Bank Commercial Loan or Transferred CIT Bank 504 Loan, as amended or modified prior to the date hereof or as permitted or contemplated by Section 6.01 hereof, and subject to any waivers granted by the lender to the terms thereof prior to the date hereof or as permitted or contemplated by Section 6.01 hereof.

“Other Charges Deduct” means the lesser of (a) one hundred thousand dollars ($100,000) and (b) fifty percent (50%) of the aggregate amount of Outstanding Assessments set forth on the Assessment Calculation.

“Other Custodial Fees” has the meaning set forth in Section 10.01.

“Other Lien Losses” has the meaning set forth in Section 8.04(j).

“Outstanding Assessments” has the meaning set forth in Section 2.05(a).

“Overall Purchase Price” means the sum of the Aggregate Purchase Price and the CIT Bank Purchase Price payable by Buyers to CIT Bank under the CIT Bank Agreement.

“Participant” means any Person (other than an Applicable Seller or CIT Bank) holding a participation interest in any Transferred 7(a) Loan or Transferred CIT Bank 7(a) Loan.

“Participant Loan” means any Transferred Loan in which an Applicable Seller acquired a participating interest from a Third Party that constitutes less than one hundred percent (100%) of the interests of the lenders in and to the Transferred Loan.

“Participated Loan” means any Transferred Loan in which an Applicable Seller sold a participating interest to a Third Party that constitutes less than one hundred percent (100%) of the interests of the lenders in and to the Transferred Loan.

“Participant Loan File” means, with respect to each Participant Loan, (a) all originals (if in the Applicable Seller’s possession) or copies of all Transferred Loan Documents in the possession of Sellers, and (b) any additional documents relating to such Transferred Loan, including correspondence with Obligors, reports, books, records and financial statements, surveys, physical inspection reports and appraisals prepared by third parties, good standing certificates and legal opinions prepared by counsel for any Obligor, in each case to the extent in the possession of Sellers or their Affiliates.

“Participation Agreement” means, with respect to any Transferred Loan or Transferred CIT Bank Loan, any agreement or other document pursuant to which a Third Party acquired a participating interest in a Transferred Loan or Transferred CIT Bank Loan from an Applicable Seller or CIT Bank or any Applicable Seller or CIT Bank acquired a participating interest in a Transferred Loan or Transferred CIT Bank Loan from a Third Party.

“Payments” has the meaning set forth in Section 2.04(a)(i).

“Per Claim Threshold” has the meaning set forth in Section 8.04(c).

“Permits” means all permits, licenses, franchises, approvals, authorizations and consents required to be obtained from Governmental Authorities.

“Permitted Designee” has the meaning set forth in Section 10.07.

“Permitted Encumbrances” means (a) liens for Taxes not yet due and payable and liens related to or arising out of past due taxes payable by an Obligor; (b) mechanics’, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business; (c) easements, rights of way, zoning ordinances and other similar encumbrances affecting real property; (d) liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business; and (e) other imperfections of title or Encumbrances, if any, that have not had, and would not be reasonably expected to have, a material adverse effect on the value of the Transferred Loans or the related Collateral.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Phase I Assignment and Assumption Agreement” has the meaning set forth in Section 3.02(a)(i).

“Phase I Assumed Liabilities” has the meaning set forth in Section 2.02(a).

“Phase I Base Purchase Price” means the aggregate Unpaid Principal Balance, as of the Phase I Cut-Off Time, of all Phase I Transferred Interests multiplied by the Phase I Bid Percentage.

“Phase I Bid Percentage” means 69.19%.

“Phase I Buyer Objection” has the meaning set forth in Section 2.05(d).

“Phase I Closing” has the meaning set forth in Section 3.01(a).

“Phase I Closing Date” has the meaning set forth in Section 3.01(a).

“Phase I Cut-Off Time” means 11:59 p.m. New York City Time on February 28, 2014.

“Phase I Data Tape” means a data storage disk produced by Sellers from their management information system setting forth, with respect to the Phase I Transferred Loans, the information required by Section 4.04(f) as of the Phase I Cut-Off Time.

“Phase I Estimated Purchase Price” has the meaning set forth in Section 2.05(a).

“Phase I Estimated Purchase Price Statement” has the meaning set forth in Section 2.05(a).

“Phase I Loan Schedule” means the list of Transferred Interests set forth in Schedule 1-A attached hereto.

“Phase I Purchase Price” means an amount equal to (i) the Phase I Base Purchase Price; plus (ii) accrued interest on all Phase I Transferred Whole Loans that are Contractually Current Loans at the rate set forth on the Phase I Data Tape from and including the date immediately following the related Interest-Paid-Through Date through and including the Phase I Closing Date; plus (iii) the Applicable Seller’s share of accrued interest on all Phase I Transferred Participated Loans that are Contractually Current Loans and all Phase I Transferred Participant Loans that are Contractually Current Loans at the rate set forth in the related Participation Agreement from and including the date immediately following the related Interest-Paid-Through Date through and including the Phase I Closing Date, minus (iv) any Prepaid Phase I Interest; plus (v) the Interim Phase I Servicing Fee.

“Phase I Purchase Price Objection Deadline” has the meaning set forth in Section 2.05(d).

“Phase I Purchased Assets” has the meaning set forth in Section 2.01(a).

“Phase I Servicing Transfer Time” has the meaning set forth in Section 6.14(a).

“Phase I Transferred 504 Loans” has the meaning set forth in Section 2.01(a)(i).

“Phase I Transferred Commercial Loans” has the meaning set forth in Section 2.01(a)(i).

“Phase I Transferred Interests” means the Transferred Interests set forth on the Phase I Loan Schedule.

“Phase I Transferred Loan Documents” means, with respect to each Phase I Transferred Loan, the Transferred Loan Documents related to such Phase I Transferred Loan.

“Phase I Transferred Loans” has the meaning set forth in Section 2.01(a)(i).

“Phase I Transferred Participant Loans” means all Phase I Transferred Loans that constitute Participant Loans.

“Phase I Transferred Participated Loans” means all Phase I Transferred Loans that constitute Participated Loans.

“Phase I Transferred Whole Loans” means all Phase I Transferred Loans that constitute Whole Loans.

“Phase II Assignment and Assumption Agreement” has the meaning set forth in Section 3.02(b)(i).

“Phase II Assumed Liabilities” has the meaning set forth in Section 2.02(b).

“Phase II Base Purchase Price” means the aggregate Unpaid Principal Balance, as of the Phase II Cut-Off Time, of all Phase II Transferred Interests multiplied by the Phase II Bid Percentage.

“Phase II Bid Percentage” means 69.19%.

“Phase II Buyer Objection” has the meaning set forth in Section 2.06(d).

“Phase II Closing” has the meaning set forth in Section 3.01(c).

“Phase II Closing Date” has the meaning set forth in Section 3.01(c).

“Phase II Cut-Off Time” means 11:59 p.m. New York City time on the last day of the month in which the SBA Approval is received.

“Phase II Data Tape” means a data storage disk produced by Sellers from their management information system setting forth, with respect to the Phase II Transferred Loans, the information required by Section 4.04(f) as of the Phase II Cut-Off Time.

“Phase II Estimated Purchase Price” has the meaning set forth in Section 2.06(a).

“Phase II Estimated Purchase Price Statement” has the meaning set forth in Section 2.06(a).

“Phase II Loan Schedule” means the list of Transferred Interests set forth in Schedule 1-B attached hereto.

“Phase II Purchase Price” means an amount equal to (i) the Phase II Base Purchase Price; plus (ii) accrued interest on all Phase II Transferred Whole Loans that are Contractually Current Loans at the rate set forth on the Phase II Data Tape from and including the date immediately following the related Interest-Paid-Though Date through and including the Phase II Closing Date; plus (iii) the Applicable Seller’s share of accrued interest on all Phase II Transferred Participated Loans that are Contractually Current Loans and all Phase II Transferred Participant Loans that are Contractually Current Loans at the rate set forth in the related Participation Agreement from and including the date immediately following the related Interest-Paid-Through Date through and including the Phase II Closing Date; plus (iv) aggregate Accrued Servicing Fees on all Secondary Market Participation Loans that are Contractually Current Loans; plus (v) the Interim Phase II Servicing Fee; plus (vi) Prepaid SBA Fees; minus (vii) the Property Taxes Deduct; minus (viii) the Other Charges Deduct; minus (ix) any Prepaid Phase II Interest.

“Phase II Purchase Price Objection Deadline” has the meaning set forth in Section 2.06(d).

“Phase II Purchased Assets” has the meaning set forth in Section 2.01(b).

“Phase II Servicing Transfer Time” has the meaning set forth in Section 6.14(b).

“Phase II Transferred 504 Loans” has the meaning set forth in Section 2.01(b)(i).

“Phase II Transferred Commercial Loans” has the meaning set forth in Section 2.01(b)(i).

“Phase II Transferred Interests” means the Transferred Interests set forth on the Phase II Loan Schedule.

“Phase II Transferred Loan Documents” means, with respect to each Phase II Transferred Loan, the Transferred Loan Documents related to such Phase II Transferred Loan.

“Phase II Transferred Loans” means the Transferred Loans underlying the Transferred Interests set forth on the Phase II Loan Schedule.

“Phase II Transferred Participant Loans” means all Phase II Transferred Loans that constitute Participant Loans.

“Phase II Transferred Participated Loans” means all Phase II Transferred Loans that constitute Participated Loans.

“Phase II Transferred Whole Loans” means all Phase II Transferred Loans that constitute Whole Loans.

“Post-Closing Checklist Dispute” has the meaning set forth in Section 2.07(a).

“Prepaid October Interest” means any interest that is received by the Applicable Seller prior to the October Cut-Off Time on account of or in respect of such October Transferred Loan that is a Contractually Current Loan related to the time period after the related Interest-Paid-Through Date that has been prepaid by the related Obligor prior to the October Closing Date and that has not been applied to reduce the Unpaid Principal Balance of such October Transferred Interest as of the October Cut-Off Time.

“Prepaid Phase I Interest” has the meaning set forth in Section 2.04(a)(i).

“Prepaid Phase II Interest” has the meaning set forth in Section 2.04(b)(i).

“Prepaid SBA Fees” means an amount equal to $126,770.72 multiplied by a fraction, the numerator of which is the actual number of days between the Phase II Cut-Off Time and the end of the calendar year in which the Phase II Cut-Off Time occurs, and the denominator of which is 365.

“Pricing Information” has the meaning set forth in Section 6.04(a)(i).

“Property Holdings” has the meaning set forth in the preamble.

“Property Holdings Representations” has the meaning set forth in Article IV.

“Property Taxes Deduct” means seven hundred and seventy-five thousand dollars ($775,000).

“Proposed Phase I Final Purchase Price” has the meaning set forth in Section 2.05(c).

“Proposed Phase I Final Purchase Price Statement” has the meaning set forth in Section 2.05(c).

“Proposed Phase II Final Purchase Price” has the meaning set forth in Section 2.06(c).

“Proposed Phase II Final Purchase Price Statement” has the meaning set forth in Section 2.06(c).

“Proposed Purchase Price Adjustment Calculation” has the meaning set forth in Section 2.07(c).

“Purchase Price Adjustment Objection” has the meaning set forth in Section 2.07(e).

“Purchased Assets” has the meaning set forth in Section 2.01(b).

“Qualified Third Party” means Lerch, Early & Brewer, Chtd. or, if Lerch, Early & Brewer, Chtd. is unwilling or unable to serve, an impartial attorney with at least fifteen (15) years of experience in the SBA Loan Industry who is recommended by Sellers with the consent of Buyers (which consent shall not be unreasonably withheld or delayed).

“RBC Trust” has the meaning set forth in the preamble.

“RCRA” has the meaning set forth in Section 4.07(a).

“ReadyCap” has the meaning set forth in the preamble.

“Remaining Required Documents” means the Collateral Review Documents other than the Required Notes.

“REO Property” means that real property owned, directly or indirectly, by a Seller or Property Holdings as of the Applicable Cut-Off Time and acquired through a foreclosure of a Transferred Loan.

“Repair and Denial Cap” has the meaning set forth in Section 8.04(e).

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person, including, in the case of Buyers, any Permitted Designees.

“Required Consents” has the meaning set forth in Section 6.18(a).

“Required Note Loan” has the meaning set forth in Section 2.07(b).

“Required Notes” means, with respect to any Transferred Whole Loan and any Transferred Participated Loan, the original Note or Notes listed on the Loan Checklist related to such Transferred Whole Loan or Transferred Participated Loan as required, for purposes of this Agreement, to be present in the related Whole Loan File, including a complete chain of endorsements; provided, however, that for purposes of calculating the number of Missing Note Loans, the Missing Note Percentage and the Missing Note Purchase Price Adjustment, if any, pursuant to Section 2.07(c) and Schedule 2, a Lost Note Affidavit along with a copy of the original Note or Notes shall be deemed to constitute the original Note or Notes, as applicable.

“SBA” means the U.S. Small Business Administration.

“SBA 504 Loans” has the meaning set forth in the Recitals.

“SBA 7(a) Loans” has the meaning set forth in the Recitals.

“SBA Approval” has the meaning set forth in Section 7.01(b)(ii).

“SBA Claim” has the meaning set forth in Section 8.05(c).

“SBA Guaranty” means the guaranty of a certain percentage of a Transferred 7(a) Loan as evidenced by an SBA Loan Authorization.

“SBA License” has the meaning set forth in the Recitals.

“SBA License Assignment” has the meaning set forth in Section 3.02(b)(iv).

“SBA Loan Authorization” means the SBA’s agreement stating the terms upon which the SBA agrees to provide a guarantee with respect to a Transferred 7(a) Loan, addressed to an Applicable Seller (or any predecessor Small Business Lending Company) and executed by, among other parties, the SBA (or, where permitted, by such Applicable Seller or any predecessor

Small Business Lending Company on behalf of the SBA) and such Applicable Seller or any predecessor Small Business Lending Company (where required), together with all amendments thereto and waivers thereof prior to the Applicable Closing Date.

“SBA Loan Industry” means the business of originating and servicing SBA 7(a) Loans and/or SBA 504 Loans.

“Secondary Market Participation Guaranty” means, with respect to any Transferred 7(a) Loan that constitutes a Participated Loan, the SBA’s unconditional guaranty in favor of the Person who has purchased an interest in such Transferred 7(a) Loan in the secondary market, as evidenced by a Secondary Market Participation Guaranty Agreement.

“Secondary Market Participation Guaranty Agreement” means a Secondary Market Participation Guaranty Agreement (SBA Form 1086, or any agreement on SBA Form 1084 or SBA Form 1088).

“Secondary Market Participation Loans” means those Phase II Transferred Loans the guaranteed portion of which has been sold by an Applicable Seller in the secondary market as of the Phase II Cut-Off Time.

“Security Documents” means, with respect to each Transferred Loan, all the security agreements, UCC financing statements, pledge agreements, Mortgages, collateral assignments, guaranties, insurance loss payable endorsements, collateral assignments of life insurance policy proceeds and/or insurance policies and all other agreements, documents and instruments which evidence or constitute security for the payment and performance of the obligations under the related Notes.

“Seller” has the meaning set forth in the preamble.

“Seller Closing Certificate” has the meaning set forth in Section 7.02(a)(iv).

“Seller Confidential Information” has the meaning set forth in Section 6.04(a)(ii).

“Seller Disclosure Schedule” means the disclosure schedule delivered by Sellers concurrently with the execution and delivery of this Agreement and attached as Schedule 4 hereto.

“Seller Indemnified Parties” has the meaning set forth in Section 8.03.

“Serviced Loan” means any Transferred Participated Loan with respect to which a Seller acts as servicer for the benefit of a Participant under any Participation Agreement.

“Servicer” means (a) with respect to the Transferred 7(a) Loans and Serviced Loans that constitute SBA 7(a) Loans, CIT Small Business Lending Corporation and (b) with respect to all other Transferred Loans and Serviced Loans, CIT Lending Services Corporation, each in its capacity as servicer or subservicer with respect to such Transferred Loan or Serviced Loan, as applicable.

“Servicing” and the related term “Service” have the meaning set forth in Section 6.01.

“Servicing Major Actions” means the actions set forth on Schedule 5.

“Servicing-Released Basis” means the method or basis for the sale of the Phase I Transferred Interests and the Phase II Transferred Interests whereby all of the Applicable Seller’s rights, obligations, liabilities, and responsibilities in connection with the Servicing of the underlying Transferred Loans for the period from and after the Applicable Servicing Transfer Time are released, relinquished, sold, transferred, conveyed and assigned by the Applicable Seller to Buyers or their designee hereunder.

“Small Business Act” means the Small Business Act, 15 U.S.C. §631, as amended.

“Small Business Investment Act” means the Small Business Investment Act of 1958, 15 U.S.C. §681 et seq., as amended.

“Small Business Lending Company” means a company authorized to make SBA 7(a) Loans pursuant to 13 C.F.R. § 120.470 et seq.

“Software License Agreement” has the meaning set forth in Section 3.02(b)(ii).

“Straddle Period” has the meaning set forth in Section 6.11.

“Straddle Period Taxes” has the meaning set forth in Section 6.11.

“Submissions” has the meaning set forth in Section 6.05(b).

“Survival Period” means, (a) with respect to the Seller representations and warranties in Section 4.11, the period that ends upon the expiration of the applicable statute of limitations, (b) with respect to representations and warranties contained in Section 4.01, Section 4.02, Section 5.01 and Section 5.02, an indefinite period, (c) with respect to the Loan Level Representations relating to the October Transferred Interests, the period that ends six months after the October Closing Date, (d) with respect to the Loan Level Representations relating to the Phase I Transferred Interests, the Property Holdings Representations and the Trust Representations, the period that ends six months after the Phase I Closing Date, and (e) with respect to the Loan Level Representations relating to the Phase II Transferred Interests, the IP and Employee Representations and the General Seller Representations (other than those contained in Section 4.01 and Section 4.02), and all representations and warranties of Buyers herein, the period that ends six months after the Phase II Closing Date.

“Sutherland” has the meaning set forth in the preamble.

“Tax Lien Losses” has the meaning set forth in Section 8.04(j).

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document required to be filed with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, value added, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, social security, disability, estimated, alternative or add-on minimum, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Termination Fee” means twenty million dollars ($20,000,000).

“Third Party” means a Person other than a party hereto or any Affiliate of a party hereto.

“Third Party Claim” has the meaning set forth in Section 8.05(a).

“Total Missing Remaining Required Documents” has the meaning set forth in Section 2.07(b).

“Total Remaining Required Documents” has the meaning set forth in Section 2.07(b).

“Transaction Documents” means this Agreement, each Assignment and Assumption Agreement, the Transition Services Agreement, the SBA License Assignment, the Software License Agreement, the Guarantee, the Commitment Letters, any Delivered Lost Note Affidavit delivered pursuant to this Agreement, the Custodial Agreement, the Custodial Side Letter Agreement and the other agreements, instruments and documents required to be delivered at any Applicable Closing.

“Transferred 504 Loans” has the meaning set forth in Section 2.01(b)(i).

“Transferred 7(a) Loans” has the meaning set forth in Section 2.01(b)(i).

“Transferred CIT Bank Loans” has the meaning set forth in the Recitals.

“Transferred CIT Bank 504 Loans” has the meaning set forth in Section 2.01(b)(i) of the CIT Bank Agreement.

“Transferred CIT Bank 7(a) Loans” has the meaning set forth in Section 2.01(b)(i) of the CIT Bank Agreement.

“Transferred CIT Bank Commercial Loans” has the meaning set forth in Section 2.01(b)(i) of the CIT Bank Agreement.

“Transferred CIT Bank Participant Interest” means a CIT Bank Transferred Interest that constitutes CIT Bank’s interest in a CIT Bank Participant Loan.

“Transferred CIT Bank Participant Loans” means the Transferred CIT Bank Loans that constitute CIT Bank Participant Loans.

“Transferred CIT Participated Interest” means a CIT Bank Transferred Interest that constitutes CIT Bank’s interest in a CIT Bank Participated Loan.

“Transferred CIT Bank Participated Loans” means the Transferred CIT Bank Loans that constitute CIT Bank Participated Loans.

“Transferred CIT Bank Whole Loan” means a Transferred CIT Bank Loan that constitutes a CIT Bank Whole Loan.

“Transferred Commercial Loans” has the meaning set forth in Section 2.01(b)(i).

“Transferred Employees” has the meaning set forth in Section 6.03(a).

“Transferred Interest” means all rights and interests of the Applicable Sellers in, to, and under a Transferred Loan.

“Transferred Loan Documents” means, with respect to each Transferred Loan, the Note, any related SBA Loan Authorization (including the SBA Guaranty provided thereunder) or credit or loan agreement, any related Secondary Market Participation Guaranty Agreements, any related Participation Agreements and any related Mortgage, security agreement, collateral assignment or SBA Guaranty on SBA Form 148 or 148L.

“Transferred Loans” means the Transferred 504 Loans, the Transferred 7(a) Loans and the Transferred Commercial Loans.

“Transferred Participant Interest” means a Transferred Interest that constitutes an Applicable Seller’s interest in a Participant Loan.

“Transferred Participated Interest” means a Transferred Interest that constitutes an Applicable Seller’s interest in a Participated Loan.

“Transferred Participated Loans” means the October Transferred Participated Loans, the Phase I Transferred Participated Loans and the Phase II Transferred Participated Loans.

“Transferred Unpaid Principal Balance” means with respect to each Secondary Market Participation Loan, the portion of such Secondary Market Participation Loan that was sold by an Applicable Seller in the secondary market, as reflected on the Colson Report.

“Transferred Whole Loan” means a Transferred Loan that constitutes a Whole Loan.

“Transition Services Agreement” has the meaning set forth in Section 3.02(b)(iii).

“Trust” has the meaning set forth in the preamble.

“Trust Loans” means the SBA 504 Loans and the other commercial loans identified in Section 2 of the Phase I Loan Schedule and Section 2 of the October Loan Schedule.

“Trust Representations” has the meaning set forth in Article IV.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York, or, when the laws of another jurisdiction govern the perfection or enforcement of any lien, the Uniform Commercial Code of such jurisdiction.

“Unpaid Principal Balance” means (a) with respect to any Transferred Interest or CIT Bank Transferred Interest that represents (directly or indirectly) 100% of the interests of the lender(s) in and to the related Transferred Loan or Transferred CIT Bank Loan, as applicable, the unpaid principal balance of such Transferred Loan or Transferred CIT Bank Loan, as the case may be, and (b) with respect to any Transferred Interest or CIT Bank Transferred Interest that represents (directly or indirectly) less than 100% of the interests of the lender(s) in and to the related Transferred Loan or Transferred CIT Bank Loan, as applicable, the unpaid principal balance of the interest of the Applicable Seller or CIT Bank, as the case may be, in and to such Transferred Loan.

“Whole Loan” means a Transferred Loan underlying a Transferred Interest that represents 100% of the interests of the lender(s) in and to the related Transferred Loan.

“Whole Loan File” means, with respect to each Whole Loan and each Participated Loan, (a) an original Note (or lost note affidavit or similar instrument) in each case if in the possession of Sellers, (b) an allonge to each applicable Note delivered in respect of any Transferred Interest pursuant to which an Applicable Seller is in possession of a Note that has not been cancelled, duly executed by such Applicable Seller, (c) all originals (if in the Applicable Seller’s possession) or copies of all other Transferred Loan Documents in the possession of Sellers, (d) evidence of the submission of the related UCC financing statements for filing in the appropriate filing office and, within ninety (90) days of the related Transferred Loan Document being executed, a file stamped copy of the related UCC financing statement, and (e) any additional documents relating to such Transferred Loan, including correspondence with Obligors, reports, books, records and financial statements, surveys, physical inspection reports and appraisals prepared by third parties, good standing certificates and legal opinions prepared by counsel for any Obligor, in each case to the extent in the possession of Sellers or their Affiliates.

ARTICLE II

PURCHASE AND SALE

Section 2.01                   Purchase and Sale of Assets.

(a)                       Purchase and Sale of Phase I Transferred Loans. Upon the terms and subject to the conditions set forth herein, at the Phase I Closing, the Applicable Seller shall sell, assign, transfer, convey and deliver to the Applicable Buyer, and the Applicable Buyer shall purchase from the Applicable Seller, free and clear of all Encumbrances, other than Permitted Encumbrances all of such Applicable Seller’s right, title and interest in, to and under the following assets, properties and rights of such Applicable Seller (collectively with the database information relating to the Phase I Transferred Loans to be delivered pursuant to and in accordance with the Transition Services Agreement, the “Phase I Purchased Assets”):

(i)                                  the SBA 504 Loans identified on Phase I Loan Schedule (the “Phase I Transferred 504 Loans”) and the other commercial loans identified on the Phase I Loan Schedule (the “Phase I Transferred Commercial Loans” and together with the Phase I Transferred 504 Loans, the “Phase I Transferred Loans”), in each case to the extent outstanding on the Phase I Closing Date (together with related Servicing rights of the Applicable Seller pursuant to the relevant Transferred Loan Documents and the Applicable Seller’s interest in any Collateral securing such Phase I Transferred Loans as of the Phase I Cut-Off Time);

(ii)                               all of the Applicable Seller’s causes of action, judgments, and claims or demands of whatever kind or description (other than those that relate to Excluded Liabilities) against the SBA, as related to any Phase I Transferred 504 Loan, or an Obligor arising under a Phase I Transferred Loan Document or otherwise relating to a Phase I Transferred Loan; provided, however, that, if Sellers are required to indemnify any Buyer Indemnified Party for any Loss pursuant to Article VIII, the Applicable Seller reserves and retains the right to assert any and all causes of action, claims or demands relating to such Loss and to obtain and retain the proceeds or other benefits of any related judgments or settlements thereof up to the amount that the Sellers are required to indemnify the Buyer Indemnified Parties with respect to such Loss pursuant to Article VIII;

(iii)                           the REO Property relating to any Phase I Transferred Loan;

(iv)                           the Whole Loan Files for all Phase I Transferred Whole Loans and all Phase I Transferred Participated Loans and the Participant Loan Files for all Phase I Transferred Participant Loans.

Notwithstanding anything herein to the contrary, (1) possession of the Whole Loan Files for all Phase I Transferred Whole Loans and Phase I Transferred Participated Loans and the Participant Loan Files for all Phase I Transferred Participant Loans by the Custodian as of the Phase I Closing pursuant to and in accordance with the Custodial Agreement shall fully satisfy the Applicable Sellers’ obligations under this Section 2.01 with respect to the sale, assignment, transfer, conveyance and delivery of such Whole Loan Files and Participant Loan Files to the Applicable Buyer, and (2) Sellers shall have full access to such Whole Loan Files in connection with the exercise of their rights related to any Servicing Major Action.

(b)                        Purchase and Sale of Phase II Transferred Loans. Upon the terms and subject to the conditions set forth herein, at the Phase II Closing, the Applicable Seller shall sell, assign, transfer, convey and deliver to the Applicable Buyer, and the Applicable Buyer shall purchase from the Applicable Seller, free and clear of all Encumbrances, other than Permitted Encumbrances all of such Applicable Seller’s right, title and interest in, to and under the following assets, properties and rights of such Applicable Seller (together with the database information relating to the Phase II Transferred Loans to be delivered pursuant to and in accordance with the Transition Services Agreement, collectively, the “Phase II Purchased Assets” and together with the October Purchased Assets and the Phase I Purchased Assets, the “Purchased Assets”):

(i)                                   the SBA 7(a) Loans identified on the Phase II Loan Schedule (the “Transferred 7(a) Loans”), the SBA 504 Loans identified on the Phase II Loan Schedule (the “Phase II Transferred 504 Loans” and together with the October Transferred 504 Loans and the Phase I Transferred 504 Loans, the “Transferred 504 Loans”)) and the other commercial loans identified on the Phase II Loan Schedule (the “Phase II Transferred Commercial Loans” and together with the October Transferred Commercial Loans and the Phase I Transferred Commercial Loans the “Transferred Commercial Loans”), in each case to the extent outstanding on the Phase II Closing Date, (together with related Servicing rights of the Applicable Seller pursuant to the relevant Transferred Loan Documents and the Applicable Sellers’ interest in any Collateral securing such Phase II Transferred Loans as of the Phase II Cut-Off Time);

(ii)                                the Whole Loan Files for all Phase II Transferred Whole Loans and all Phase II Transferred Participated Loans and the Participant Loan Files for all Phase II Transferred Participant Loans;

(iii)                            the SBA License;

(iv)                            all of the Applicable Seller’s causes of action, judgments, and claims or demands of whatever kind or description (other than those that relate to Excluded Liabilities) against the SBA or an Obligor, arising under a Phase II Transferred Loan Document or otherwise relating to a Phase II Transferred Loan; provided, however, that, except as otherwise provided in Section 8.05(c), if Sellers are required to indemnify any Buyer Indemnified Party for any Loss pursuant to Article VIII, the Applicable Seller reserves and retains the right to assert any and all causes of action, claims or demands relating to such Loss and to obtain and retain the proceeds or other benefits of any related judgments or settlements thereof up to the amount that the Sellers are required to indemnify the Buyer Indemnified Parties with respect to such Loss pursuant to Article VIII; and

(v)                               the REO Property relating to any Phase II Transferred Loan.

Section 2.02                   Assumed Liabilities.

(a)                        Upon the terms and subject to the conditions set forth herein effective from and after the Phase I Closing, Buyers agree, jointly and severally, to assume and to pay, perform and discharge when due only the following liabilities and obligations relating to the Phase I Purchased Assets (collectively, the “Phase I Assumed Liabilities”):

(i)                                   all liabilities and obligations arising under or relating to the Phase I Transferred Loan Documents or otherwise relating to the Phase I Transferred Interests, all liabilities and obligations arising under or relating to any other agreements or instruments included in the Phase I Purchased Assets, and all liabilities and obligations otherwise relating to the Phase I Purchased Assets; and

(ii)                                all liabilities and obligations for (i) Taxes of the Applicable Sellers and their Affiliates related to the Phase I Purchased Assets (other than the Phase I Transferred Loans) or the Phase I Assumed Liabilities that accrue in respect of or that are attributable to any taxable period or portion thereof beginning after the Phase I Closing Date, (ii) Taxes related to the Phase I Transferred Loans that accrue in respect of or that are attributable to any taxable period or portion thereof beginning after the Phase I Cut-Off Time, (iii) Taxes relating to the Phase I Purchased Assets for which the Buyers are liable pursuant to Section 6.10 and (iii) Straddle Period Taxes relating to the Phase I Purchased Assets for which the Buyers are liable pursuant to Section 6.11.

(b)                        Upon the terms and subject to the conditions set forth herein, effective from and after the Phase II Closing, Buyers agree, jointly and severally, to assume and to pay, perform and discharge when due only the following liabilities and obligations relating to the Phase II Purchased Assets (collectively, the “Phase II Assumed Liabilities”):

(i)                                   all liabilities and obligations arising under or relating to the Phase II Transferred Loan Documents or otherwise relating to the Phase II Transferred Interests, all liabilities and obligations arising under or relating to any other agreements or instruments included in the Phase II Purchased Assets and all liabilities and obligations otherwise relating to the Phase II Purchased Assets;

(ii)                                all liabilities and obligations for (i) Taxes of the Applicable Sellers and their Affiliates related to the Phase II Purchased Assets (other than the Phase II Transferred Loans) or the Phase II Assumed Liabilities that accrue in respect of or that are attributable to any taxable period or portion thereof beginning after the Phase II Closing Date, (ii) Taxes related to the Phase II Transferred Loans that accrue in respect of or that are attributable to any taxable period or portion thereof beginning after the Phase II Cut-Off Time, (iii) Taxes relating to the Phase II Purchased Assets for which the Buyers are liable pursuant to Section 6.10 and (iii) Straddle Period Taxes relating to the Phase II Purchased Assets for which the Buyers are liable pursuant to Section 6.11; and

(iii)                            subject to Sellers’ indemnity obligations set forth in Section 8.02(d) as limited by Section 8.04, all liabilities and obligations to the SBA for or in respect of reimbursement of amounts paid by the SBA to the Applicable Sellers or any of their Affiliates or Representatives or to Buyers or any of their Affiliates or Representatives under any SBA Guaranty or to any registered holder under any Secondary Market Participation Guaranty Agreement in connection with a Transferred 7(a) Loan, including interest on any such amounts and any costs incurred by the Applicable Sellers or their Affiliates or Representatives or Buyers or their Affiliates or Representatives in connection with any settlement or proceeding related thereto (any such reimbursement obligations, “Clawback Obligations”).

Section 2.03                   Excluded Liabilities. Except for the Assumed Liabilities, the Buyers shall not assume, and neither of the Buyers nor any of their Affiliates shall be deemed to have assumed, any other liabilities of the Applicable Sellers or any of their respective Affiliates (collectively, the “Excluded Liabilities”). Excluded Liabilities shall include every liability of the Applicable Sellers other than the Assumed Liabilities, including the following:

(a)                        all liabilities and obligations arising under any Benefit Plan;

(b)                        all liabilities arising out of termination by Sellers or their Affiliates of any Employee prior to the Phase II Closing Date;

(c)                         all liabilities and obligations for any income or franchise Taxes that are imposed on the income or the gain realized by the Applicable Sellers on the sale of the Purchased Assets pursuant to this Agreement;

(d)                        all liabilities and obligations for (i) Taxes of the Applicable Sellers and their Affiliates relating to the October Purchased Assets (other than the October Transferred Loans) or the October Assumed Liabilities that accrue in respect of or that are attributable to any taxable period or portion thereof ending on or prior to the October Closing Date, (ii) Taxes of the Applicable Sellers and their Affiliates related to the October Transferred Loans that accrue in respect of or that are attributable to any taxable period or portion thereof ending before the October Cut-Off Time, and (iii) Straddle Period Taxes relating to the October Purchased Assets for which the Sellers are liable pursuant to Section 6.11;

(e)                         all liabilities and obligations for (i) Taxes of the Applicable Sellers and their Affiliates relating to the Phase I Purchased Assets (other than the Phase I Transferred Loans) or the Phase I Assumed Liabilities that accrue in respect of or that are attributable to any taxable period or portion thereof ending on or prior to the Phase I Closing Date, (ii) Taxes of the Applicable Sellers and their Affiliates related to the Phase I Transferred Loans that accrue in respect of or that are attributable to any taxable period or portion thereof ending before the Phase I Cut-Off Time, and (iii) Straddle Period Taxes relating to the Phase I Purchased Assets for which the Sellers are liable pursuant to Section 6.11;

(f)                          all liabilities and obligations for (i) Taxes of the Applicable Sellers and their Affiliates relating to the Phase II Purchased Assets (other than the Phase II Transferred Loans), the Transferred Employees or the Phase II Assumed Liabilities that accrue in respect of or that are attributable to any taxable period or portion thereof ending on or prior to the Phase II Closing Date, (ii) Taxes of the Applicable Sellers and their Affiliates related to the Phase II Transferred Loans that accrue in respect of or that are attributable to any taxable period or portion thereof ending before the Phase II Cut-Off Time, and (iii) Straddle Period Taxes relating to the Phase II Purchased Assets for which the Sellers are liable pursuant to Section 6.11;

(g)                         Taxes of the Applicable Sellers and their Affiliates that do not relate to the Purchased Assets, the Transferred Employees or the Assumed Liabilities;

(h)                        all liabilities to each Transferred Employee for accrued, unpaid and unused vacation, sick leave, and holiday entitlements existing as of such Transferred Employee’s Separation Date (as defined in the Transition Services Agreement); and

(i)                            all liabilities of the Applicable Sellers relating to the Non-Transferred Loans.

Section 2.04                   Cut-Off Time; Post Cut-Off Time Payments

(a)                        Phase I Cut-Off Time. For the avoidance of doubt, notwithstanding anything herein to the contrary:

(i)                                   With respect to each Phase I Transferred Interest, the Applicable Seller shall be entitled to all payments of principal (including repayments) and interest and all fees, charges, recoveries, reimbursements of Servicing expenses and other amounts (collectively, “Payments”), in each case that are received by the Applicable Seller prior to the Phase I Cut-Off Time on account of or in respect of such Phase I Transferred Interest, except for any interest on any Phase I Transferred Loan that is a Contractually Current Loan related to the time period after the related Interest-Paid-Through Date that has been prepaid by the related Obligor prior to the Phase I Closing Date and that has not been applied to reduce the Unpaid Principal Balance of such Phase I Transferred Interest as of the Phase I Cut-Off Time (any such amounts, collectively, “Prepaid Phase I Interest”). For the avoidance of doubt, if a payment is made prior to the Phase I Cut-Off Time and applied to interest on a Phase I Transferred Loan and such advance payment relates in part to a period of time prior to the Phase I Cut-Off Time and in part to a period after the Phase I Cut-Off Time, for purposes of this Agreement, the payment will be deemed to be first applied to the period up to the Phase I Cut-Off Time and the Interest-Paid-Through-Date on such Transferred Loan will be advanced to the Phase I Cut-Off Time and any remaining amount of such payment related to the period after the Phase I Cut-Off Time will be considered Prepaid Phase I Interest.

(ii)                                Buyers shall not be liable to reimburse the Applicable Sellers for any negative balances in any escrow or suspense accounts relating to any Phase I Transferred Loans as of the Phase I Cut-Off Time;

(iii)                            The Applicable Sellers shall be responsible for any servicing advances made with respect to the Phase I Transferred Loans prior to the Phase I Cut-Off Time, and shall promptly pay all invoices for out-of-pocket costs incurred by the Applicable Sellers for services rendered prior to the Phase I Cut-Off Time, in each case in connection with Servicing of the Phase I Transferred Loans.

(iv)                            Buyers shall be responsible for, and shall promptly (but in no event later than ten (10) Business Days after the Phase I Servicing Transfer Time) reimburse the Applicable Sellers for, all out-of-pocket costs incurred by the Applicable Sellers for services rendered between the Phase I Cut-Off Time and the Phase I Servicing Transfer Time and all servicing advances made by the Applicable Sellers between the Phase I Cut-Off Time and the Phase I Servicing Transfer Time, in each case in connection with Servicing of the Phase I Transferred Loans.

(b)                        Phase II Cut-Off Time. For the avoidance of doubt, notwithstanding anything herein to the contrary:

(i)                                    With respect to each Phase II Transferred Interest, the Applicable Sellers shall be entitled to all Payments that are received by the Applicable Sellers prior to the Phase II Cut-Off Time on account of or in respect of such Phase II Transferred Interest, except for any interest on any Phase II Transferred Loan that is a Contractually Current Loans related to the time period after the related Interest-Paid-Through Date that has been prepaid by the related Obligor prior to the Phase II Closing Date and that has not been applied to reduce the Unpaid Principal Balance of such Phase II Transferred Interest as of the

Phase II Cut-Off Time (any such amounts, collectively, “Prepaid Phase II Interest”). For the avoidance of doubt, if a payment is made prior to the Phase II Cut-Off Time and applied to interest on a Phase II Transferred Loan and such advance payment relates in part to a period of time prior to the Phase II Cut-Off Time and in part to a period after the Phase II Cut-Off Time, for purposes of this Agreement, the payment will be deemed to be first applied to the period up to the Phase II Cut-Off Time and the Interest-Paid-Through-Date on such Transferred Loan will be advanced to the Phase II Cut-Off Time and any remaining amount of such payment related to the period after the Phase II Cut-Off Time will be considered Prepaid Phase II Interest.

(ii)                                 Buyers shall not be liable to reimburse the Applicable Sellers for any negative balances in any escrow or suspense accounts relating to any Phase II Transferred Loans as of the Phase II Cut-Off Time.

(iii)                             The Applicable Sellers shall be responsible for any servicing advances made with respect to the Phase II Transferred Loans prior to the Phase II Cut-Off Time, and shall promptly pay all invoices for out-of-pocket costs incurred by the Applicable Sellers for services rendered prior to the Phase II Cut-Off Time, in each case in connection with Servicing of the Phase II Transferred Loans.

(iv)                             Buyers shall be responsible for, and shall promptly (but in no event later than ten (10) Business Days after the Phase II Closing Date) reimburse the Applicable Sellers for, all out-of-pocket costs incurred by the Applicable Sellers for services rendered between the Phase II Cut-Off Time and the Phase II Closing Date and all servicing advances made by the Applicable Sellers between the Phase II Cut-Off Time and the Phase II Closing date, in each case in connection with Servicing of the Phase II Transferred Loans.

(c)                         Post Cut-Off Time Payments.

(i)                                   The Buyers shall be entitled to all Payments (other than Prepaid Phase I Interest, Prepaid Phase II Interest and Prepaid October Interest, which are addressed in clauses (iii), (iv) and (v) below) that are received by the Applicable Sellers or Buyers after the Applicable Cut-Off Time on account of or in respect of the Transferred Loans. Any amounts described in this Section 2.04(c)(i) that are received by the Applicable Sellers on or prior to the Applicable Closing Date shall be held by the Applicable Sellers in trust for the benefit of Buyers and shall be transferred to Buyers no later than ten (10) Business Days after the Applicable Closing Date; provided, however, that if any such amounts are transferred to Buyers in error (due to receipt by the Applicable Sellers of an NSF check or otherwise), then Buyers shall promptly, but in no event later than five (5) Business Days after notice from Sellers, return such amounts to the Applicable Sellers.

(ii)                                Any amounts described in Section 2.04(c)(i) that are received by the Applicable Sellers after the Applicable Closing Date shall be held by the Applicable Sellers in trust for the benefit of Buyers and promptly transferred to Buyers, but in no event later than ten (10) Business Days after receipt thereof.

(iii)                              Any Prepaid Phase I Interest received by the Applicable Sellers prior to the Phase I Closing Date shall belong to Buyers and shall, instead of being physically transferred from the Applicable Sellers to Buyers, be credited against the Phase I Purchase Price pursuant to the definition thereof.

(iv)                              Any Prepaid Phase II Interest received by the Applicable Sellers prior to the Phase II Closing Date shall belong to Buyers and, instead of being physically transferred from the Applicable Sellers to Buyers, be credited against the Phase II Purchase Price pursuant to the definition thereof.

(v)                                 Any Prepaid October Interest received by the Applicable Sellers prior to the October Closing Date shall have been credited against the October Purchase Price.

Section 2.05                   Phase I Purchase Price.

(a)                                          No later than 5:00 p.m. New York City time on the third (3rd) Business Day following the date of this Agreement, Sellers shall provide to Buyers a statement (the “Phase I Estimated Purchase Price Statement”) setting forth Sellers’ good faith estimate of the Phase I Purchase Price (the “Phase I Estimated Purchase Price”), along with reasonably detailed supporting calculations (with a copy of the Phase I Data Tape attached).

(b)                                          At the Phase I Closing the Buyers shall pay to the Applicable Sellers, by wire transfer of immediately available funds to such account or accounts as is directed by the Sellers, an amount equal to the Phase I Estimated Purchase Price.

(c)                                           No later than forty-five (45) days following the Phase I Closing Date, Sellers shall provide to Buyers a statement (a “Proposed Phase I Final Purchase Price Statement”) setting forth Sellers’ calculation of the actual Phase I Purchase Price (the “Proposed Phase I Final Purchase Price”). Sellers shall afford Buyers and their representatives the opportunity to review all books and records, facilities, personnel and any other information or documentation used by Sellers in preparing the Proposed Phase I Final Purchase Price Statement.

(d)                                          The Proposed Phase I Final Purchase Price Statement delivered by Sellers pursuant to Section 2.05(c) shall be final, binding and conclusive, shall not be subject to appeal, shall be deemed to have been accepted by the Applicable Sellers and Buyers, and shall conclusively establish the Phase I Purchase Price unless no later than 5:00 p.m. New York City time on the date that is forty-five (45) days after receipt by Buyers of the Proposed Phase I Final Purchase Price Statement (the “Phase I Purchase Price Objection Deadline”), Buyers shall notify Sellers in writing of their disagreement with the accuracy of any amount included therein or any amount omitted therefrom, setting forth in reasonable detail the basis of its objections and, if practical, the U.S. dollar amount of each objection (a “Phase I Buyer Objection”). Buyers agree that, notwithstanding anything in this Agreement to the contrary, the sole and exclusive remedy of Buyers and their Affiliates and their respective Representatives for any errors in the components of the Phase I Purchase Price (or the calculation thereof) shall be to dispute the calculation of the Proposed Phase I Final Purchase Price pursuant to and in accordance with Section 2.05(e).

(e)                                          If such a Phase I Buyer Objection is received prior to the Phase I Purchase Price Objection Deadline, Sellers and Buyers shall, for a period of fifteen (15) days thereafter, negotiate in good faith to resolve any matters contained therein in accordance with Section 2.05(d). If Sellers and Buyers have not agreed on the Phase I Purchase Price within fifteen (15) days after delivery of such Phase I Buyer Objection, then the items subject to disagreement in such Phase I Buyer Objection shall be determined by the Accountant. At the time of submission of such Phase I Buyer Objection to the Accountant, Sellers and Buyers shall each submit a written statement setting forth in such detail as they deem appropriate their respective positions with respect to only the disputed matters set forth in the Phase I Buyer Objection. There will be no ex parte communications between Sellers or Buyers and the Accountant relating to the Phase I Buyer Objection, other than written answers by the Buyers and the Sellers to written questions from the Accountant. All written communications to or from the Accountant and Buyers or Sellers will be delivered simultaneously to the other parties. In determining the accuracy of any amount included in the Proposed Phase I Final Purchase Price Statement or whether any amounts were omitted therefrom, the Accountant (i) shall be bound by the relevant provisions of this Agreement, (ii) shall review only those disputed matters submitted for resolution by the Buyers and the Sellers in accordance with this Section 2.05(e) and the other relevant provisions of this Agreement and shall choose between the positions submitted by Sellers and Buyers, and (iii) shall base its review solely on the written statements prepared by the Buyers and the Sellers and supporting documents provided by the Buyers and the Sellers and the responses to any written questions from the Accountant. The decision of the Accountant shall not be based on an independent examination or audit of the financial or accounting records of Sellers or legal discovery process. The determination of the Accountant with respect to the disputed items on the Proposed Phase I Final Purchase Price Statement shall be applied to the Proposed Phase I Final Purchase Price Statement, and such statement, as so amended, shall be the “Final Phase I Purchase Price Statement” and shall be final, binding and conclusive, shall not be subject to appeal, shall be deemed to have been accepted by the Applicable Sellers and Buyers, and shall conclusively establish the Final Phase I Purchase Price. The Accountant shall be requested to render its determination and report to Buyers and the Sellers in writing specifying the reasons for its determination in reasonable detail as soon as practicable, but not later than thirty (30) calendar days, after the referral of the Phase I Buyers Objection to the Accountant. The fees of the Accountant shall be divided equally between Buyers and the Sellers.

(f)                                           Not later than the 1:00 p.m. New York City time on the fifth (5th) Business Day following the date on which the Phase I Purchase Price is finally determined pursuant to Section 2.05(d) or Section 2.05(e):

(i)                           If the Phase I Purchase Price (as determined pursuant to Section 2.05(d) or Section 2.05(e) after taking into account any adjustments required pursuant to Section 6.18(b), the “Final Phase I Purchase Price”) is greater than the Estimated Phase I Purchase Price, Buyers shall pay to the Applicable Sellers an amount equal to: (1) the Final Phase I Purchase Price, minus (2) the Estimated Phase I Purchase Price, by wire transfer of immediately available funds to such account as is directed by Sellers.

(ii)                            If the Final Phase I Purchase Price is less than the Estimated Phase I Purchase Price, Sellers shall pay to Buyers an amount equal to: (1) the Estimated Phase I Purchase Price, minus (2) the Final Phase I Purchase Price, by wire transfer of immediately available funds to such account as is directed by Buyers.

Section 2.06                             Phase II Purchase Price.

(a)                                 No later than 5:00 p.m. New York City time on the third (3rd) Business Day following the Phase II Cut-Off Time, Sellers shall provide to Buyers a statement (the “Phase II Estimated Purchase Price Statement”) setting forth Sellers’ good faith estimate of the Phase II Purchase Price (the “Phase II Estimated Purchase Price”), along with reasonably detailed supporting calculations (with a copy of the Phase II Data Tape attached).

(b)                                 At the Phase II Closing the Buyers shall pay to the Applicable Sellers, by wire transfer of immediately available funds to such account or accounts as is directed by the Sellers, an amount equal to the Phase II Estimated Purchase Price.

(c)                                  No later than forty-five (45) days following the Phase II Closing Date, Sellers shall provide to Buyers a statement (a “Proposed Phase II Final Purchase Price Statement”) setting forth Sellers’ calculation of the actual Phase II Purchase Price (the “Proposed Phase II Final Purchase Price”). Sellers shall afford Buyers and their representatives the opportunity to review all books and records, facilities, personnel and any other information or documentation used by Sellers in preparing the Proposed Phase II Final Purchase Price Statement.

(d)                                 The Proposed Phase II Final Purchase Price Statement delivered by Sellers pursuant to Section 2.06(c) shall be final, binding and conclusive, shall not be subject to appeal, shall be deemed to have been accepted by the Applicable Sellers and Buyers, and shall conclusively establish the Phase II Purchase Price unless no later than 5:00 p.m. New York City time on the date that is forty-five (45) days after receipt by Buyers of the Proposed Phase II Final Purchase Price Statement (the “Phase II Purchase Price Objection Deadline”), Buyers shall notify Sellers in writing of their disagreement with the accuracy of any amount included therein or any amount omitted therefrom, setting forth in reasonable detail the basis of its objections and, if practical, the U.S. dollar amount of each objection (a “Phase II Buyer Objection”). For the avoidance of doubt, Buyers may include in a Phase II Buyer Objection any Post-Closing Checklist Dispute pursuant to and in accordance with Section 2.07(a). Buyers agree that, notwithstanding anything in this Agreement to the contrary, the sole and exclusive remedy of Buyers and their Affiliates and their respective Representatives for any errors in the components of the Phase II Purchase Price (or the calculation thereof) or any Post-Closing Checklist Dispute shall be to dispute the calculation of the Proposed Phase II Final Purchase Price pursuant to and in accordance with Section 2.06(e).

(e)                                  If such a Phase II Buyer Objection is received prior to the Phase II Purchase Price Objection Deadline, Sellers and Buyers shall, for a period of fifteen (15) days thereafter, negotiate in good faith to resolve any matters contained therein in accordance with Section 2.06(d). If Sellers and Buyers have not agreed on the Phase II Purchase Price within fifteen (15) days after delivery of such Phase II Buyer Objection, then the items subject to disagreement in such Phase II Buyer Objection shall be determined by the Accountant. At the time of submission of such Phase II Buyer Objection to the Accountant, Sellers and Buyers shall each submit a written statement setting forth in such detail as they deem appropriate their respective positions with respect to only the disputed matters set forth in the Phase II Buyer Objection. There will be no ex parte communications between Sellers or Buyers and the Accountant relating to the Phase II Buyer Objection, other than written answers by the Buyers and the Sellers to written questions from the Accountant. All written communications to or from the Accountant and Buyers or Sellers will be delivered simultaneously to the other parties. In determining the accuracy of any amount included in the Proposed Phase II Final Purchase Price Statement or whether any amounts were omitted therefrom, the Accountant (i) shall be bound by the relevant provisions of this Agreement, (ii) shall review only those disputed matters submitted for resolution by the Buyers and the Sellers in accordance with this Section 2.06(e) and the other relevant provisions of this Agreement and shall choose between the positions submitted by Sellers and Buyers, and (iii) shall base its review solely on the written statements prepared by the Buyers and the Sellers and supporting documents provided by the Buyers and the Sellers and the responses to any written questions from the Accountant. The decision of the Accountant shall not be based on an independent examination or audit of the financial or accounting records of Sellers or legal discovery process. The determination of the Accountant with respect to the disputed items on the Proposed Phase II Final Purchase Price Statement shall be applied to the Proposed Phase II Final Purchase Price Statement, and such statement, as so amended, shall be the “Final Phase II Purchase Price Statement” and shall be final, binding and conclusive, shall not be subject to appeal, shall be deemed to have been accepted by the Applicable Sellers and Buyers, and shall conclusively establish the Final Phase II Purchase Price. The Accountant shall be requested to render its determination and report to Buyers and the Sellers in writing specifying the reasons for its determination in reasonable detail as soon as practicable, but not later than thirty (30) calendar days, after the referral of the Phase II Buyers Objection to the Accountant. The fees of the Accountant shall be divided equally between Buyers and the Sellers.

(f)                                   Not later than the 1:00 p.m. New York City time on the fifth (5th) Business Day following the date on which the Phase II Purchase Price is finally determined pursuant to Section 2.06(d) or Section 2.06(e):

(i)                               If the Phase II Purchase Price (as determined pursuant to Section 2.06(d) or Section 2.06(e) after taking into account any adjustments required pursuant to Section 6.18(b), the “Final Phase II Purchase Price”) is greater than the Estimated Phase II Purchase Price, Buyers shall pay to the Applicable Sellers an amount equal to: (1) the Final Phase II Purchase Price, minus (2) the Estimated Phase II Purchase Price, by wire transfer of immediately available funds to such account as is directed by Sellers.

(ii)                            If the Final Phase II Purchase Price is less than the Estimated Phase II Purchase Price, Sellers shall pay to Buyers an amount equal to: (1) the Estimated Phase II Purchase Price, minus (2) the Final Phase II Purchase Price, by wire transfer of immediately available funds to such account as is directed by Buyers.

Section 2.07                             Document Thresholds; Missing Note Purchase Price Adjustment.

(a)                                 From and after the date hereof, Sellers shall, in good faith, cooperate and coordinate with the Custodian to promptly prepare and provide to Buyers (i) a preliminary Loan Checklist for each Transferred Loan setting forth which documents from Exhibit A-1 should be present in the related Loan File (and how many of each such documents should be present in the related Loan File) based upon the relevant SBA Loan Authorization (in the case of Transferred 7(a) Loans) or the relevant Origination Commitment Letter (in the case of Transferred 504 Loans or Transferred Commercial Loans) and (ii) a preliminary CIT Bank Loan Checklist for each Transferred CIT Bank Loan setting forth which documents from Exhibit A-3 should be present in the related CIT Bank Loan File (and how many of each such documents should be present in the related CIT Bank Loan File) based on the relevant SBA Authorization (in the case of Transferred CIT Bank 7(a) Loans) or the relevant Origination Commitment Letter (in the case of Transferred CIT Bank 504 Loans or Transferred CIT Bank Commercial Loans). Buyers shall have the right to object to any such preliminary Loan Checklist or CIT Bank Loan Checklist by providing a written notice (any such notice, a “Checklist Objection”) to Sellers by 5:00 p.m. New York City time on the date that is ten (10) Business Days after receipt by Buyers of a preliminary Loan Checklist or a preliminary CIT Bank Loan Checklist, as applicable (such date with respect to each Loan Checklist or CIT Bank Loan Checklist, a “Checklist Objection Deadline”) which notice sets forth which documents from Exhibit A-1 should, in Buyers’ opinion, be present in the related Loan File (or how many of each such documents should be present in the related Loan File), or which documents from Exhibit A-3 should, in Buyers’ opinion, be present in the related CIT Bank Loan File (or how many of each such documents should be present in the related CIT Bank Loan File), as applicable, in each case based upon the relevant SBA Loan Authorization (in the case of Transferred 7(a) Loans and Transferred CIT Bank 7(a) Loans) or the relevant Origination Commitment Letter (in the case of Transferred 504 Loans, Transferred CIT Bank 504 Loans, Transferred Commercial Loans and Transferred CIT Bank Commercial Loans). At any time after a Checklist Objection is delivered by Buyers to Sellers with respect to any Closing Condition Loan, Sellers and Buyers shall each have the right to refer the related Closing Condition Checklist Dispute to the Qualified Third Party with a request that such Qualified Third Party resolve such Closing Condition Checklist Dispute within ten (10) Business Days after receiving such referral. Neither Sellers nor Buyers shall request a Custodian Certificate while any Closing Condition Checklist Dispute is pending. If Buyers fail to deliver a Checklist Objection to any preliminary Loan Checklist or preliminary CIT Bank Loan Checklist by the relevant Checklist Objection Deadline for such Loan Checklist or CIT Bank Loan Checklist, Buyers shall be deemed to have consented to such Loan Checklist or CIT Bank Loan Checklist, as applicable (any related Transferred Loan or Transferred CIT Bank Loan, a “Checklist Consent Loan”) and such Loan Checklist or CIT Bank Loan Checklist, as applicable, with respect to such Checklist Consent Loan shall be final and binding on all parties hereto for all purposes of this Agreement and the CIT Bank Agreement. The decision of the Qualified Third Party with respect to any matter referred to it pursuant to and in accordance with this Section 2.07(a) shall be final and binding on all Parties hereto, and shall definitively establish whether the document in question (or how many of such documents) should have been present in the relevant Loan File or CIT Bank Loan File for all purposes of this Agreement and the CIT Bank Agreement. With respect to any Transferred Loan or Transferred CIT Bank Loan that is not a Closing Condition Loan or a Checklist Consent Loan, Buyers shall have the right to object to Sellers’ position with respect to which documents from Exhibit A-1 should be in any Loan File or which documents from Exhibit A-3 should be in any CIT Bank Loan File (or how many of such documents should be in the Loan File or CIT Bank Loan File, as applicable), in each case based on the relevant SBA Loan Authorization or the relevant Origination Commitment Letter (any such dispute, a “Post-Closing Checklist Dispute”) in a Phase II Buyer Objection pursuant to and in accordance with Section 2.06(d) hereof. Buyers and Sellers shall each pay fifty percent (50%) of the fees and expenses charged by the Qualified Third Party to resolve any Closing Condition Checklist Disputes referred to it pursuant to and in accordance with this Section 2.07(a).

(b)                                 Upon receipt by Sellers of a Custodian Certificate indicating that the condition to closing set forth in Section 7.02(b)(vi) has been satisfied, Sellers shall, as soon as reasonably practicable but in no event later than two (2) Business Days after receipt of such Custodian Certificate, authorize in writing and request the shipping of the Loan Files and the CIT Bank Loan Files to the Custodian’s location pursuant to the Custodial Side Letter Agreement (such authorization and request, a “File Shipping Authorization”). No later than 5:00 p.m. New York City time on the date that is two (2) Business Days after the date on which the Custodian delivers the Custodian Certificate, Sellers shall provide to Buyers a statement containing Sellers’ calculation of: (i) the total number of Transferred Whole Loans and Transferred Participated Loans with Required Notes (each a “Required Note Loan”), (ii) the total number of Required Note Loans with any Missing Original Notes (each a “Missing Original Note Loan”), (iii) the percentage of Required Note Loans that are Missing Original Note Loans (the “Missing Original Note Percentage”), (iv) the total number of Remaining Required Documents for all Transferred Loans (“Total Remaining Required Documents”), (v) the total number of Missing Remaining Required Documents for all Transferred Loans (“Total Missing Remaining Required Documents”), and (vi) the percentage of Total Remaining Required Documents that are Missing Remaining Required Documents (the “Missing Remaining Required Document Percentage”), in each case based upon the Custodian Certificate and as of the date of such Custodian Certificate (such statement, the “Closing Date Missing Document Statement”).

(c)                                  No later than 5:00 p.m. New York City time on the date that is ten (10) Business Days after the date on which the Custodian delivers the Final Custodian Certificate, Sellers shall provide to Buyers a revised Closing Date Missing Documents Statement based on any additional documents that have been located during the Cure Period and a statement containing Sellers’ calculation of: (i) the total number of Required Note Loans with any Missing Notes (each a “Missing Note Loan”), (ii) the percentage of Required Note Loans that are Missing Note Loans (the “Missing Note Percentage”), (iii) the Total Missing Remaining Required Documents, (iv) the Missing Remaining Required Document Percentage, (v) the Missing Note Purchase Price Adjustment, if any, along with reasonably detailed supporting documentation, in each case based upon the Final Custodian Certificate and as of the date of the expiration of the Cure Period, and (vi) the Missing CIT Bank Required Document Purchase Price Adjustment, if any, along with reasonably detailed supporting documentation, including identification of all Missing Core Document Loans (and all Missing Core Documents with respect to each) and all Missing Other Document Loans (and all Missing Other Documents with respect to each), in each case based upon the Final Custodian Certificate (such statement, the “Proposed Purchase Price Adjustment Calculation”).

(d)                                 Buyers shall, and shall cause the Custodian to, afford Sellers and their Representatives the opportunity to review all of the Whole Loan Files, Participant Loan Files and CIT Bank Loan Files and any other information or documentation necessary or appropriate to prepare the Proposed Purchase Price Adjustment Calculation.

(e)                                  The Proposed Purchase Price Adjustment Calculation delivered by Sellers pursuant to Section 2.07(c) shall be final, binding and conclusive, shall not be subject to appeal, shall be deemed to have been accepted by the Applicable Sellers and Buyers, and shall conclusively establish the Missing Note Purchase Price Adjustment and the Missing CIT Bank Required Document Purchase Price Adjustment and such Proposed Purchase Price Calculation shall be the “Final Purchase Price Adjustment Calculation” unless no later than 5:00 p.m. New York City time on the date that is forty-five (45) days after receipt by Buyers of the Proposed Purchase Price Adjustment Calculation (the “Purchase Price Adjustment Objection Deadline”), Buyers shall notify Sellers in writing of their disagreement with the accuracy of any amount included therein or any amount omitted therefrom, setting forth in reasonable detail the basis of its objections and Buyers’ calculation of the correct Missing Note Purchase Price Adjustment and/or the correct Missing CIT Bank Required Document Purchase Price Adjustment, if any (a “Purchase Price Adjustment Objection”). Buyers agree that, notwithstanding anything in this Agreement to the contrary, the sole and exclusive remedy of Buyers and their Affiliates and their respective Representatives for any errors in the components of the Missing Note Purchase Price Adjustment or the Missing CIT Bank Required Document Purchase Price Adjustment (or the calculation thereof) shall be to dispute the Proposed Purchase Price Adjustment Calculation pursuant to and in accordance with this Section 2.07(e).

(f)                                   If such a Purchase Price Adjustment Objection is received prior to the Purchase Price Adjustment Objection Deadline, Sellers and Buyers shall, for a period of fifteen (15) days thereafter, negotiate in good faith to resolve any matters contained therein in accordance with Section 2.07(e). If Sellers and Buyers have not agreed on the Missing Note Purchase Price Adjustment or the Missing CIT Bank Required Document Purchase Price Adjustment, as applicable, within fifteen (15) days after delivery of such Purchase Price Adjustment Objection, then the items subject to disagreement in such Purchase Price Adjustment Objection shall be determined by the Accountant. At the time of submission of a Purchase Price Adjustment Objection to the Accountant, Sellers and Buyers shall each submit a written statement setting forth in such detail as they deem appropriate their respective positions with respect to only the disputed matters set forth in the Purchase Price Adjustment Objection. There will be no ex parte communications between Sellers or Buyers and the Accountant relating to the Purchase Price Adjustment Objection, other than written answers by the Buyers and the Sellers to written questions from the Accountant. All written communications to or from the Accountant and Buyers or Sellers will be delivered simultaneously to the other parties. In determining the accuracy of any amount included in the Proposed Purchase Price Adjustment Calculation or whether any amounts were omitted therefrom, the Accountant (i) shall be bound by the relevant provisions of this Agreement, (ii) shall review only those disputed matters submitted for resolution by the Buyers and the Sellers in accordance with this Section 2.07(f) and the other relevant provisions of this Agreement and shall choose between the positions submitted by Sellers and Buyers, and (iii) shall base its review solely on the written statements prepared by the Buyers and the Sellers and supporting documents provided by the Buyers and the Sellers and the responses to any written questions from the Accountant. The decision of the Accountant shall not be based on an independent examination or audit of the financial or accounting records of Sellers or legal discovery process. The determination of the Accountant with respect to the disputed items reflected in the Purchase Price Adjustment Objection shall be applied to the Proposed Purchase Price Adjustment Calculation, and such calculation, as so amended, shall be the “Final Purchase Price Adjustment Calculation” and shall be final, binding and conclusive, shall not be subject to appeal, shall be deemed to have been accepted by the Applicable Sellers and Buyers, and shall conclusively establish the Missing Note Purchase Price Adjustment and/or the Missing CIT Bank Required Document Purchase Price Adjustment, as applicable. The Accountant shall be requested to render its determination and report to Buyers and the Sellers in writing specifying the reasons for its determination in reasonable detail as soon as practicable, but not later than thirty (30) calendar days, after the referral of the Purchase Price Adjustment Objection to the Accountant. The fees of the Accountant shall be divided equally between Buyers and the Sellers.

(g)                                  Not later than the 1:00 p.m. New York City time on the fifth (5th) Business Day following the date on which any Missing Note Purchase Price Adjustment and/or any Missing CIT Bank Required Document Purchase Price Adjustment, as applicable, is finally determined pursuant to Section 2.07(e) or Section 2.07(f), Sellers shall pay to Buyers, the amount of the Missing Note Purchase Price Adjustment and/or the Missing CIT Bank Required Document Purchase Price Adjustment, as applicable, if any, by wire transfer of immediately available funds to such account as is directed by Buyers.

(h)                                 Notwithstanding anything in this Agreement or the CIT Bank Agreement to the contrary, (i) if any Missing Note Loan is the subject of a Missing Note Purchase Price Adjustment, such Missing Note Purchase Price Adjustment shall be the sole and exclusive remedy of the Buyer Indemnified Parties for any failure of the Applicable Sellers to deliver to Buyers any original Notes (or any Lost Note Affidavit) relating to such Missing Note Loan and Sellers shall not be required to indemnify, hold harmless or otherwise compensate or reimburse any Buyer Indemnified Parties, pursuant to Article VIII hereof, pursuant to any Lost Note Affidavit provided to Buyers hereunder, or otherwise, for any Losses incurred or sustained by, or imposed upon, any Buyer Indemnified Party as a result of, related to or arising out of any failure of the Applicable Sellers to deliver to Buyers any original Notes (or any Lost Note Affidavit) relating to such Missing Note Loan; (ii) if any Missing Core Document Loan is the subject of a Missing CIT Bank Required Document Purchase Price Adjustment, such Missing CIT Bank Required Document Purchase Price Adjustment shall be the sole and exclusive remedy of the Buyer Indemnified Parties for any failure of the Applicable Sellers or CIT Bank to deliver to Buyers any CIT Bank Core Collateral Review Documents, any CIT Bank Other Collateral Review Documents or any other documents relating to such Missing Core Document Loan and neither Sellers nor CIT Bank shall be required to indemnify, hold harmless or otherwise compensate or reimburse any Buyer Indemnified Parties, pursuant to Article VIII hereof, pursuant to any Lost Note Affidavit provided to Buyers hereunder or under the CIT Bank Agreement, or otherwise, for any Losses incurred or sustained by, or imposed upon, any Buyer Indemnified Party as a result of, related to or arising out of any failure of the Applicable Sellers or CIT Bank to deliver to Buyers any CIT Bank Core Collateral Review Documents, any CIT Bank Other Collateral Review Documents or any other documents relating to such Missing Core Document Loan; and (iii) if any Missing Other Document Loan or any Missing Document CIT Bank Secondary Market Loan is the subject of a Missing CIT Bank Required Document

Purchase Price Adjustment, such Missing CIT Bank Required Document Purchase Price Adjustment shall be the sole and exclusive remedy of the Buyer Indemnified Parties for any failure of the Applicable Sellers or CIT Bank to deliver to Buyers any CIT Bank Other Collateral Review Documents or any other documents relating to such Missing Other Document Loan or Missing Document CIT Bank Secondary Market Loan, as applicable, and neither Sellers nor CIT Bank shall be required to indemnify, hold harmless or otherwise compensate or reimburse any Buyer Indemnified Parties, pursuant to Article VIII hereof or otherwise, for any Losses incurred or sustained by, or imposed upon, any Buyer Indemnified Party as a result of, related to or arising out of any failure of the Applicable Sellers or CIT Bank to deliver to Buyers any CIT Bank Other Collateral Review Documents or any other documents relating to such Missing Other Document Loan or Missing Document CIT Bank Secondary Market Loan, as applicable.

Section 2.08                             Allocation of Purchase Price. Within sixty (60) days after the date as of which the Aggregate Purchase Price has been determined, Sellers shall deliver to Buyers a schedule allocating the Aggregate Purchase Price (including any Assumed Liabilities treated as consideration for the Purchased Assets for Tax purposes) (the “Allocation Schedule”). The Allocation Schedule shall be prepared in accordance with the principles of Section 1060 of the Code. The Allocation Schedule shall be deemed final unless Buyers notify Sellers in writing that Buyers object to one or more items reflected in the Allocation Schedule no later than 5:00 p.m. New York City time on the date that is sixty (60) days after delivery of the Allocation Schedule to Buyers. In the event of any such objection, Sellers and Buyers shall negotiate in good faith to resolve such dispute; provided, however, that if Sellers and Buyers are unable to resolve any dispute with respect to the Allocation Schedule within ten (10) days after the receipt by Sellers of Buyers’ objections, such dispute shall be resolved by the Accountant. The Accountant shall be requested by the parties to render a decision within ten (10) days after receipt of notification of the dispute and such decision will be final and binding on each of the parties. The fees and expenses of the Accountant shall be borne equally by Sellers and Buyers. Sellers and Buyers agree to pay all Taxes and file all their respective federal, state and local Tax Returns in accordance with the Allocation Schedule as finally determined pursuant to this Section 2.08 and to take no position contrary thereto or inconsistent therewith (including in any audits or examinations by any taxing authority or any other proceedings), unless, and then only to the extent, required by a “determination” (within the meaning of Section 1313(a)(1) or 1313(a)(2) of the Code or analogous provision of state or local income tax law). Any adjustment to the Aggregate Purchase Price pursuant to this Agreement shall be allocated among the Purchased Assets in a manner consistent with this Section 2.08 by reference to the item or items to which such adjustment is attributable.

ARTICLE III

CLOSINGS

Section 3.01                             Time and Location of Closings

(a)                                 Subject to the terms and conditions of this Agreement, the purchase and sale of the Phase I Purchased Assets and the assumption of the Phase I Assumed Liabilities (the “Phase I Closing”) shall take place at the offices of Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, NY 10281, at 10:00 a.m. New York City Time on March 31, 2014 so long as all of the conditions to the Phase I Closing set forth in

Article VII are either satisfied or waived by such day (other than conditions which, by their nature, are to be satisfied on the Phase I Closing Date), or at such other time, date or place as Sellers and Buyers may mutually agree upon in writing; provided, however, that if all of the conditions to the Phase I Closing set forth in Article VII are not satisfied or waived prior to March 31, 2014 (other than conditions which, by their nature, are to be satisfied on the Phase I Closing Date), then the Phase I Closing shall occur on the date that is two (2) Business Days after all of such conditions are satisfied or waived. The date on which the Phase I Closing is to occur is herein referred to as the “Phase I Closing Date”. The Phase I Closing shall be deemed to be effective as of 11:59 p.m. New York City time on the Phase I Closing Date.

(b)                                 [Reserved].

(c)                                  Subject to the terms and conditions of this Agreement, the purchase and sale of the Phase II Purchased Assets and the assumption of the Phase II Assumed Liabilities (the “Phase II Closing” and, together with the October Closing and the Phase I Closing, the “Closings” and each, a “Closing”) shall take place at the offices of Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, NY 10281, on the fifth (5th) Business Day after the Sellers deliver to the Buyers the Phase II Estimated Purchase Price Statement so long as all of the other conditions to the Phase II Closing set forth in Article VII hereof and in Article VII of the CIT Bank Agreement are either satisfied or waived by such day (other than conditions which, by their nature, are to be satisfied on the Phase II Closing Date), or at such other time, date or place as Sellers and Buyers may mutually agree upon in writing provided, however, that if all of the conditions to the Phase II Closing set forth in Article VII hereof and in Article VII of the CIT Bank Agreement are not satisfied or waived on or prior to such fifth (5th) Business Day (other than conditions which, by their nature, are to be satisfied on the Phase II Closing Date), then the Phase II Closing shall occur on the date that is two (2) Business Days after all of such conditions are satisfied or waived. The date on which the Phase II Closing is to occur is herein referred to as the “Phase II Closing Date” and, together with the October Closing Date and the Phase I Closing Date, the “Closing Dates” and each, a “Closing Date”. The Phase II Closing shall be deemed to be effective as of 11:59 p.m. New York City time on the Phase II Closing Date.

Section 3.02                             Closing Deliverables.

(a)                                 Phase I Closing. At the Phase I Closing, Sellers shall deliver to Buyers the following:

(i)                               an assignment and assumption agreement in the form of Exhibit B hereto (an “Assignment and Assumption Agreement”) relating to the Phase I Purchased Assets and the Phase I Assumed Liabilities duly executed by the Applicable Sellers (the “Phase I Assignment and Assumption Agreement”);

(ii)                            a Seller Closing Certificate;

(iii)                        a FIRPTA Certificate;

(iv)                        a power of attorney substantially in the form attached hereto as Exhibit E authorizing Buyers to file UCC-3 assignments and other similar instruments in the applicable jurisdictions in order to evidence the assignment of the security interests, liens and encumbrances created by the Security Documents relating to the Phase I Transferred Loans;

(v)                           with respect to each Phase I Transferred Loan, the following in blank form and in substance acceptable for recording: (a) an original endorsement of the Note from the last endorsee to blank; provided, that any such endorsement may be contained on an allonge, if state law so allows; (b) an original assignment of Mortgage; (c) an original assignment of the assignment of leases and rents (if such item is a document separate from the Mortgage); (d) an original assignment of the UCC-1 financing statement, if any; (e) for REO Property, an original assignment of the recorded special or limited warranty deed or equivalent instrument in recordable form sufficient under the laws of the jurisdiction in which the related REO Property is located with the Applicable Seller, as grantor, and the Applicable Buyer, as grantee; and (f) limited power of attorney granting Buyer authorization to take certain customary actions on behalf of Sellers;

(vi)                        cash in any collateral, suspense, escrow or similar accounts of the Applicable Seller relating to the Phase I Transferred Loans or the assignment of such accounts to Buyers and any other Collateral relating to the Phase I Transferred Loans not covered by Sections 3.02(a)(i) through (a)(v) above that is in the possession of the Applicable Seller as of the Phase I Closing Date, in each case to the extent that the Unpaid Principal Balance of the relevant Transferred Interest has not been reduced by the amount of such cash or other Collateral, or the Interest-Paid-Through-Date has not been affected by the application of such cash or other Collateral, at any time prior to the Phase I Cut-Off Time (it being understood that any Collateral located on or affixed to any REO Property shall be deemed to have been delivered by the Applicable Seller to the Applicable Buyer in satisfaction of this Section 3.02(a) by delivery of the related assignment of the recorded special or limited warranty deed or equivalent instrument pursuant to Section 3.02(a)(v)(e) above);

(vii)                     a certified copy of duly adopted resolutions of the board of directors of each Applicable Seller authorizing and approving the execution and delivery of this Agreement and authorizing the consummation of the transactions contemplated at the Phase I Closing; and

(viii)                  such other documents as may be required to legally transfer and assign the Phase I Purchased Assets to Buyers.

(b)                                 Phase II Closing. At the Phase II Closing, Sellers shall deliver to Buyers the following:

(i)                               an Assignment and Assumption Agreement relating to the Phase II Purchased Assets and the Phase II Assumed Liabilities duly executed by Sellers and acceptable to the SBA (the “Phase II Assignment and Assumption Agreement”);

(ii)                            a Software License Agreement in the form of Exhibit C hereto (the “Software License Agreement”) duly executed by CIT Group Inc.;

(iii)                        a transition services agreement in the form of Exhibit D hereto (the “Transition Services Agreement”) duly executed by Sellers;

(iv)                        an assignment of the SBA License evidenced by a notification from the SBA that it will not object to the transfer of the Small Business Lending Company lending authority (the “SBA License Assignment”);

(v)                           a Guarantee of CIT Group Inc. in the form of Exhibit H hereto (the “Guarantee”) duly executed by CIT Group Inc.;

(vi)                        a Seller Closing Certificate;

(vii)                     a FIRPTA Certificate;

(viii)                  a power of attorney substantially in the form attached hereto as Exhibit E authorizing Buyers to file UCC-3 assignments and other similar instruments in the applicable jurisdictions in order to evidence the assignment of the security interests, liens and encumbrances created by the Security Documents relating to the Phase II Transferred Loans;

(ix)                        custody of the Whole Loan Files and the Participant Loan Files relating to the Phase II Transferred Loans pursuant to the Custodial Agreement, it being understood that possession of the Whole Loan Files for all Phase II Transferred Whole Loans and Phase II Transferred Participated Loans and the Participant Loan Files for all Phase II Transferred Participant Loans by the Custodian as of the Phase II Closing pursuant to and in accordance with the Custodial Agreement shall fully satisfy Sellers’ obligations under this Section 3.02(b)(ix) with respect to the delivery of such Whole Loan Files and Participant Loan Files to the Applicable Buyer.

(x)                           with respect to each Phase II Transferred Loan, the following in blank form and substance acceptable for recording: (a) an original endorsement of the Note from the last endorsee to blank; provided, that any such endorsement may be contained on an allonge, if state law so allows, (b) an original assignment of Mortgage; (c) an original assignment of the assignment of leases and rents (if such item is a document separate from the Mortgage); (d) an original assignment of the UCC-1 financing statement, if any, (e) for REO Property, an original assignment of the recorded special or limited warranty deed or equivalent instrument in recordable form sufficient under the laws of the jurisdiction in which the related REO Property is located with the Applicable Seller, as grantor and the Applicable Buyer, as grantee, and (f) limited power of attorney granting the Applicable Buyer authorization to take certain customary actions on behalf of Sellers;

(xi)                        cash in any collateral, suspense, escrow or similar accounts relating to the Phase II Transferred Loans or the assignment of such accounts to Buyers and any other Collateral relating to the Phase II Transferred Loans not covered by Sections 3.02(b)(i) through (b)(x) above that is in the possession of Sellers as of the Phase II Closing Date, in each case to the extent that the Unpaid Principal Balance of the relevant Transferred Interest has not been reduced by the amount of such cash or other Collateral, or the Interest-Paid-Through-Date has not been affected by the application of such cash or other

Collateral, at any time prior to the Phase II Cut-Off Time (it being understood that any Collateral located on or affixed to any REO Property shall be deemed to have been delivered by the Applicable Seller to the Applicable Buyer in satisfaction of this Section 3.02(b) by delivery of the related assignment of the recorded special or limited warranty deed or equivalent instrument pursuant to Section 3.02(b)(x)(e) above);

(xii)                     a Colson Report;

(xiii)                  a certified copy of duly adopted resolutions of the board of directors of each Seller authorizing and approving the execution and delivery of this Agreement and authorizing the consummation of the transactions contemplated at the Phase II Closing; and

(xiv)                 such other documents as may be required to legally transfer and assign the Phase II Purchased Assets to Buyers.

(c)                                  At the Phase I Closing, Buyers shall deliver to the Applicable Sellers the following:

(i)                               the Phase I Estimated Purchase Price in accordance with the terms of Section 2.05(b), allocated among the Applicable Sellers as set forth in the Phase I Estimated Purchase Price Statement;

(ii)                            the Phase I Assignment and Assumption Agreement duly executed by Buyers;

(iii)                        a Buyer Closing Certificate;

(iv)                        a certified copy of duly adopted resolutions of the applicable managing body of each Buyer authorizing and approving the execution and delivery of this Agreement and authorizing the consummation of the transactions contemplated at the Phase I Closing; and

(v)                           such other documents as may be required to legally transfer and assign the Phase I Assumed Liabilities to Buyers and for Buyers to assume such Phase I Assumed Liabilities.

(d)                                 At the Phase II Closing, Buyers shall deliver to the Applicable Sellers the following:

(i)                               the Transition Services Agreement duly executed by Buyers;

(ii)                            the Software License Agreement duly executed by Buyers;

(iii)                         the Phase II Estimated Purchase Price in accordance with the terms of Section 2.06(b), allocated among the Applicable Sellers as set forth in the Phase II Estimated Purchase Price Statement;

(iv)                        the Phase II Assignment and Assumption Agreement duly executed by Buyers;

(v)                           a Buyer Closing Certificate;

(vi)                        an SBA Form 750 executed by the SBA and ReadyCap;

(vii)                     a certified copy of duly adopted resolutions of the applicable managing body of each Buyer authorizing and approving the execution and delivery of this Agreement and authorizing the consummation of the transactions contemplated at the Phase II Closing; and

(viii)                  such other documents as may be required to legally transfer and assign the Phase II Assumed Liabilities to Buyers and for Buyers to assume such Phase II Assumed Liabilities.

(e)                                  Upon completion of the Phase I Closing, Sellers shall deliver to the Custodian the notice that the Phase I Closing has occurred pursuant to and in accordance with the Custodial Agreement, and upon completion of the Phase II Closing, Sellers shall deliver to the Custodian notice that the Phase II Closing has occurred pursuant to and in accordance with the Custodial Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLERS

Except as set forth in the Seller Disclosure Schedule, Sellers jointly and severally represent and warrant to Buyers that (i) the statements contained in Sections 4.01, 4.02, 4.03, 4.09, 4.11, 4.12, 4.13 and 4.14 of this Article IV (collectively, the “General Seller Representations”) are true and correct as of the Original Execution Date and as of each Closing Date, (ii) the statements contained in Sections 4.15, 4.16 and 4.17 of this Article IV related to each Trust (collectively, the “Trust Representations”) are true and correct as of the Original Execution Date and as of each Closing Date on which such Trust is an Applicable Seller, (iii) the statements contained in Sections 4.08 and 4.10 of this Article IV (collectively the “IP and Employee Representations”) and the statements contained in Sections 4.15, 4.16 and 4.17 of this Article IV related to Property Holdings (collectively, the “Property Holdings Representations”) are true and correct as of the Original Execution Date and as of each Closing Date on which Property Holdings is an Applicable Seller, and (iv) the statements contained in Sections 4.04, 4.05, 4.06 and 4.07 (the “Loan Level Representations”) of this Article IV with respect to each Transferred Interest (and any underlying Transferred Loan or REO Property) are true and correct with respect to such Transferred Interest (and such underlying Transferred Loan or REO Property) as of the Original Execution Date and as of the Closing Date on which such Transferred Interest is transferred to Buyers hereunder.

Section 4.01                             Organization and Qualification of Sellers. Each Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each Seller is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the ownership or operation of the Purchased Assets or the conduct of such Seller’s business relating to the Purchased Assets makes such qualification or licensing necessary, except for any such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect.

Section 4.02                             Authority of Sellers. Each Seller has all necessary corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each Seller of this Agreement and any other Transaction Document to which it is a party, the performance by it of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of such Seller. This Agreement has been duly executed and delivered by each Seller, and (assuming due authorization, execution and delivery by Buyers) this Agreement constitutes a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). When each other Transaction Document to which a Seller is or will be a party has been duly executed and delivered by such Seller (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of such Seller enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 4.03                             No Conflicts; Consents. The execution, delivery and performance by each Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) result in a violation or breach of any provision of the certificate of incorporation or by-laws or other organizational documents of such Seller; (b) except as set forth in Section 4.03(b) of the Seller Disclosure Schedule, result in a violation or breach of any provision of any Law or Governmental Order applicable to such Seller or the Purchased Assets; or (c) except as set forth in Section 4.03(c) of the Seller Disclosure Schedule, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any Transferred Loan Document. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required in connection with the execution and delivery by Sellers of this Agreement or any of the other Transaction Documents and the consummation by Sellers of the transactions contemplated hereby and thereby, except for such filings as may be required under the HSR Act or as set forth in Section 4.03(c) of the Seller Disclosure Schedule.

Section 4.04                             Transferred Loan Documents; Collateral; Data Tape. With respect to each Transferred Interest:

(a)                                 Each Transferred Loan Document related thereto to which the Applicable Seller is a party constitutes a valid and binding obligation of the Applicable Seller and, to the Knowledge of Sellers, is a valid and binding obligation of the other party or parties thereto, except as may be limited by applicable bankruptcy, insolvency, reorganization and similar Laws of general applicability relating to or affecting creditors’ rights or by general principles of equity. Each Transferred Loan Document relating to any Transferred Whole Loan or Transferred Participated Loan to which the Applicable Seller is a party, when taken together with all other documents relating to such Transferred Interest contained in the related Whole Loan File, constitutes the entire agreement between the parties thereto with respect to the subject matter of such Transferred Loan Document.

(b)                                 As of the Applicable Closing, the Applicable Seller will be the sole legal and beneficial owner of and will have good title to such Transferred Interest free and clear of all Loan Related Encumbrances, except for any and all Loan Related Encumbrances created or existing under any credit agreements or other financing arrangements of the Applicable Sellers or any of their respective Affiliates which will be released as of or prior to the Applicable Closing, and except as set forth in Section 4.04(b) of the Seller Disclosure Schedule.

(c)                                  Except as set forth in Section 4.04(c) of the Seller Disclosure Schedule, (i) the Applicable Seller is not in default or breach in any material respect under the terms of any Transferred Loan Document related to such Transferred Interest to which such Applicable Seller is a party; and (ii) to the Knowledge of Sellers, no other party to any Transferred Loan Document related to such Transferred Interest to which such Applicable Seller is a party is in default or breach in any material respect under the terms of such Transferred Loan Document.

(d)                                 To the Knowledge of Sellers, the Transferred Loan Documents related to such Transferred Interest to which the Applicable Seller is a party, and the obligation of each Obligor thereunder, are not subject to any valid offset, deduction, defense or counterclaim.

(e)                                  The Applicable Seller has, in the case of real estate Collateral (other than Mortgaged Commercial Property) securing the Transferred Loan underlying such Transferred Interest, a perfected and valid lien and security interest in each item of such real estate Collateral as to which a security interest was purported to be granted under the related Security Documents or, in the case of a Transferred Interest in a Transferred 7(a) Loan, as required by the SBA Loan Authorization related to such Transferred Interest, with the priority contemplated by such SBA Loan Authorization or Security Documents, as applicable, except for any failure to have such a perfected and valid lien and security interest as would not reasonably be expected to result in a Covered Repair or Denial Action with respect to a Transferred 7(a) Loan or an inability to enforce the security interest purported to be granted under the related Security Documents with respect to any other Transferred Loan.

(f)                                   As of the date of its delivery to Buyers, the Applicable Data Tape did or will, as the case may be, accurately reflect (i) the Unpaid Principal Balance of such Transferred Interest as of the Applicable Cut-Off Time, (ii) the portion of such Transferred Interest that was covered by an SBA Guaranty as of the Applicable Cut-Off Time, (iii) the amount of any unfunded Lender Commitments applicable to such Transferred Interest, if any, as of the Applicable Cut-Off Time, (iv) any applicable escrow and suspense accounts and the balances thereof with respect to such Transferred Interest as of the Applicable Cut-Off Time; (v) the rate of interest payable by the Obligor with respect to such Transferred Interest as set forth in the related Note (with respect to Transferred Whole Loans and Transferred Participated Loans, including Secondary Market Participation Loans) or Participation Agreement (with respect to Phase I Transferred Participant Loans or Phase II Transferred Participant Loans, as applicable); and (vi) the rate of interest required to be paid by the Applicable Seller to Colson with respect to each such Secondary Market Participation Loan.

Section 4.05                             Mortgaged Properties. With respect to each Whole Loan underlying a Transferred Interest that is secured by a Mortgaged Commercial Property:

(a)                                 The related Transferred Loan Documents require that all buildings upon the Mortgaged Commercial Property are insured, at the mortgagor’s expense, against loss by fire, flood (if necessary under applicable Law), hazards of extended coverage and such other hazards as are commonly insured against in a loan of its type.

(b)                                 Except as set forth in Section 4.05(b) of the Seller Disclosure Schedule or as permitted or contemplated pursuant to Section 6.01 hereof between the Original Execution Date and the Applicable Closing Date, no such Mortgage has been satisfied, canceled, subordinated or rescinded and no such Mortgaged Commercial Property has been released from the lien of the related Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release, other than a partial release that may have occurred that does not materially and adversely affect the related Transferred Interest or the security therefor.

(c)                                  To the Knowledge of Sellers, each such Mortgaged Commercial Property consists of a fee estate or a leasehold estate in real property, and is improved as a commercial property (or a residence or unimproved lot to the extent required by the SBA Loan Authorization or Origination Commitment Letter).

(d)                                 Except as set forth in Section 4.05(d) of the Seller Disclosure Schedule or as permitted or contemplated pursuant to Section 6.01 hereof between the Original Execution Date and the Applicable Closing Date, each such Mortgage is a valid, subsisting and enforceable first priority lien on the related Mortgaged Commercial Property, subject to Permitted Encumbrances and other generally acceptable common exceptions, which do not, in the aggregate, materially and adversely affect the security.

(e)                                  Each Transferred Loan underlying such a Transferred Interest is covered by a lender’s title insurance policy issued by a title insurer, insuring the Applicable Seller and their respective assigns, as to the first priority (or other priority as contemplated by Section 4.05(d)) lien of the Mortgage (subject only to those exceptions set forth in such title insurance policy). Except as contemplated by Section 4.05(d) or as otherwise set forth in Section 4.05(e) of the Seller Disclosure Schedule, the Applicable Seller (or its assigns) is the sole insured under such lender’s title insurance policy, and the Applicable Seller has not done or omitted to do anything which would impair the coverage of such lender’s title insurance policy.

(f)                                   To the Knowledge of Sellers, (i) there are no mechanics’ or similar liens or claims which have been filed for work, labor or material against the related Mortgaged Commercial Property, and (ii) no rights are outstanding that could give rise to any such lien affecting the related Mortgaged Commercial Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

(g)                                  Except as set forth in Section 4.05(g) of the Seller Disclosure Schedule, each such Mortgaged Commercial Property is free of damage and, to the Knowledge of Sellers, there is no proceeding pending for the total or partial condemnation or taking by eminent domain thereof.

(h)                                 Each such Mortgage contains customary and, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and to general equity principles, enforceable provisions, including the right to dispose of the Mortgaged Commercial Property by, (i) in the case of a Mortgage designated as a deed of trust, trustee’s sale, (ii) where permitted by Law, power of sale, and (iii) judicial foreclosure.

(i)                                     With respect to each such Mortgage that constitutes a deed of trust, a trustee, duly qualified under the applicable Law to serve as such, has been properly designated and currently so serves and is named in the related Mortgage or has been substituted in accordance with applicable Law.

Section 4.06                             REO Properties.

(a)                                 Each REO Property constitutes real property owned by the Applicable Seller or an Affiliate thereof, none of which is used in the operation of any Applicable Seller’s business.

(b)                                 Except as set forth in Section 4.06(b)(i) of the Seller Disclosure Schedule, to the Knowledge of Sellers, (i) all buildings on the REO Properties will be insured, at all times prior to the Applicable Closing, against loss by fire, flood (if necessary under applicable law), hazards of extended coverage and such other hazards as are commonly insured against in a property of such type and (ii) there have been no acts or omissions that would impair the coverage of any such insurance. Except as set forth in Section 4.06(b)(ii) of the Seller Disclosure Schedule, all premiums on any such insurance policies have been paid and no Seller has received a notice of termination or cancellation for such insurance.

(c)                                  Each REO Property consists of a fee estate in real property, and is improved as a commercial property (or a residence or an unimproved lot to the extent required by the SBA Loan Authorization or Origination Commitment Letter).

(d)                                 To the Knowledge of Sellers, as of the Original Execution Date, with respect to each Transferred Interest, there are no mechanics’ or similar liens or claims which have been filed for work, labor or material against any REO Property relating to such Transferred Interest.

(e)                                  To the Knowledge of Sellers, except as set forth in Section 4.06(e) of the Seller Disclosure Schedule, as of the Original Execution Date, with respect to each Transferred Interest (i) the REO Properties are free of damage that would reasonably be expected to materially and adversely affect the value of such properties or the purpose for which they are used, and (ii) there are no proceedings pending for the total or partial condemnation or taking by eminent domain thereof.

Section 4.07                             Environmental. With respect to each REO Property and each Transferred Loan underlying each Transferred Interest that is secured by a Mortgage or Mortgaged Commercial Property:

(a)                                 Except as set forth in Section 4.07(a) of the Seller Disclosure Schedule, to the Knowledge of Sellers, no such REO Property or Mortgaged Commercial Property has been contaminated with, exposed to, or is subject to any liability for (i) any Hazardous Materials or any “hazardous substance”, as defined in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. §9601, et seq.) (“CERCLA”), or any regulations promulgated under CERCLA; (ii) any “hazardous waste” as now or hereafter defined in the Resource Conservation and Recovery Act (42 U.S.C. §6901 et seq.) (“RCRA”) or regulations promulgated under RCRA; (iii) any substance regulated by the Toxic Substances Control Act (15 U.S.C. §2601 et seq.); (iv) gasoline, diesel fuel, or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or non-friable; (vi) polychlorinated biphenyls; (vii) radon gas; (viii) electromagnetic fields; or (ix) any additional substances or materials which are classified or considered to be hazardous or toxic under environmental requirements or the common law, or any other applicable Laws.

(b)                                 Sellers have made available to Buyers copies of all material, non-privileged environmental reports, studies, sampling data and memoranda and other material, non-privileged environmental information in their possession relating to any such REO Property or Mortgaged Commercial Property.

(c)                                  No Seller has received any written notification from any Governmental Authority of any alleged release of a hazardous substance from any such REO Property or Mortgaged Commercial Property in violation of, or as would result in liability under, applicable Environmental Law, other than a release (i) with respect to which (A) such Governmental Authority has provided written notice to Sellers or any of its Affiliates that such release has been remediated to the satisfaction of such Governmental Authority or (B) the required remedial action is being undertaken in the ordinary course by Sellers or the related Obligor or mortgagor, or (ii) that would not reasonably be expected to adversely affect, in any material respect, the use, value or marketability of such Mortgaged Commercial Property or REO Property, as the case may be.

(d)                                 The representations and warranties set forth in this Section 4.07 are the Sellers’ sole and exclusive representations and warranties relating to compliance with Environmental Laws or any releases of Hazardous Materials, hazardous waste, hazardous substances or any other substances identified in this Section 4.07.

Section 4.08                             Intellectual Property. Section 4.08 of the Seller Disclosure Schedule contains a true and complete list of all material Intellectual Property used solely in connection with the Sellers’ business relating to the Transferred Loans.

Section 4.09                             Legal Proceedings; Governmental Orders.

(a)                                 Except as set forth in Section 4.09(a) of the Seller Disclosure Schedule, (i) as of the Original Execution Date, there are no actions, suits, claims, investigations or other legal proceedings pending or, to Sellers’ Knowledge, threatened in writing against any Applicable Seller relating to or affecting the Purchased Assets or the Assumed Liabilities, (ii) as of the Closing Date, there will be no actions, suits or other legal proceedings (“Legal Proceedings”) pending against any Applicable Seller which Legal Proceedings are outside the ordinary course of business of the Applicable Sellers and relate to or affect the Purchased Assets or the Assumed Liabilities and (iii) as of the Original Execution Date, there are no actions, suits, claims, investigations or other legal proceedings pending or, to Sellers’ Knowledge, threatened in writing by any Applicable Seller relating to or affecting the Purchased Assets or the Assumed Liabilities.

(b)                                 Except as set forth in Section 4.09(b) of the Seller Disclosure Schedule, there are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting the Purchased Assets.

Section 4.10                             Employment Matters.

(a)                                 The Employee List sets forth the following information with respect to each Employee as of the Original Execution Date: (i) each such person’s name; (ii) each such person’s title or job/position; (iii) each such person’s job designation (i.e., salaried or hourly); (iv) each such person’s location of employment; (v) each such person’s annual base rate of compensation in effect immediately prior to the Original Execution Date; (vi) each such person’s annual incentive amount for the most recent, completed performance year; and (vii) each such person’s employment status (i.e., active or approved leave of absence) and expected return date.

(b)                                 Section 4.10(b) of the Seller Disclosure Schedule contains a list of each material Benefit Plan in which any Employee participates as of the Original Execution Date. Sellers have made available to Buyers true copies of all Benefit Plans listed on Section 4.10(b) of the Seller Disclosure Schedule.

Section 4.11                             Taxes.

(a)                                 Except as set forth in Section 4.11(a) of the Seller Disclosure Schedule, the Applicable Sellers and their Affiliates have filed (taking into account any valid extensions) all material Tax Returns with respect to the Purchased Assets, the Transferred

Employees, and the Assumed Liabilities required to be filed by the Applicable Sellers or their Affiliates and have timely paid all Taxes shown thereon as owing. Except as set forth in Section 4.11(a) of the Seller Disclosure Schedule, Sellers are not currently beneficiaries of any extension of time within which to file any material Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business.

(b)                                 No Seller is a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2.

Section 4.12                             Solvency. Immediately after giving effect to the transactions contemplated hereby, each Seller shall be solvent and shall: (a) be able to pay its debts as they become due; (b) own property that has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities); and (c) have adequate capital to carry on its business. No transfer of property is being made by Sellers with the intent to hinder, delay or defraud either present or future creditors of Buyers or Sellers.

Section 4.13                             Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Sellers.

Section 4.14                             Compliance with Law. Each Seller is and has been in compliance in all material respects with all Laws applicable to such Seller’s business relating to the Purchased Assets (including those Laws relating to privacy, record keeping, sanctions compliance, foreign assets control, foreign corrupt practices, possession and handling of classified information or zoning). No Seller has received during the past six years any notice, order, complaint or other communication from any Governmental Authority or any other Person that such Seller is not in compliance in all material respects with any such Laws as they apply to such Seller’s business relating to the Purchased Assets.

Section 4.15                             Organization and Qualification of the Trusts and Property Holdings. Each Trust is a statutory trust duly formed, validly existing and in good standing under the laws of Delaware and has all requisite trust power and authority to own its assets and to transact the business in which it is currently engaged. Property Holdings is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own its assets and to transact the business in which it is currently engaged. Each of the Trusts and Property Holdings is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a Material Adverse Effect.

Section 4.16                             Authority of the Trusts and Property Holdings. Each of the Trusts and Property Holdings has the power and authority to make, execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of the Trusts and Property Holdings of this Agreement and any other Transaction Document to which it is a party, the performance by it of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all requisite trust action on the part of such Trust and corporate action on the part of Property Holdings. This Agreement has been duly executed and delivered by each of the Trusts and Property Holdings, and (assuming due authorization, execution and delivery by Buyers) this Agreement constitutes a legal, valid and binding obligation of such Trust or Property Holdings, as applicable, enforceable against such Trust or Property Holdings, as applicable, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). When each other Transaction Document to which a Trust or Property Holdings is or will be a party has been duly executed and delivered by such Trust or Property Holdings, as applicable, (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of such Trust or Property Holdings, as applicable, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 4.17                             No Trust or Property Holdings Conflicts; Consents. The execution, delivery and performance by each of the Trusts and Property Holdings of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) result in a violation or breach of any provision of the organizational documents of such Trust or Property Holdings, as applicable; (b) except as set forth in Section 4.17(b) of the Seller Disclosure Schedule, result in a violation or breach of any provision of any Law or Governmental Order applicable to such Trust, Property Holdings or the Purchased Assets; or (c) except as set forth in Section 4.17(c) of the Seller Disclosure Schedule, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of, any Transferred Loan Document or any agreement, arrangement or instrument to which a Trust or Property Holdings is a party or by which its assets and properties are subject or bound. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required in connection with the execution and delivery by any Trust or Property Holdings of this Agreement or any of the other Transaction Documents and the consummation by the Trusts or Property Holdings of the transactions contemplated hereby and thereby, except as set forth in Section 4.17(d) of the Seller Disclosure Schedule.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYERS

Except as set forth in the Buyer Disclosure Schedule, Buyers jointly and severally represent and warrant to Sellers that the statements contained in this Article V are true and correct as of the Original Execution Date and on each Closing Date.

Section 5.01                             Organization and Authority of Buyers. Each Buyer is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware.

Section 5.02                             Authority of Buyers. Each Buyer has all necessary limited liability company power and authority to enter into this Agreement and the other Transaction Documents to which such Buyer is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each Buyer of this Agreement and any other Transaction Document to which such Buyer is a party, the performance by such Buyer of its obligations hereunder and thereunder and the consummation by such Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability company action on the part of such Buyer. This Agreement has been duly executed and delivered by each Buyer, and (assuming due authorization, execution and delivery by Sellers) this Agreement constitutes a legal, valid and binding obligation of such Buyer enforceable against such Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). When each other Transaction Document to which a Buyer is or will be a party has been duly executed and delivered by such Buyer (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of such Buyer enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 5.03                             No Conflicts; Consents. The execution, delivery and performance by each Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation by such Buyer of the transactions contemplated hereby and thereby, do not and will not: (a) result in a violation or breach of any provision of the certificate of formation or operating agreement of such Buyer; (b) result in a violation or breach of any provision of any Law or Governmental Order applicable to such Buyer; or (c) except as set forth in Section 5.03 of the Buyer Disclosure Schedule, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any agreement to which such Buyer is a party, except in the cases of clause (c), where the violation, breach, conflict, default, acceleration or failure to give notice would not have a material adverse effect on such Buyer’s ability to consummate the transactions contemplated hereby. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required in connection with the execution and delivery by Buyers of this Agreement and the other Transaction Documents and the consummation by the Buyers of the transactions contemplated hereby and thereby, except for such filings as may be required under the HSR Act and as set forth in Section 5.03 of the Buyer Disclosure Schedule.

Section 5.04                             Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Buyers.

Section 5.05                             Sufficiency of Funds. Buyers have delivered to Sellers on or prior to the Original Execution Date duly executed copies of (a) the commitment letter of JP Morgan Chase

Bank, N.A., dated as of the Original Execution Date, pursuant to which such Person has agreed, subject to the terms and conditions set forth therein, to provide debt financing to Buyers of up to two hundred and fifty million dollars ($250,000,000) (the “Debt Financing”) to fund a portion of the Overall Purchase Price (the “Debt Commitment Letter”) and (b) the commitment letter of the Equity Fund, dated as of the Original Execution Date, pursuant to which such Person has agreed to contribute equity financing (the “Equity Financing” and, together with the Debt Financing, the “Financings”) to Buyers to fund a portion of the Overall Purchase Price pursuant to its terms (the “Equity Commitment Letter” and, together with the Debt Commitment Letter, the “Commitment Letters”). Each Commitment Letter is in full force and effect, constitutes the entire agreement of the parties thereto with respect to the subject matter thereof, and is a valid and binding obligation of the parties thereto. As of the date hereof, none of the Commitment Letters has been amended, modified or terminated in any respect, and the respective commitments contained therein have not been withdrawn, rescinded or otherwise modified in any respect. No event has occurred which, with or without notice, lapse of time or both, would constitute a material default or material breach on the part of Buyers or any of their Affiliates, or to the Knowledge of Buyers any other party thereto, under any Commitment Letter. There are no conditions precedent to the funding of the full amount of the Financings other than the conditions precedent set forth in the Commitment Letters, and Buyers have no reason to believe that the Buyers or any of their Affiliates will not be able to satisfy any term or condition of closing of either Financing that is required to be satisfied by Buyers or their Affiliates as a condition of such Financing, or that the Financings will not be made available to Buyers on either the Phase I Closing Date or the Phase II Closing Date. Subject to the terms and conditions of the Commitment Letters, the aggregate proceeds of the Financings are in an amount sufficient to consummate the transactions contemplated by this Agreement and the CIT Bank Agreement and pay all related fees and expenses of Buyers pursuant to this Agreement and the CIT Bank Agreement. Buyers have fully paid any and all commitment fees or other fees required by the Commitment Letters (other than re-imbursements of expenses required after the date of the Debt Commitment Letter pursuant to the terms thereof).

Section 5.06                             Legal Proceedings. Except as set forth in Section 5.06 of the Buyer Disclosure Schedule, there are no actions, suits, claims, investigations or other legal proceedings pending or, to Buyers’ Knowledge, threatened against or any Buyer or any Affiliate of Buyers that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

Section 5.07                             Independent Investigation. Buyers have conducted their own independent investigation, review and analysis of the Purchased Assets and Assumed Liabilities, and acknowledge that they have been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Sellers for such purpose. Buyers acknowledge and agree that in making their decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyers have relied solely upon their own investigation and the express representations and warranties of Sellers set forth in this Agreement (including related portions of the Seller Disclosure Schedule).

Section 5.08                             Solvency. Immediately after giving effect to the transactions contemplated hereby, each Buyer will (a) be able to pay its debts as they become due; (b) own property that has a fair saleable value greater than the amounts required to pay its debts

(including a reasonable estimate of the amount of all contingent liabilities); and (c) not have, as of such date, an unreasonably small amount of capital for the operation of the business in which it is engaged or proposed to be engaged following such date; provided, however, that for purposes of the foregoing representation and warranty, Buyers shall be entitled to assume that all representations and warranties of Sellers set forth in this Agreement are true and accurate in all respects (without giving effect to any knowledge or materiality qualifiers set forth therein).

ARTICLE VI

COVENANTS

Section 6.01                             Interim Operating Covenant. Between the Original Execution Date and the earlier of Drop Dead Date and the Phase I Closing Date in the case of the Phase I Transferred Interests, and between the date hereof and the earlier of the Phase II Closing and the Drop Dead Date, in the case of the Phase II Transferred Interests, except with the prior written consent of Buyers (which consent shall not be unreasonably withheld, conditioned or delayed), Sellers shall service, manage and operate (such actions collectively, “Servicing”) the Transferred Interests (including with respect to any compromise or settlement of claims) and perform Sellers’ obligations under the Transferred Loans in the ordinary course of Sellers’ business, consistent with Sellers’ past practice and commercially prudent Servicing standards and applicable SBA rules and regulations. Without limiting the generality of the foregoing, during such applicable period,:

(a)                                 no Seller shall, directly or indirectly, take any of the following actions in connection with the Transferred Interests without giving prior written notice to the Buyers:

(i)                                  amend any Transferred Loan Document related to a Material Transferred Loan in any material respect;

(ii)                               release any Collateral that constitutes Mortgaged Commercial Property or other real estate Collateral securing any Material Transferred Loan except to the extent required to do so pursuant to the provisions of the related Transferred Loan Documents or release any Obligor or any other party thereto from liability in connection with any Material Transferred Loan unless such Material Transferred Loan is paid in full;

(iii)                            waive any material right, grant any material consent, or grant any other material concession under any Transferred Loan Document with respect to any Material Transferred Loan, including any subordination of any right of payment or any lien securing any Material Transferred Loan; or

(iv)                           initiate or otherwise take any action with respect to a foreclosure against any Collateral for any Material Transferred Loan or otherwise initiate any actions, suits or other legal proceedings against any Obligor relating to any Material Transferred Loan, except as permitted or contemplated by this Section 6.01 and except to the extent that such actions are necessary or appropriate in the relevant Seller’s reasonable judgment as a continuation of actions taken prior to the date of this Agreement to protect or preserve the Collateral for such Material Transferred Loan;

(b)                                 except as otherwise approved by the Buyers, in advance and in writing, no Seller shall, directly or indirectly:

(i)                                  increase the base salary or target discretionary bonus opportunity of any Employee; or

(ii)                               take any action that would constitute a breach of the Software License Agreement if it were in effect at such time.

Notwithstanding anything in this Agreement or the CIT Bank Agreement to the contrary, Sellers and their Affiliates shall be permitted to pay to any Employee any bonus for service during 2013 or any retention bonus provided that Sellers provide written notice to Buyers of any such payment within ten (10) Business Days after such payment. Under no circumstances will any Applicable Seller be a fiduciary of Buyers with respect to the Transferred Loans. No Applicable Seller or Servicer shall have any liability to Buyers or their Affiliates for deficiencies with regard to Servicing the Transferred Loans provided that Sellers Service such Transferred Loans in accordance with Section 6.01(a), except for conduct constituting willful misconduct or fraud. Without limiting the generality of the foregoing, no Applicable Seller shall have any liability for actions taken at the request of, or with the prior written consent of, a Buyer, and no such action shall limit in any way the obligation of the Applicable Buyer to purchase the related Transferred Interest or assume the Servicing obligations thereunder pursuant to the terms of this Agreement.

Section 6.02                             Access to Information. From the Original Execution Date until the Applicable Closing with respect to any Phase I Purchased Asset or Phase II Purchased Asset, Sellers shall (a) afford Buyers and their Representatives reasonable access to and the right to inspect all of the books and records and other documents and data of the Applicable Sellers related to such Purchased Assets and the related Assumed Liabilities; (b) furnish Buyers and their Representatives with such financial, operating and other data and information of the Applicable Sellers related to such Purchased Assets and Assumed Liabilities as Buyers or any of their Representatives may reasonably request; and (c) instruct the Representatives of Sellers to cooperate with Buyers in their investigation of such Purchased Assets and Assumed Liabilities; provided, however, that any such investigation shall be conducted during normal business hours upon reasonable advance notice to Sellers, under the supervision of Sellers’ personnel and in such a manner as not to interfere with the conduct of the respective businesses of the Sellers. All requests by Buyers for access pursuant to this Section 6.02 shall be submitted or directed exclusively to Sellers or such other individuals as Sellers may designate in writing from time to time. Notwithstanding anything to the contrary in this Agreement, no Applicable Seller shall be required to disclose any information to Buyers if such disclosure would, in such Applicable Seller’s sole discretion: (x) cause significant competitive harm to such Applicable Seller and its businesses if the transactions contemplated by this Agreement are not consummated; (y) jeopardize any attorney-client or other privilege; or (z) contravene any applicable Law (including any rules or regulations of the SBA relating to confidentiality of Small Business Lending Company reviews), fiduciary duty or binding agreement entered into prior to the date of this Agreement. Buyers shall, and shall cause their Representatives to, abide by the terms of the Confidentiality Agreement with respect to any access or information provided pursuant to this Section 6.02.

Section 6.03                             Employees and Employee Benefits.

(a)                                 Buyers have caused Cortland or an Affiliate of a Buyer (each a “New Employer”) to, offer to all Employees who were actively employed by a Seller or an Affiliate thereof (“Current Employer”) as of the date of such Offer Letter (such Employees, “Active Employees”), pursuant to a written offer letter consistent with the terms set forth in this Section 6.03 (each an “Offer Letter”), employment effective as of such Employee’s Employment Start Date (as defined below) and, upon terms and conditions in no event less favorable to each such Employee than the terms and conditions described in Section 6.03(b), and such other terms and conditions as such New Employer, in its sole discretion, may determine. Such offers are subject to consummation of the Phase II Closing and are offers for “at will” employment subject to the terms contained in each Employee’s Offer Letter. In the event that an Active Employee who received an Offer Letter is, on the applicable Employment Start Date, on short-term disability (including maternity disability) and seeks to return to active employment within twenty seven (27) weeks after the applicable Employment Start Date, one of the Buyers or a New Employer shall offer immediate employment to such Employee on the same terms and conditions as set forth in such Employee’s Offer Letter to the extent that Seller or any Affiliate thereof would be obligated, as reasonably determined by Sellers, to accept the return of such Employee to work at such time. Notwithstanding anything in this Agreement to the contrary, until such time as any Employees described in the preceding sentence commences employment with one of the Buyers or a New Employer, Sellers will remain liable for all costs and expenses associated with or arising in connection with such Employee. Those Employees who accept such offers and commence employment with a New Employer shall be referred to herein as “Transferred Employees” and the “Employment Start Date” with respect to each such Transferred Employee shall be (i) with respect to each Transferred Audit Employee (as defined in the Transition Services Agreement), the Audit Completion Date (as defined in the Transition Services Agreement), (ii) with respect to each Transferred IT Employee (as defined in the Transition Services Agreement), the SBL Application Packaging Completion Date (as defined in the Transition Services Agreement), and (iii) with respect to each other Transferred Employee, the Phase II Closing Date or, if applicable, the date such Transferred Employee commences employment after returning from short-term disability leave within twenty seven (27) weeks after what would have otherwise been the Transferred Employee’s Employment Start Date. With respect to any employees of Sellers or their Affiliates who are not on the Employee List or any Active Employees who received an offer of employment from a New Employer meeting the requirements of this Section 6.03(a) and Section 6.03(b) but choose not to accept it, neither any Buyer nor any other New Employer shall have any responsibility or liability for the payment of any severance or similar payments to which such Persons may become eligible (if any) in connection with a termination of employment following the Phase II Closing.

(b)                                 Each Offer Letter shall contain an agreement by the applicable New Employer to provide to the Active Employee to whom such Offer Letter is addressed (A)(x) base compensation for such Active Employee for the fiscal year ended December 31, 2014 no less than the base compensation set forth in the Employee List with respect to such Active Employee under the heading “2013 Salary”, and (y) for the fiscal year ended December 31, 2014, a discretionary annual incentive award amount for such Active Employee set forth in the Employee List under the heading “2012 Cash Incentive Amount”), which shall be no less than the discretionary annual incentive award amount set forth in the Employee List for such Active Employee; and (B) a lump sum severance payment in the event such Active Employee is involuntarily terminated other than for Cause by such New Employer prior to the first anniversary of the Employment Start Date (the “First Anniversary Date”), which payment shall at least equal the difference of (x) the Active Employee’s base compensation for the period beginning on the Employment Start Date and ending on the First Anniversary Date minus (y) that portion of the Active Employee’s base compensation that has been paid to such Active Employee prior to the termination date, and shall in no event be less than nine (9) months of such Active Employee’s base compensation. For the purposes of this Section 6.03(b), “Cause” means an involuntary termination of a person as a result of (i) such person’s commission or conviction of a felony or misdemeanor (or guilty or nolo contendere plea in connection therewith); (ii) such person engaging in fraud, embezzlement, misappropriation or breach of fiduciary duty, against such New Employer; (iii) such person committing a material breach of the duties and responsibilities of such person set forth in such person’s Offer Letter or the written policies of such New Employer provided to such person prior to any such breach; or (iv) the unsatisfactory work performance of such person.

(c)                                  Each New Employer shall take all commercially reasonable actions that are necessary to allow Transferred Employees to participate, as of their respective Employment Start Dates, in the health, welfare and other benefit programs of such New Employer and its Affiliates or alternative benefits programs that are, in the aggregate, substantially equivalent to those applicable to other employees of such New Employer and its Affiliates in similar functions and positions on similar terms (it being understood that equity incentive plans are not considered employee benefits for this purpose). No Transferred Employee (or any of its dependents) shall be excluded from, or limited in, receiving any benefits or participating in a group health plan of a New Employer or any of its Affiliates for which such Transferred Employee (or such dependents) would otherwise be eligible by reason of any waiting period, evidence of insurability requirement, pre-existing condition exclusion or similar limitation.

(d)                                 Buyers shall take all action necessary and appropriate to ensure that, as of the Phase II Closing Date, each New Employer maintains a qualified retirement plan under Code Section 401(k) that shall accept rollover contributions from each Transferred Employee who receives a distribution from a Benefit Plan that is intended to be tax qualified under Section 401(a) of the Code, who elects such a rollover form of distribution, and who is employed by such New Employer at the time of such distribution.

(e)                                  Effective as of each Transferred Employee’s Employment Start Date (or the end of the month in which such Employment Start Date occurs in the case of certain Benefit Plans), the Transferred Employees will cease active participation in the Benefit Plans. Sellers shall remain liable for all eligible claims for benefits under the Benefit Plans that are incurred by Transferred Employees prior to the relevant date specified in the preceding sentence. For purposes of this Agreement, the following claims shall be deemed to be incurred as follows: (i) life, accidental death and dismemberment, short-term disability and workers’ compensation insurance benefits, on the event giving rise to such benefits, (ii) medical, dental, vision and prescription drug benefits, on the date the applicable services, materials or supplies were provided, and (iii) long-term disability benefits, on the event giving rise to such long-term disability benefits.

(f)                                   Buyers covenant and agree that neither the scope nor the amount of any benefits for which any Transferred Employee may be eligible under any Buyer Benefit Plan shall be determined by or depend on the length of time that such Transferred Employee has been employed by any New Employer or Affiliate thereof, including for vesting, eligibility, accrual, calculation, determination or entitlement purposes.

(g)                                  This Section 6.03 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 6.03, express or implied, shall confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 6.03. Nothing contained herein, express or implied, shall be construed to establish, amend or modify any benefit plan, program, agreement or arrangement. The parties hereto acknowledge and agree that the terms set forth in this Section 6.03 shall not create any right in any Transferred Employee or any other Person to any continued employment with a Buyer or any of its Affiliates or compensation or benefits of any nature or kind whatsoever.

Section 6.04                             Confidentiality.

(a)                                 Confidentiality Obligations of Buyers.

(i)                                  Buyers acknowledge and agree that the Confidentiality Agreement remains in full force and effect on the date hereof and, notwithstanding anything therein to the contrary, shall remain in full force and effect until the third (3rd) anniversary of the Phase II Closing Date (such date, the “Confidentiality Agreement Expiration Date”); provided, however, that the Buyers and Sellers acknowledge that from and after each Applicable Closing Date, the Confidentiality Agreement shall terminate with respect to Business Confidential Information, other than any information regarding any Applicable Bid Percentage or any information that reasonably could lead to the calculation of any Applicable Bid Percentage (such information, “Pricing Information”), transferred to the Buyers on such Applicable Closing Date. Sutherland hereby agrees to be bound by, and in due course honor, perform and discharge when due the obligations and liabilities of Waterfall Asset Management LLC which arise under the Confidentiality Agreement, as amended, supplemented and modified herein, as if Sutherland were a party thereto until the Confidentiality Agreement Expiration Date. If this Agreement is, for any reason, terminated prior to the Phase II Closing, the Confidentiality Agreement and the provisions of this Section 6.04 shall nonetheless continue in full force and effect until the Confidentiality Agreement Expiration Date.

(ii)                               Without limiting the provisions of Section 6.04(a)(i), from and after each Applicable Closing Date until the Confidentiality Agreement Expiration Date, Buyers shall, and shall cause their Affiliates and their respective Representatives to, keep all Seller Confidential Information and all Pricing Information strictly confidential and not disclose to any Third Party (other than to Affiliates and Representatives of Buyers for the purposes and subject to the conditions set forth herein) any such Seller Confidential Information or Pricing Information or use any Seller Confidential Information, except (A) if required pursuant to any Law, regulatory process or stock exchange requirement or if required or reasonably appropriate pursuant to any request from, or audit by, any Governmental

Authority, or (B) if required or reasonably appropriate in order to enforce the rights or perform the obligations of the Applicable Buyers under this Agreement and the other Transaction Documents or to enforce the rights or perform the obligations of any other Affiliate of Buyers under the other Transaction Documents. For purposes of this Section 6.04, the term “Seller Confidential Information” shall mean any confidential or proprietary information of Sellers or their Affiliates provided to the Applicable Buyers in connection with this Agreement, the Transaction Documents, or the transactions contemplated hereby or thereby, whether on or after the date of this Agreement. Notwithstanding the foregoing, “Seller Confidential Information” does not include (x) information that is or becomes generally available to the public other than as a result (directly or indirectly) of a disclosure or other action by the Applicable Buyers or any of their Affiliates or Representatives, (y) information that was within the possession of the Applicable Buyers or their respective Affiliates or Representatives on a non-confidential basis prior to its being provided to the Applicable Buyers or their respective Affiliates or Representatives by or on behalf of Sellers or their respective Affiliates or Representatives, and (z) information that becomes available to the Applicable Buyers or their respective Affiliates or Representatives on a non-confidential basis from a source other than Sellers or their respective Affiliates or Representatives, which source is not known to, after due inquiry, the Applicable Buyers to be prohibited from disclosing such information on a non-confidential basis by any legal, contractual or fiduciary obligation.

(b)                                 Notwithstanding anything to the contrary contained in this Agreement or in the Confidentiality Agreement, Buyers shall be permitted to disclose information regarding the transactions contemplated herein (other than Pricing Information) (x) to their members (who may disclose such information to their investors and prospective investors) and their prospective investors as long as, with respect to any information the disclosure of which would otherwise be prohibited under this Agreement or the Confidentiality Agreement, such members, investors and prospective investors are required to keep such restricted information confidential pursuant to a customary valid and binding confidentiality agreement in favor of a Buyer or any of its Affiliates and not disclose such restricted information to any Person who is not bound by such a confidentiality agreement, and provided that Buyers shall indemnify and hold harmless Sellers and their Affiliates for any Losses resulting from, arising out of or related to any disclosure of such restricted information by any such member, investor or prospective investor to any such Person, and (y) as required in accordance with applicable securities law disclosure requirements, .

(c)                                  Confidentiality Obligations of Sellers. From and after each Applicable Closing Date until the Confidentiality Agreement Expiration Date, Sellers shall, and shall cause their Affiliates and their respective Representatives to, keep all Business Confidential Information relating to the Purchased Assets and the Assumed Liabilities transferred to Buyers on such Applicable Closing Date and all Buyer Confidential Information and Pricing Information strictly confidential and not disclose to any Third Party (other than to Affiliates and Representatives of Sellers for the purposes set forth herein) any such Business Confidential Information, Buyer Confidential Information or Pricing Information or use any Buyer Confidential Information, except (i) if required pursuant to any Law, regulatory process or stock exchange requirement or if required or reasonably appropriate pursuant to any request from, or audit by, any Governmental Authority, or (ii) if required or reasonably appropriate in order to enforce the rights or perform the obligations of the Applicable Sellers under this Agreement and the other Transaction Documents or to enforce the rights or perform the obligations of any other Affiliate of Sellers under the other Transaction Documents. For purposes of this Section 6.04, the term “Business Confidential Information” shall mean, with respect to any Purchased Assets or Assumed Liabilities transferred to Buyers on an Applicable Closing Date, any confidential or proprietary information relating solely to such Purchased Assets or such Assumed Liabilities that was provided by Sellers or their Affiliates or Representatives to Buyers prior to the Applicable Closing Date pursuant to this Agreement, the Transaction Documents, or in connection with the transactions contemplated hereby or thereby; provided, however, that the term “Business Confidential Information” shall not include information that is or becomes generally available to the public (other than as a result (directly or indirectly) of a disclosure by an Applicable Seller or its Affiliates or Representatives in violation of this Section 6.04(c)). For purposes of this Section 6.04, the term “Buyer Confidential Information” shall mean any confidential or proprietary information of Buyers or their Affiliates provided to the Applicable Sellers in connection with this Agreement, the Transaction Documents, or the transactions contemplated hereby or thereby, whether before, on or after the date of this Agreement, including the identity of any sources of Debt Financing or the terms of such Debt Financing. Notwithstanding the foregoing, “Buyer Confidential Information” does not include (x) information that is or becomes generally available to the public other than as a result (directly or indirectly) of a disclosure or other action by the Applicable Sellers or any of their Affiliates or Representatives, (y) information that was within the possession of the Applicable Sellers or their respective Affiliates or Representatives on a non-confidential basis prior to its being provided to the Applicable Sellers or their respective Affiliates or Representatives by or on behalf of Buyers or their respective Affiliates or Representatives, and (z) information that becomes available to the Applicable Sellers or their respective Affiliates or Representatives on a non-confidential basis from a source other than Buyers or their respective Affiliates or Representatives, which source is not known to, after due inquiry, the Applicable Sellers to be prohibited from disclosing such information on a non-confidential basis by any legal, contractual or fiduciary obligation.

Section 6.05                             Governmental Approvals and Consents.

(a)                                 Sellers and Buyers shall each, as promptly as possible, use its commercially reasonable efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement and the other Transaction Documents. Sellers and their Affiliates shall cooperate to assist Buyers and their Affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals required by Buyers and their Affiliates. The parties hereto shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals. Without limiting the generality of the foregoing, Buyers and Sellers agree to supply as promptly as practicable to the SBA any additional information and documentary material that may be requested by the SBA in connection with obtaining all necessary consents and approvals from the SBA in connection with the transactions contemplated hereby.

(b)                                 All analyses, presentations, talking points, arguments (oral or written), briefs, filings, arguments, undertakings and proposals (collectively “Submissions”)

made by or on behalf of Sellers on the one hand, or Buyers on the other hand, for submission to any Governmental Authority or the staff or regulators of any Governmental Authority in connection with the transactions contemplated by this Agreement (but for the avoidance of doubt, not including any interactions between Sellers or Buyers with Governmental Authorities in the ordinary course of business not relating to the transactions contemplated hereby, any disclosure that is not permitted by Law or any disclosure containing proprietary information of Sellers or Buyers that is unrelated to the transactions contemplated hereby or relates to the Buyers’ business to be conducted following the Closing) shall be disclosed to Buyers and Sellers, respectively, hereunder in advance of any such submission or attendance at any meeting, it being the intent of this Section 6.05(b) that Sellers and Buyers will consult and cooperate with one another, and consider in good faith the views of one another, prior to making any such Submissions and in connection with any communications received from any Governmental Authority or staff or regulators of any Governmental Authority in connection with the transactions contemplated hereby, or prior to attending any material meetings with any Governmental Authority or the staff or regulators of any Governmental Authority in connection with the transactions contemplated hereby. Sellers and Buyers shall give each other prior written notice of any meeting, discussion, appearance or material contact with any Governmental Authority or the staff or regulators of any Governmental Authority in connection with the transactions contemplated hereby, with such notice being sufficient to provide the other party with the opportunity to attend and participate in such meeting, discussion, appearance or material contact.

Section 6.06                             Recoveries Belonging to Applicable Sellers. Buyers shall, and shall cause their respective Affiliates to, hold in trust for the benefit of the Applicable Sellers, and promptly (but in no event later than five (5) Business Days after receipt by a Buyer or such Affiliate) pay over to the Applicable Sellers any and all amounts received by Buyers or their respective Affiliates in respect of or on account of any loan or other interest that constitutes a Non-Transferred Loan (whether in the nature of a payment of principal, interest, insurance proceeds, reimbursement of Servicing expenses, payment on an SBA Guaranty, or otherwise).

Section 6.07                             Public Announcements. Neither Sellers nor Buyers shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed). This Section 6.07 shall not apply, however, to (a) any announcement or written statement required to be made by Law, or stock exchange requirements (based upon the reasonable advice of counsel), except that the party required to make such announcement shall consult with the other party concerning the timing and content of such announcement before such announcement is made to the extent reasonably practicable, or (b) any announcements or written or oral statements made by Sellers or their Affiliates in communicating with shareholders in a manner consistent with past practice; provided, however, that in no event shall Sellers or their Affiliates be permitted to disclose to any Person the name of Sutherland Asset I, LLC or any Pricing Information in connection with any announcements or written or oral statements in communications with shareholders not covered by subsection (a) above unless such disclosure is required pursuant to any Law, regulatory process or stock exchange requirement or is required or reasonably appropriate pursuant to any request from any Governmental Authority or such information becomes generally available to the public (other than as a result (directly or indirectly) of a disclosure by Sellers or their Affiliates or Representatives in violation of this Section 6.07.

Section 6.08                             Bulk Sales Laws. Sellers and Buyers hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyers.

Section 6.09                             Further Assurances. Following each Closing, Sellers and Buyers shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents.

Section 6.10                             Transfer Taxes. All transfer, documentary, sales, use, value added, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, the other Transaction Documents, or the sale, transfer or assignment of any of the Purchased Assets or any interest therein or the recording thereof (including any real property transfer Taxes, mortgage recording taxes or any similar Tax or fee) shall be borne and paid by Buyers. Buyers shall, at their own expense, prepare and timely file any Tax Return or other document with respect to such Taxes or fees (and Sellers shall cooperate with respect thereto as reasonably necessary).

Section 6.11                             Straddle Period Taxes. Sellers shall, at their own expense, prepare and timely file all Tax Returns relating to all real property Taxes, personal property Taxes or similar ad valorem obligations levied (i) on the owner of the Transferred Loans for any taxable period that begins before the Applicable Cut-Off Time and ends after the Applicable Cut-Off Time and (ii) on the owner of all other Purchased Assets for any taxable period that begins before the Applicable Closing Date and ends after the Applicable Closing Date (each such taxable period, a “Straddle Period”, and such Taxes, “Straddle Period Taxes”), whether imposed or assessed before or after the Applicable Cut-Off Time or the Applicable Closing Date, as appropriate. Buyers shall be liable for and shall indemnify Sellers, their Affiliates and each of their respective officers, directors, employees, stockholders, agents, and representatives against all liability for the amount of such Straddle Period Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending after the Applicable Cut-Off Time for the Transferred Loans and after the Applicable Closing Date for all other Purchased Assets and the denominator of which is the number of days in the entire relevant Straddle Period. Sellers shall be liable for and shall indemnify Buyers, their Affiliates and each of their respective officers, directors, employees, stockholders, agents, and representatives against all liability for the amount of such Straddle Period Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending before the Applicable Cut-Off Time for the Transferred Loans and ending on or before the Applicable Closing Date for all other Purchased Assets and the denominator of which is the number of days in the entire relevant Straddle Period. Any credits relating to a Straddle Period shall be taken into account as though the relevant Straddle Period ended at the Applicable Cut-Off Time or on the Applicable Closing Date, as appropriate. Any material Tax Return for a Straddle Period shall be submitted to Buyers by Sellers at least ten (10) Business Days prior to the due date of such Tax Return (taking valid extensions into account). Buyers will pay to Sellers, within two (2) Business Days after the filing of any such Tax Return by Sellers, an amount equal to the portion of the Straddle Period Taxes reflected on such Tax Return for which Buyers are liable under this Section 6.11. For the avoidance of doubt, Straddle Period Taxes do not include any Taxes owed by an Obligor with respect to real property securing any Transferred Loan.

Section 6.12                             Acknowledgements. Buyers acknowledge and agree that except for the representations and warranties contained in Article IV of this Agreement (as qualified by the related portions of the Seller Disclosure Schedule), no Seller or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of any Applicable Seller, including any representation or warranty as to any Applicable Seller, the Purchased Assets, the Assumed Liabilities, this Agreement, the accuracy or completeness of any information regarding the Purchased Assets and the Assumed Liabilities furnished or made available to Buyers and their Representatives (including the Confidential Information Memorandum and any information, documents or material delivered to Buyers, management presentations or in any other form in expectation of the transactions contemplated hereby) or as to the future revenue or profitability of the Purchased Assets, or any representation or warranty arising from statute or otherwise in law.

Section 6.13                             Financing.

(a)                                 Buyers shall use, and shall cause their Affiliates to use, their commercially reasonable efforts to (i) arrange and obtain the proceeds of the Financings on the terms and conditions described in the Commitment Letters, (ii) enter into definitive agreements with respect thereto on the terms and conditions contained in the Commitment Letters (including any flex provisions thereof) (the “Financing Agreements”), which agreements relating to the Debt Financing shall be in effect as promptly as practicable after the date hereof, but in no event later than the Phase II Closing, and (iii) satisfy on a timely basis all conditions applicable to Buyers or their Affiliates under the Financing Agreements (including the consummation of the Equity Financing).

(b)                                 Buyers shall use, and shall cause their Affiliates to use, their commercially reasonable efforts to cause the lenders that are party to the Debt Commitment Letter and any other Persons providing Debt Financing to fund, at the Phase II Closing, at least $150,000,000 of Debt Financing, including by taking enforcement action, if all conditions to Closing contained in Article VII hereof and in Article VII of the CIT Bank Agreement are satisfied or waived (other than those conditions that (x) by their terms are to be satisfied at the Phase II Closing or (y) will be satisfied or waived upon funding).

(c)                                  Subject to the following sentence, Buyers shall not, and shall cause their Affiliates not to, amend, alter or waive, or agree to amend, alter or waive, any term or provision of the Commitment Letters without the written consent of the Sellers. If any portion of the Debt Financing becomes or could become unavailable in the manner or from the sources contemplated in the Debt Commitment Letter such that such sources would fund less than $150,000,000 at the Phase II Closing, (i) Buyers shall immediately so notify the Sellers and (ii) Buyers shall use their commercially reasonable efforts to arrange to obtain, as promptly as practicable, debt financing from alternative sources that will be funded at the Phase II Closing (subject to the satisfaction or waiver of all conditions precedent to the obligations of Buyers to consummate the Phase II Closing pursuant to Sections 7.01(b) and 7.02(b) hereof and Sections 7.01(b) and 7.02(b) of the CIT Bank Agreement, other than any such conditions that by their nature are to be satisfied at the Phase II Closing, but subject to the prior or substantially concurrent satisfaction or waiver of those conditions) in an amount at least equal to the difference between $150,000,000 and the amount to be funded by the sources contemplated in the Debt Commitment Letter provided by JP Morgan Chase Bank, N.A. on or prior to the date hereof, including by entering into one or more new debt commitment letters providing for such alternative financing (the “Alternate Financing”) and definitive agreements with respect to the Alternate Financing contemplated by such new debt commitment letters. If and to the extent that the Financings are supplemented or superseded by any such Alternate Financing, the terms “Debt Financing”, “Financings”, “Financing Agreements”, “Debt Commitment Letter” and “Commitment Letters” shall each be deemed to be modified, mutatis mutandis, to refer to such Alternative Financing and any commitments or definitive agreements with respect thereto.

(d)                                 Buyers shall comply, shall cause their Affiliates to comply, and shall use their commercially reasonable efforts to cause their Representatives to comply, with the terms, and satisfy on a timely basis the conditions, of the Commitment Letters and the Financing Agreements. Any breach of the Commitment Letters or the Financing Agreements by Buyers or any of their Affiliates shall be deemed a breach by Buyers of this Section 6.13. Buyers shall (i) furnish to the Sellers complete, correct and executed copies of the Financing Agreements promptly upon their execution (with any pricing information redacted), (ii) give the Sellers prompt notice of any breach or threatened, in writing, breach of any of the Commitment Letters, the Financing Agreements or any related fee or engagement letter by any party thereto of which Buyers become aware or any termination or threatened termination thereof, and (iii) otherwise keep the Sellers reasonably informed of the status of their efforts to arrange the Financings, including by promptly providing the Sellers with all executed term sheets relating to the Financings and all executed term sheets relating to any Alternate Financing.

(e)                                  The Sellers shall and shall cause their respective Affiliates and their respective Representatives to, at Buyers’ sole expense, cooperate in connection with the arrangement of the Debt Financing as may be reasonably requested by Buyers; provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Sellers or any of their respective Affiliates. Such cooperation by the Sellers shall include, at the reasonable request of Buyers, subject to Section 6.02, providing to the lenders specified in the Debt Commitment Letter financial and other information with respect to the Purchased Assets and Assumed Liabilities and the CIT Bank Purchased Assets and CIT Bank Assumed Liabilities, and otherwise reasonably cooperating in connection with the Debt Financing. Notwithstanding anything in this Agreement to the contrary, none of the Sellers nor any of their respective Affiliates shall be required to pay any commitment or other similar fee or incur any other liability or obligation in connection with the Financings. Buyers acknowledge and agree that none of the Sellers nor any of their respective Affiliates shall have any responsibility for, or incur any liability to any Person under or with respect to, the Financings, or any cooperation provided pursuant to this Section 6.13, and Buyers shall indemnify and hold harmless the Sellers and their respective Affiliates and their respective directors, officers, employees, agents and Representatives from and against any and all Losses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding whether involving a third party claim or a claim solely between the parties hereto)

suffered or incurred by any of them in connection with the Financings and any information utilized in connection therewith, except to the extent that any information utilized in connection with the Financings that was provided or furnished by Sellers in writing specifically for use in connection therewith (and unaltered by Buyers or their Affiliates or Representatives) contained an untrue statement of a material fact at the time that such information was provided or furnished by the Sellers.

Section 6.14                             Servicing; Missing Documents

(a)                                 Servicing After the Phase I Closing Date. All Phase I Transferred Loans will be sold, transferred, conveyed and assigned to Buyers on a Servicing-Released Basis and all rights, obligations, liabilities and responsibilities with respect to the Servicing and administration of such Phase I Transferred Loans will pass to Buyers, and each Applicable Seller will be discharged and released from all obligations, liability or responsibility with respect to such Servicing from and after such Phase I Servicing Transfer Time, in each case, as of 11:59 p.m. New York City Time on the Phase I Closing Date (the “Phase I Servicing Transfer Time”); provided, however, that, notwithstanding anything in this Agreement to the contrary, none of the Buyers or Cortland shall, without the prior written consent of the Sellers, take any Servicing Major Action with respect to any Phase I Transferred Loans. As of the Phase I Servicing Transfer Time (1) subject to item (1) of the last paragraph of Section 2.01(a), Sellers shall deliver, or shall cause to be delivered, to Buyers or the Custodian, possession of the Whole Loan Files for all Phase I Transferred Whole Loans and Phase I Transferred Participated Loans and the Participant Loan Files for all Phase I Transferred Participant Loans, along with a data tape containing information reasonably necessary for Buyers to Service the Phase I Transferred Loans prior to the SBL Application Packaging Completion Date, and (2) Buyers will be solely responsible and liable for compliance with all applicable Laws governing the ownership, Servicing or administration of the Phase I Transferred Loans for the period from and after the Phase I Servicing Transfer Time, including, without limitation, the obligation (if any) to notify any Obligor or any other party thereto of the transfer of the servicing rights from a Seller or Servicer to the Applicable Buyer. If requested by Buyers, Sellers will participate in a notice of transfer of service that is drafted by Buyers and directed to the Obligors and that is in form and substance reasonably satisfactory to Sellers.

(b)                                 Servicing After the Phase II Closing Date. All Phase II Transferred Loans will be sold, transferred, conveyed and assigned to Buyers on a Servicing-Released Basis. As of 11:59 p.m. New York City Time on the Phase II Closing Date (the “Phase II Servicing Transfer Time”), all rights, obligations, liabilities and responsibilities with respect to the Servicing and administration of such Phase II Transferred Loans will pass to Buyers, and each Applicable Seller will be discharged and released from all obligations, liability or responsibility with respect to such Servicing from and after such Phase II Servicing Transfer Time. As of the Phase II Servicing Transfer Time, Buyers will be solely responsible and liable for compliance with all applicable Laws, rules and regulations governing the ownership, Servicing or administration of the Phase II Transferred Loans for the period from and after the Phase II Servicing Transfer Time, including, without limitation, the obligation (if any) to notify any Obligor or any other party thereto of the transfer of the servicing rights from a Seller or Servicer to the Applicable Buyer. If requested by Buyers, Sellers will participate in a notice of transfer of service that is drafted by Buyers and directed to the Obligors and that is in form and substance reasonably satisfactory to Sellers.

(c)                                  Missing Documents. For a period of ninety (90) days following the date of delivery of a Custodian Certificate (the “Cure Period”), Buyers shall, and shall cause Cortland and the Transferred Employees to, during any portion of the Cure Period that is after the Phase II Closing Date, use their commercially reasonable efforts to locate and obtain any Missing Notes (including a copy of any Note to be attached to a Lost Note Affidavit), Missing Remaining Required Documents, Missing Core Documents and Missing Other Documents, and Sellers shall use their commercially reasonable efforts to cooperate with the Sellers, Cortland and the Transferred Employees in connection therewith. Sellers shall (i) from the date hereof until the Phase II Closing Date, use their commercially reasonable efforts to locate and obtain any Missing Original Notes, Missing Notes (including a copy of any Note to be attached to a Lost Note Affidavit), Missing Remaining Required Documents, Missing Core Documents and Missing Other Documents, and (ii) between the date hereof and the Phase II Closing Date, use their commercially reasonable efforts to cooperate with Buyers to locate any Additional Collateral Review Documents that should be in the Whole Loan File relating to any Transferred Loan File but are not in such Whole Loan File.

Section 6.15                             Exclusivity.

(a)                                 Each Seller agrees that between the date of this Agreement and the earlier of the Phase II Closing and the termination of this Agreement, such Seller shall not, and shall take all action necessary to ensure that none of its controlled Affiliates or any of their respective Representatives shall:

(i)                                         sell any of the Purchased Assets (other than pursuant to this Agreement) or solicit, initiate, consider, encourage or accept any other proposals or offers from any Person relating to any direct or indirect acquisition or purchase of all or any material portion of the Purchased Assets, whether effected by sale of assets, sale of stock, merger, exclusive license, or otherwise; provided, however, that Buyers acknowledge and agree that any actions taken by Sellers in connection with Servicing and/or resolution or settlement of a Transferred Loan shall not be prohibited by this Section 6.15(a), provided such actions are in compliance with Section 6.01 and Section 6.14(a); or

(ii)                                      participate in any discussions, conversations, negotiations or other communications regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other Person to seek to do any of the foregoing. Such Seller immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing.

(b)                                 The Sellers shall notify the Buyers promptly, but in any event within twenty-four (24) hours, orally and in writing if any such proposal or offer, or any inquiry or other contact with any Person with respect thereto, is made. Any such notice to the Buyers shall indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or other contact and the terms and conditions of such proposal, offer, inquiry or other contact. No Seller shall release any Person from, or waive any provision of, any confidentiality agreement relating to the Purchased Assets to which such Seller is a party, without the prior written consent of the Buyers.

Section 6.16                             Covenant Not to Compete; Covenant Not to Solicit.

(a)                                 Prior to the earlier of (x) the date that is eighteen (18) months from the October Cut-Off Time and (y) the date on which a Change of Control of CIT has occurred, (i) none of the Sellers nor their respective Affiliates shall, directly or indirectly, engage in the business of owning, originating or servicing SBA 7(a) Loans or SBA 504 Loans (any such business, a “Competing Business”), except as a result of a business combination (whether as a result of a merger, consolidation, purchase of substantially all of the assets, capital stock or other equity interests of another Person or otherwise) and except for origination of such loans by CIT Bank or any of its subsidiaries to their existing or new branch level customers and related ownership and servicing of such loans, and (ii) the Sellers shall not, and to the extent they have the legal and enforceable right to do so, permit their directors, officers, employees, agents, consultants and/or representatives to, directly or indirectly, (A) recruit, solicit or encourage any existing borrower under a Transferred Loan in order to induce or attempt to induce such borrower to terminate or reduce the scope of his, her or its relationship with Buyers with respect to such Transferred Loan in favor of a similar relationship with a Competing Business or (B) solicit, encourage or attempt to solicit or encourage any Transferred Employees to terminate his, her, or its relationship with the Buyers to become employees, agents, representatives or consultants of any Seller or their respective Affiliates. Notwithstanding the foregoing, (a) no Seller nor their respective Affiliates shall be prohibited from owning less than five percent (5%) of the outstanding voting power in any Person engaged in a Competing Business; provided such ownership is passive other than solely with respect to the exercise of rights as a shareholder and does not involve the exercise of control over the management or policies of such Person and (b) the acquisition (by asset purchase, stock purchase, merger, consolidation or otherwise) by any Seller or any of their respective Affiliates of the stock, business or assets of any Person that at the time of such acquisition is engaged in a Competing Business, and the continuation of the Competing Business following such acquisition shall not be prohibited hereunder if such Person was not substantially engaged in a Competing Business prior to such acquisition. For purposes of this Agreement, a Person shall be deemed to be “substantially engaged” in a Competing Business if the gross operating revenues of such Person for the twelve (12) month period preceding the date of such acquisition that are attributable to the Competing Business account for more than thirty percent (30%) of the total gross operating revenues of such Person for such period. In the event any Seller or any of their Affiliates acquire the stock, business or assets of any Person that at the time of such acquisition is substantially engaged in a Competing Business, no Seller nor any of its Affiliates shall be deemed to be engaged in a Competing Business if such Seller or such controlled Affiliate divests the Competing Business within six (6) months after such acquisition.

(b)                                 The parties expressly acknowledge that it would be difficult to measure the damages that might result from any breach of this Section 6.16, and that any such breach will result in immediate, substantial irreparable injury to the Buyers for which they will have no adequate remedy at law. The Buyers shall be entitled to, without the posting of a bond, an injunction issued by a court of competent jurisdiction enjoining and restraining the breaching Person from continuing such breach. If any court construes any of the restrictive covenants contained in this Section 6.16, or any part hereof, to be unenforceable, because of the duration of this Section 6.16 or the area covered hereby or otherwise, such court shall have the power to revise the duration or area or other portion of this Section 6.16 and, in this revised form, this Section 6.16 shall then be enforceable and shall be enforced. Rights and remedies provided for in this Section 6.16 are cumulative and shall be in addition to rights and remedies otherwise available to the parties hereunder or under any other agreement or applicable Law.

Section 6.17                             Deliverables. Following each Closing, Sellers agree to deliver to Buyers all letters requested by the Buyers with respect to substitution of plaintiffs in connection with judicial foreclosure proceedings in process on the related Closing Date relating to the Transferred Interests transferred to Buyers on such Closing Date, in each case within three (3) Business Days after any such request by Buyers.

Section 6.18                             Consents to Assignment.

(a)                                 With respect to each Transferred Interest, Sellers shall use their commercially reasonable efforts to obtain or cause to be obtained, prior to the Applicable Closing Date, any consents required under any Transferred Loan Document or relating to any Transferred Interest in order to assign such Transferred Interest to the Applicable Buyer (all such required consents with respect to any Transferred Interest, “Required Consents”); provided, however, that nothing in this Agreement shall require any Seller to (i) pay any consent, amendment or other fees, expenses or charges to the Person from whom such consent is sought (each a “Consenting Person”) other than any amounts included in the portion of the Aggregate Purchase Price allocated to the Trust Loans, or (ii) take any action to obtain the consent of any such Consenting Person to any collateral assignment of any Transferred Interest (or underlying Transferred Loan) to any financing source of Buyers (other than, at Buyers’ request, including a request for such collateral assignment in the consent to assign the related Transferred Interest from the Applicable Seller to the Applicable Buyer).

(b)                                 Notwithstanding anything in this Agreement to the contrary, if, as of the date on which all other conditions to the Applicable Closing set forth in Article VII hereof and in Article VII of the CIT Bank Agreement have been satisfied (other than those conditions which, by their nature, are to be satisfied on the Applicable Closing Date), all Required Consents with respect to one or more Transferred Interests in a Participated Loan or a Participant Loan have not been obtained, any such Transferred Interests shall be deemed excluded from the Purchased Assets for all purposes of this Agreement and the Phase I Purchase Price and/or the Phase II Purchase Price, as applicable, shall be reduced by an amount equal to the Unpaid Principal Balance of each such Transferred Interest multiplied by the Applicable Bid Percentage related to such Transferred Interest.

Section 6.19                             Servicing of Non-Transferred Loans. On the Phase II Closing Date, Sellers shall provide to ReadyCap a data tape, imaged Whole Loan Files and all other information reasonably necessary or advisable for ReadyCap to respond to inquiries from the SBA regarding the Non-Transferred Loans and to resolve any SBA Claims relating thereto. Within thirty (30) days after the Phase II Closing Date, Sellers shall provide to Buyers copies of the physical Whole Loan Files for the Non-Transferred Loans for the purpose of allowing ReadyCap to respond to inquiries from the SBA regarding the Non-Transferred Loans and to resolve any SBA Claims relating thereto. From and after the Phase II Closing Date, as holder of the SBA License, ReadyCap shall take all action reasonably necessary (with the same degree of care and attention that it applies to such actions taken on its own behalf) to respond to any inquiries from the SBA regarding the Non-Transferred Loans and to resolve any SBA Claims relating thereto; provided, however, that Sellers shall indemnify ReadyCap for any Losses incurred in connection therewith (including any amounts paid in settlement) pursuant to Section 8.02(c)) and Sellers shall promptly reimburse ReadyCap for any reasonable and documented out-of-pocket fees, costs or expenses incurred in connection therewith; and provided, further that, notwithstanding anything herein to the contrary, ReadyCap shall not incur any such out-of-pocket fees, costs or expenses with respect to any Non-Transferred Loan in excess of five hundred dollars ($500) without the prior written consent of Sellers.

Section 6.20                             Information Services. For a period of three (3) years after each Closing, Buyers shall provide, and shall cause their respective Affiliates and Cortland, as applicable, to provide, to Sellers and their respective Affiliates, as soon as reasonably practicable following any request from Sellers, reasonable access, during normal business hours and at no additional incremental expense to Buyers, to any books, records, data and other documents transferred to any Buyer or its Affiliates or Cortland or any lender or custodian of Buyers at such Closing pursuant to this Agreement or after such Closing pursuant to this Agreement or the Transition Services Agreement, and Buyers shall provide, and cause their respective Affiliates and Cortland, as applicable, to provide, reasonable assistance to Sellers and their respective Affiliates in reference to such books and records. From and after the Phase II Closing until the expiration of the applicable statute of limitations, Buyers shall provide, and shall cause their respective Affiliates and Cortland, as applicable, to provide, to Sellers as soon as reasonably practicable following any written request from Sellers, all information, data, documentation and materials in the possession of Buyers, Cortland or any of their Affiliates directly related to the Purchased Assets, the Assumed Liabilities or any of the transactions contemplated hereby as reasonably requested by Sellers in connection with any request from the SBA or any other Governmental Authority or as necessary in connection with any reporting or disclosure obligations of Sellers or their respective Affiliates pursuant to the Securities Exchange Act of 1934, the Securities Act of 1933, any federal or state Tax Laws or any other Law or request of any Governmental Authority. In addition, for a period of three (3) years from the Phase II Closing Date, Buyers shall furnish, and shall cause their respective Affiliates and Cortland to furnish, without expense to Sellers and their Affiliates (other than reimbursement by Sellers of out-of-pocket expenses of Buyers as provided in the last sentence of this Section 6.20), management or other employees (or consultants) of Buyers or Cortland or their respective Affiliates, in each case with appropriate knowledge and experience, as may be reasonably necessary for the preparation of the defense of any claim by any Governmental Authority (not otherwise covered by Article VIII) relating to the Purchased Assets, the Assumed Liabilities, the CIT Bank Purchased Assets or the CIT Bank Assumed Liabilities provided that such assistance by employees of Buyers and their respective Affiliates and Cortland does not unreasonably interfere with the business or operations of Buyers, such Affiliates or Cortland. Sellers shall reimburse Buyers for any material out-of-pocket costs incurred by Buyers in connection with providing any information or assistance to Sellers pursuant to this Section 6.20.

ARTICLE VII

CONDITIONS TO CLOSING

Section 7.01                             Conditions to Obligations of All Parties.

(a)                                 Phase I Closing. The obligations of each party to consummate the transactions contemplated by this Agreement to occur at the Phase I Closing shall be subject to the fulfillment, at or prior to the Phase I Closing, of each of the following conditions:

(i)                                       No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement to occur at the Phase I Closing illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of such transactions to be rescinded following completion thereof.

(b)                                 Phase II Closing. The obligations of each party to consummate the transactions contemplated by this Agreement to occur at the Phase II Closing shall be subject to the fulfillment, at or prior to the Phase II Closing, of each of the following conditions:

(i)                                         No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement to occur at the Phase II Closing illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of such transactions to be rescinded following completion thereof.

(ii)                                      The Applicable Sellers and Buyers shall have received all necessary consents and authorizations of the SBA to transfer the Phase II Purchased Assets (including all related servicing rights and obligations) to Buyers and no such consent or authorization shall have been revoked (the “SBA Approval”).

(iii)                                   The Applicable Sellers shall have received all other required consents, authorizations, orders and approvals relating to the Phase II Purchased Assets from the Governmental Authorities referred to in Section 4.03(c) of the Seller Disclosure Schedule and Buyers shall have received all required consents, authorizations, orders and approvals relating to the Phase II Purchased Assets from the Governmental Authorities referred to in Section 5.03 of the Buyer Disclosure Schedule, in each case, in form and substance reasonably satisfactory to Buyers and Sellers, and no such consent, authorization, order and approval shall have been revoked.

(iv)                                  The Custodian shall have delivered to Buyers and Sellers a Custodian Certificate satisfying the condition set forth in Section 7.02(b)(vi).

Section 7.02                             Conditions to Obligations of Buyers.

(a)                                 Phase I Closing. The obligations of Buyers to consummate the transactions contemplated by this Agreement to occur at the Phase I Closing shall be subject to the fulfillment or Buyers’ waiver, at or prior to the Phase I Closing, of each of the following conditions:

(i)                            The General Seller Representations, the Property Holdings Representations and the Trust Representations shall be true and correct in all respects as of the Phase I Closing Date and the Loan Level Representations shall be true and correct in all respects with respect to the Phase I Transferred Interests as of the Phase I Closing Date, in each case with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not have a Material Adverse Effect.

(ii)                         The Applicable Sellers shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by them prior to or on the Phase I Closing Date.

(iii)                      The Applicable Sellers shall have delivered to Buyers duly executed counterparts of the Phase I Assignment and Assumption Agreement and such other documents and deliveries set forth in Section 3.02(a).

(iv)                     Buyers shall have received a certificate (a “Seller Closing Certificate”), dated as of the Phase I Closing Date and signed by a duly authorized officer of Sellers, that each of the conditions set forth in Section 7.02(a)(i) and Section 7.02(a)(ii) have been satisfied.

(v)                        Buyers shall have received a certificate pursuant to Treasury Regulations Section 1.1445-2(b) (a “FIRPTA Certificate”) that each Applicable Seller is not a foreign person within the meaning of Section 1445 of the Code duly executed by such Applicable Seller.

(b)                                 Phase II Closing. The obligations of Buyers to consummate the transactions contemplated by this Agreement to occur at the Phase II Closing shall be subject to the fulfillment or Buyers’ waiver, at or prior to the Phase II Closing, of each of the following conditions:

(i)                            The General Seller Representations and the IP and Employee Representations shall be true and correct in all respects as of the Phase II Closing Date and the Loan Level Representations shall be true and correct in all respects with respect to the Phase II Transferred Interests as of the Phase II Closing Date, in each case with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not have a Material Adverse Effect.

(ii)                         The Applicable Sellers shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by them prior to or on the Phase II Closing Date.

(iii)                             The Applicable Sellers shall have delivered to Buyers duly executed counterparts to the Phase II Assignment and Assumption Agreement the Transition Services Agreement and such other documents and deliveries set forth in Section 3.02(b) and the Software License Agreement duly executed by CIT Group Inc.

(iv)                            Buyers shall have received a Seller Closing Certificate, dated as of the Phase II Closing Date and signed by a duly authorized officer of Sellers, that each of the conditions set forth in Section 7.02(b)(i) and Section 7.02(b)(ii) have been satisfied.

(v)                            Buyers shall have received a FIRPTA Certificate.

(vi)                            The Missing Original Note Percentage reflected on the Closing Date Missing Document Statement shall be fifteen percent (15%) or less and the Missing Remaining Required Document Percentage reflected on the Closing Date Missing Document Statement shall be thirty percent (30%) or less.

(vii)                         The closing of the transactions contemplated by the CIT Bank Agreement shall be consummated at the Phase II Closing.

Section 7.03                   Conditions to Obligations of Sellers.

(a)                             Phase I Closing. The obligations of Sellers to consummate the transactions contemplated by this Agreement to occur at the Phase I Closing shall be subject to the fulfillment or Sellers’ waiver, at or prior to the Phase I Closing, of each of the following conditions:

(i)                                   The representations and warranties of Buyers contained in Article V shall be true and correct in all respects as of the Phase I Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not have a material adverse effect on Buyers’ ability to consummate the transactions contemplated by this Agreement and the other Transaction Documents.

(ii)                                Buyers shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by them prior to or on the Phase I Closing Date.

(iii)                             Buyers shall have delivered to the Applicable Sellers the Phase I Estimated Purchase Price (allocated among the Applicable Sellers as set forth in the Phase I Estimated Purchase Price Statement), duly executed counterparts of the Phase I Assignment and Assumption Agreement and such other documents and deliveries set forth in Section 3.02(c).

(iv)                            Sellers shall have received a certificate (a “Buyer Closing Certificate”), dated as of the Phase I Closing Date and signed by a duly authorized officer of Buyers, that each of the conditions set forth in Section 7.03(a)(i) and Section 7.03(a)(ii) have been satisfied.

(b)                        Phase II Closing. The obligations of Sellers to consummate the transactions contemplated by this Agreement to occur at the Phase II Closing shall be subject to the fulfillment or Sellers’ waiver, at or prior to the Phase II Closing, of each of the following conditions:

(i)                                   The representations and warranties of Buyers contained in Article V shall be true and correct in all respects as of the Phase II Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not have a material adverse effect on Buyers’ ability to consummate the transactions contemplated by this Agreement and the other Transaction Documents.

(ii)                                Buyers shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by them prior to or on the Phase II Closing Date.

(iii)                             Buyers shall have delivered to the Applicable Sellers the Phase II Estimated Purchase Price (allocated among the Applicable Sellers as set forth in the Phase II Estimated Purchase Price Statement), duly executed counterparts of the Phase II Assignment and Assumption Agreement, the Software License Agreement, the Transition Services Agreement and such other documents and deliveries set forth in Section 3.02(d).

(iv)                            Sellers shall have received a Buyer Closing Certificate, dated the Phase II Closing Date and signed by a duly authorized officer of Buyers, that each of the conditions set forth in Section 7.03(b)(i) and Section 7.03(b)(ii) have been satisfied.

(v)                               The closing of the transactions contemplated by the CIT Bank Agreement shall be consummated at the Phase II Closing.

(vi)                            The Phase I Closing shall have occurred pursuant to and in accordance with Section 3.01(a).

ARTICLE VIII

INDEMNIFICATION

Section 8.01                   Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Applicable Closing and shall remain in full force and effect until the expiration of the applicable Survival Period. All covenants and agreements set forth in this Agreement not fully satisfied or waived prior to any Closing shall survive such Closing, continue in effect and expire in accordance with their respective terms. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable Survival Period for any representation or warranty shall not thereafter be barred by the expiration of such Survival Period and such claims shall survive until finally resolved in accordance with this Article VIII.

Section 8.02                   Indemnification by Sellers. Subject to the other terms and conditions of this Article VIII, from and after the Applicable Closing, Sellers shall, jointly and severally, indemnify each Buyer and its Affiliates and each of their respective Representatives (collectively, “Buyer Indemnified Parties”) against, and shall hold any Buyer Indemnified Party harmless from and against, any and all Losses incurred or sustained by, or imposed upon, such Persons based upon, arising out of, with respect to or by reason of:

(a)                             any inaccuracy in or breach of any of the representations or warranties of Sellers contained in this Agreement (other than any breach of Sellers’ representation and warranties in Section 4.04(f)) or any of the representations or warranties of CIT Bank contained in the CIT Bank Agreement (other than any breach of CIT Bank’s representation and warranties in Section 4.04(f) of the CIT Bank Agreement);

(b)                             any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Sellers pursuant to this Agreement or by CIT Bank pursuant to the CIT Bank Agreement;

(c)                              any Excluded Liability or any CIT Bank Excluded Liability (as defined in the CIT Bank Agreement);

(d)                             any repair or denial action taken by the SBA with respect to the SBA Guaranty or any Secondary Market Participation Guaranty relating to any Transferred 7(a) Loan or CIT Bank Transferred Loan including with respect to any Clawback Obligation (or any voluntary cancellation of any SBA Guaranty relating to any Transferred 7(a) Loan or CIT Bank Transferred Loan) in each case to the extent caused by, arising out of or related to any alleged failure by Sellers or CIT Bank or any of their respective Affiliates or Representatives to comply with the Small Business Act and related rules and regulations at any time on or prior to the Phase II Closing Date or facts and circumstances existing prior to the Phase II Closing Date (collectively, “Covered Repair or Denial Actions”).

(e)                              all liabilities and obligations of Buyer Indemnified Parties for Taxes to the State of New Jersey resulting from any failure of any Applicable Buyer to file a Notification of Sale, Transfer, or Assignment in Bulk on Form C-9600 with the Director of the Division of Taxation of the State of New Jersey pursuant to the New Jersey Bulk Sale Act, N.J.S.A 54:50-38 with respect to the purchase and sale of the October Purchased Assets. Phase I Purchased Assets, the Phase II Purchased Assets and/or the CIT Bank Purchased Assets, as applicable.

Section 8.03                   Indemnification by Buyers. Subject to the other terms and conditions of this Article VIII, from and after the Applicable Closing Buyers shall indemnify each Applicable

Seller and its Affiliates and each of their respective Representatives (collectively, “Seller Indemnified Parties”) against, and shall hold any Seller Indemnified Party harmless from and against, any and all Losses incurred or sustained by, or imposed upon, such Persons based upon, arising out of, with respect to or by reason of:

(a)                             any inaccuracy in or breach of any of the representations or warranties of Buyers contained in this Agreement or in the CIT Bank Agreement;

(b)                             any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyers pursuant to this Agreement or the CIT Bank Agreement; or

(c)                              any Assumed Liability or CIT Bank Assumed Liability (as defined in the CIT Bank Agreement).

Section 8.04                   Certain Limitations. The party making a claim under this Article VIII is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this Article VIII is referred to as the “Indemnifying Party”. The indemnification provided for in Section 8.02, Section 8.03 and Section 8.08 shall be subject to the following limitations:

(a)                             Sellers shall not be liable to the Buyer Indemnified Parties for indemnification under Section 8.02(a), Section 8.02(d) and/or Section 8.08 until the aggregate amount of all Losses for which the Sellers are required to indemnify the Buyer Indemnified Parties under Section 8.02(a), Section 8.02(d) and Section 8.08 exceeds Ten Million Dollars ($10,000,000) (the “Deductible”), in which event the Sellers shall only be required to pay or be liable for such Losses in excess of the Deductible.

(b)                             Buyers shall not be liable to the Seller Indemnified Parties for indemnification under Section 8.03(a) until the aggregate amount of all Losses for which the Buyers are required to indemnify the Seller Indemnified Parties under Section 8.03(a) exceeds the Deductible in which event the Buyers shall only be required to pay or be liable for such Losses in excess of the Deductible.

(c)                              Notwithstanding anything in this Agreement or the CIT Bank Agreement or any Delivered Lost Note Affidavit to the contrary, with respect to any claims as to which the Buyer Indemnified Parties may be entitled to indemnification under Section 8.02(a), Section 8.02(d) and/or Section 8.08, if the aggregate Losses (excluding any attorneys’ fees relating to such Losses) relating to any single Transferred Interest or CIT Bank Transferred Interest are less than Sixty Five Thousand Dollars ($65,000) (such amount, the “Per Claim Threshold”), none of such Losses shall be counted toward the Deductible. For the avoidance of doubt, the Per Claim Threshold shall not apply once the Deductible has been satisfied.

(d)                             At the end of each three (3)-month period during the period from the October Closing Date through the date on which the Deductible has been satisfied, each Party shall provide written notice (along with reasonable supporting documentation) to the other Parties of the incurrence of any all Losses during such three (3)-month period which will, or can be reasonably expected to, count toward the Deductible after taking into account the limitations set forth in this Section 8.04.

(e)                              Notwithstanding anything in this Agreement, the CIT Bank Agreement or any Lost Note Affidavit to the contrary, in no event shall Sellers be required to indemnify the Buyer Indemnified Parties for or on account of Losses resulting from, arising out of or relating to any Covered Repair or Denial Actions (even if any such Losses are also covered by any indemnity in Section 8.08 hereof or in any Lost Note Affidavit or are alleged to have resulted from, arisen out of or relate to a breach by Sellers or CIT Bank of any of their representations, warranties, covenants or agreements set forth herein or in the CIT Bank Agreement) for any amount in excess of eight million five hundred thousand dollars ($8,500,000) (the “Repair and Denial Cap”) after the Deductible has been satisfied; provided, however, that if the Final Purchase Price Adjustment Calculation reflects a Missing Remaining Required Document Percentage of more than twenty percent (20%), then the Repair and Denial Cap shall be automatically increased to ten million dollars ($10,000,000) without any further action of the Parties hereto. Any such increase in the Repair and Denial Cap shall be the sole and exclusive remedy of the Buyer Indemnified Parties for any failure of the Applicable Sellers to deliver to Buyers any Remaining Required Documents or other documents relating to the Transferred Loans and neither Sellers nor any of their Affiliates shall be required to indemnify, hold harmless or otherwise compensate or reimburse any Buyer Indemnified Parties, pursuant to Article VIII hereof, pursuant to any Lost Note Affidavit, or otherwise, for any Losses incurred or sustained by, or imposed upon, any Buyer Indemnified Party as a result of, related to or arising out of any failure of the Applicable Sellers to deliver to Buyers any Remaining Required Documents or other documents relating to the Transferred Loans.

(f)                               The aggregate amount of all Losses for which an Indemnifying Party shall be liable pursuant to Section 8.02(a), Section 8.03(a) or Section 8.08 (which liability shall not include any Losses resulting from, arising out of or relating to any Covered Repair or Denial Actions even if any such Losses are also covered by any indemnity in Section 8.08 hereof or in any Lost Note Affidavit or are also alleged to have resulted from, arisen out of or relate to a breach by Sellers or CIT Bank of any of their representations or warranties set forth herein or in the CIT Bank Agreement), as the case may be, shall not exceed thirty three million dollars ($33,000,000).

(g)                              Payments by an Indemnifying Party pursuant to Section 8.02, Section 8.03 or Section 8.08 in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment received or reasonably expected to be received by the Indemnified Party in respect of any such claim; provided, however, such payments shall include the amount of any out-of-pocket expenses incurred in connection with pursuing recovery under such insurance or indemnity, contribution or other similar agreement. The Indemnified Party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any Losses prior to seeking indemnification under this Agreement.

(h)                             In no event shall any Indemnifying Party be liable to indemnify any Indemnified Party pursuant to this Article VIII for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity or diminution of value or any damages based on any type of multiple

(except, in the case of punitive, special, or exemplary damages, to the extent that such damages are actually paid or awarded to a third-party in connection with a Third Party Claim).

(i)                                 Each Indemnified Party shall take, and cause its Affiliates to take, all reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Loss.

(j)                                Notwithstanding anything in this Agreement or the CIT Bank Agreement to the contrary, (a) the Property Taxes Deduct shall be the sole and exclusive remedy of the Buyer Indemnified Parties for any Losses or diminution in value of the Purchased Assets resulting from, caused by or arising out of any Tax-related Encumbrances on or against any real estate Collateral securing any Transferred Loan or any Transferred CIT Bank Loan or any REO Property relating to any Transferred Loan or Transferred CIT Bank Loan (collectively, “Tax Lien Losses”), and (ii) the Other Charges Deduct shall be the sole and exclusive remedy of the Buyer Indemnified Parties for any Losses or diminution in value of the Purchased Assets or the CIT Bank Purchased Assets resulting from, caused by or arising out of any other Encumbrances on or against any real estate Collateral securing any Transferred Loan or any Transferred CIT Bank Loan or any REO Property relating to any Transferred Loan or Transferred CIT Bank Loan (collectively, “Other Lien Losses”) and (b) in no event shall the Applicable Sellers be required to indemnify any Buyer Indemnified Party for any Tax Lien Losses or Other Lien Losses pursuant to this Article VIII or otherwise pursuant to this Agreement or the CIT Bank Agreement.

Section 8.05                   Indemnification Procedures.

(a)                              Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any action, suit, claim or other legal proceeding made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing and that is not an SBA Claim (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnified Party is entitled to seek indemnification hereunder, the Indemnified Party shall give the Indemnifying Party written notice thereof as promptly as reasonably practicable, but in any event no later than ten (10) days after receiving notice thereof (the “Indemnification Notice”). The failure to give such Indemnification Notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such Indemnification Notice shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right by giving written notice to the Indemnified Party within thirty (30) days of receipt of such Indemnification Notice, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, such counsel to be reasonably acceptable to the Indemnified Party. Pending receipt of the Indemnifying Party’s response to the Indemnification Notice, the Indemnified Party may take any action that it reasonably deems to be necessary or appropriate with respect to the Third Party Claim, including the filing of an answer in accordance with applicable Laws, regulations and rules. If the Indemnifying Party assumes the defense of a Third

Party Claim, each Indemnified Party shall have the right (but not the duty) to employ separate counsel in such Third Party Claim and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless: (i) the Indemnifying Party has agreed to pay such expenses; (ii) the Indemnifying Party has failed to assume the defense within the thirty (30) day period specified above; or (iii) the named parties to any such Third Party Claim (including any impleaded parties) include any Indemnified Party and the Indemnifying Party or its Affiliate, and such Indemnified Party shall have been advised by counsel that either (x) there may be one or more legal defenses available to it which are different from or in addition to those available to the Indemnifying Party or such Affiliate or (y) a conflict of interest may exist if such counsel represents such Indemnified Party and the Indemnifying Party or its Affiliate; provided, that, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel in the circumstances described in clauses (ii) or (iii) above, or the Indemnifying Party has agreed to pay the Indemnified Party’s expenses of counsel as described in clause (i) above, such counsel to the Indemnified Party shall be at the expense of the Indemnifying Party. If the Indemnifying Party fails to notify the Indemnified Party within the thirty (30) day period specified above in writing of its election to assume the defense of a Third Party Claim as provided in this Agreement, the Indemnified Party may, subject to Section 8.05(b), pay, compromise or defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim, subject to the limitations set forth in this Article VIII; provided, however, that any failure of the Indemnifying Party to notify the Indemnified Party of its election to assume such defense shall not prohibit the Indemnifying Party from subsequently electing to assume such defense, in which case the Indemnified Party shall no longer be able to settle or compromise such Third Party Claim. Sellers and Buyers shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available (subject to the provisions of Section 6.04) records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual reasonable out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

(b)                             Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement of any Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), except as provided in this Section 8.05(b), unless (i) such judgment or settlement includes as an unconditional term thereof the giving by such claimant or plaintiff to each applicable Indemnified Party of a release from all liability in respect of such Third Party Claim, (ii) such judgment or settlement would not result in the finding or admission of any violation of applicable Law by any Indemnified Party and (iii) such judgment or settlement does not impose any financial or other obligation on the part of any Indemnified Party which is not the subject of indemnification by the Indemnifying Party hereunder. If an Indemnification Notice is given to an Indemnifying Party and the Indemnifying Party does not, within thirty (30) days after the Indemnification Notice is given, give notice to the Indemnified Party of its election to assume the defense of such claim and the Indemnifying Party has not subsequently elected to assume the defense of such claim, the Indemnifying Party will be bound by any determination made in such claim or any compromise or settlement effected by the Indemnified Party.

(c)                              SBA Claims. Notwithstanding anything in this Agreement or the CIT Bank Agreement to the contrary, if a Buyer or any of its Affiliates receives notice of the assertion or commencement of any action, suit, claim or other legal proceeding made or brought by the SBA against ReadyCap as the holder of the SBA License, relating to any origination or servicing activities of the Sellers or CIT Bank prior to the Applicable Closing Date or any facts or circumstances existing prior to the Applicable Closing Date, whether such claim relates to one or more Transferred Loans, one or more Transferred CIT Bank Loans or one or more Non-Transferred Loans (each such claim, action, suit or other legal proceeding, an “SBA Claim”), Buyers shall give the Sellers written notice thereof as promptly as reasonably practicable, but in any event no later than ten (10) Business Days after receiving notice thereof (the “SBA Claim Indemnification Notice”). Such SBA Claim Indemnification Notice shall describe the SBA Claim in reasonable detail including identification of the Transferred Loans, Transferred CIT Bank Loans and/or Non-Transferred Loans to which such SBA Claim relates), shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by ReadyCap as a result thereof. As the holder of the SBA License, ReadyCap shall defend any such SBA Claim (including bringing any related counterclaims) pursuant to and in accordance with this Section 8.05(c). If Sellers may be required to indemnify any Buyer Indemnified Party for any Losses related to an SBA Claim pursuant to any provision of this Article VIII, ReadyCap shall (i) defend such SBA Claim (and bring any related counterclaims) with counsel reasonably acceptable to Sellers, (ii) keep Sellers informed of the status of such SBA Claim (and any related counterclaims), (iii) promptly inform Sellers of any material developments (including correspondence or communications with SBA) relating thereto, (iv) not take any Material Negative Action with respect to any such SBA Claim (or any related counterclaim) without consulting with, and obtaining the prior consent of, Sellers with respect to such Material Negative Action (which consent shall not be unreasonably withheld or delayed), and (v) take any action in the course of defending such SBA Claim (or prosecuting any related counterclaim) that is recommended by Sellers in writing, including bringing any related counterclaims, consenting to the entry of any judgment or entering into any settlement; provided that such action described in clause (v) would not reasonably be expected to directly cause a material adverse change in ReadyCap’s status as a Small Business Lending Company in good standing; and provided, further, that if any such action described in clause (v) would reasonably be expected to directly cause a material adverse change in ReadyCap’s status as a Small Business Lending Company in good standing, then ReadyCap shall cooperate in good faith with Sellers to formulate an alternate course of action that would not reasonably be expected to directly cause a material adverse change in ReadyCap’s status as a Small Business Lending Company in good standing and that is reasonably acceptable to Sellers. For purposes of this Section 8.05(c), the term “Material Negative Action” shall mean any action proposed to be taken by ReadyCap in the course of defending such SBA Claim (or prosecuting any related counterclaim) that would reasonably be expected to materially and adversely impact the likelihood of defending or resolving such SBA Claim (or prosecuting any related counterclaim) in the manner most favorable to Sellers with respect to their indemnification obligations under this Agreement, including any production of privileged documents, voluntary production of documents or witnesses for deposition or trial, agreements with respect to material procedural matters, the dismissal of any related counterclaim or the initiation of any settlement involving multiple Transferred Loans, Transferred CIT Bank Loans and/or Non-Transferred Loans for which Sellers may be required to indemnify any Buyer

Indemnified Party pursuant to this Article VIII. Without limiting the generality of the foregoing, ReadyCap (1) shall defend and resolve all SBA Claims with respect to which Sellers may be required to indemnify any Buyer Indemnified Party pursuant to this Article VIII in the ordinary course of business, with the same degree of care and attention, and with the same case assessment methodology and approach to settlement, as ReadyCap employs in defending and resolving claims by the SBA with respect to other 7(a) Loans originated or acquired by ReadyCap, and (2) shall not consent to the entry of any judgment or enter into any settlement of any SBA Claim without the prior written consent of Sellers (which consent shall not be unreasonably withheld or delayed) unless (A) such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to each Applicable Seller, CIT Bank and their respective Affiliates and Representatives of a release from all liability in respect of such SBA Claim if and to the extent that any such Persons were a party to such SBA Claim, (B) such judgment or settlement would not result in the finding or admission of any violation of applicable Law by any Applicable Seller or CIT Bank or any of their Affiliates or Representatives, (C) such judgment or settlement does not impose any non-financial obligation on any Applicable Seller, CIT Bank or any of their Affiliates or Representatives, and (D) such judgment or settlement does not impose on the Buyer Indemnified Parties any financial obligation in excess of five thousand dollars ($5,000) with respect to any single Transferred Loan, Transferred CIT Bank Loan or Non-Transferred Loan or thirty thousand dollars ($30,000) in the aggregate with respect to multiple Transferred Loans, CIT Bank Transferred Loans and/or Non-Transferred Loans , in each case for which Sellers may be required to indemnify the Buyer Indemnified Parties under this Article VIII; provided, however, that ReadyCap shall notify Sellers in writing of any proposed judgment or settlement of any SBA Claim involving a financial obligation regardless of whether it meets the materiality thresholds in clause 2(D) above, and if Sellers provide written notice to ReadyCap, within ten (10) Business Days after receipt by Sellers of such a notice of proposed judgment or settlement, that Sellers object to such judgment or settlement, ReadyCap shall not consent to the entry of such judgment or enter into such settlement. Sellers shall cooperate with ReadyCap in all reasonable respects in connection with ReadyCap’s defense of any SBA Claim (or the prosecution of any related counterclaim), including making available (subject to the provisions of Section 6.04) records relating to such SBA Claim (or related counterclaim) and furnishing, without expense (other than reimbursement of actual reasonable out-of-pocket expenses) to ReadyCap, management or other employees of the Sellers as may be reasonably necessary for the preparation of the defense of such SBA Claim (or the prosecution of any related counterclaim), and by providing a designated point of contact for the receipt of all notices and request for Sellers’ consent required under this subsection. Notwithstanding anything in this Section 8.05(c) to the contrary, if Buyers provide to such designated point of contact a request for Sellers’ consent to any Material Negative Action and such request is not responded to by Sellers within ten (10) Business Days of receipt of such request by such designated point of contact, Sellers shall be deemed to have consented to the taking of the Material Negative Action that was the subject of such request.

Section 8.06                   Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Aggregate Purchase Price for Tax purposes, unless otherwise required by Law.

Section 8.07                   Exclusive Remedies. Except in the case of fraud of any other party to this Agreement, Sellers and Buyers acknowledge and agree that, from and after the Applicable

Closing, the sole and exclusive remedy of Sellers, Buyers and each of their respective Affiliates and Representatives with respect to any and all claims for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or in the CIT Bank Agreement, for any indemnification pursuant to any Lost Note Affidavit, or otherwise relating to the subject matter of this Agreement, the CIT Bank Agreement or any Lost Note Affidavit with respect to the Purchased Assets, the CIT Bank Purchased Assets, the Assumed Liabilities and/or the CIT Bank Assumed Liabilities transferred at such Closing, shall be pursuant to the indemnification provisions set forth in this Article VIII. In furtherance of the foregoing, except in the case of fraud of any other party to this Agreement, from and after the Applicable Closing, Sellers and Buyers hereby waive, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or in the CIT Bank Agreement, for any indemnification pursuant to any Lost Note Affidavit or otherwise relating to the subject matter of this Agreement or the CIT Bank Agreement that they may have against the other parties hereto, CIT Bank or their respective Affiliates and Representatives with respect to the Purchased Assets, the CIT Bank Purchased Assets, the Assumed Liabilities and/or the CIT Bank Assumed Liabilities transferred at such Closing under or based upon any Law or agreement, except pursuant to the indemnification provisions set forth in this Article VIII.

Section 8.08                   LNA Indemnity. Subject to the other terms and conditions of this Article VIII, from and after the Applicable Closing, Sellers shall, jointly and severally, indemnify the Buyer Indemnified Parties against, and shall hold the Buyer Indemnified Parties harmless from and against, any and all Losses incurred or sustained by, or imposed upon, such Persons based solely upon, arising solely out of or with respect to, or solely by reason of (a) any false statement in any Lost Note Affidavit delivered by any Applicable Seller or CIT Bank to any Buyer pursuant to this Agreement or the CIT Bank Agreement (each a “Delivered Lost Note Affidavit”), (b) any claim of any Person (other than a Participant or a successor thereto or transferee thereof) that it has purchased a mortgage loan evidenced by, and is in possession of, the original Note that is the subject of a Delivered Lost Note Affidavit, (c) the issuance of a new promissory Note to any Person (other than a Buyer or its successor or transferee) in lieu of the original Note that is the subject of a Delivered Lost Note Affidavit on the basis that such Person is the owner of such original Note, or (d) any Person (other than a Buyer or its successor or transferee) presenting the original Note that is the subject of a Delivered Lost Note Affidavit for payment. For the avoidance of doubt, Sellers shall not be required to indemnify any Buyer Indemnified Party pursuant to this Article VIII (or otherwise) for any Loss relating to the absence or loss of any original Note that is the subject of a Delivered Lost Note Affidavit if such Loss results solely from the failure of any Governmental Authority to accept the validity or enforceability of any Delivered Lost Note Affidavit (in the absence of any of the circumstances described in subsections (a) through (d) above). Notwithstanding anything in this Agreement or any other Transaction Document (including any Delivered Lost Note Affidavit) to the contrary, Buyers agree to bring any and all claims for breach of any Delivered Lost Note Affidavit, and any and all claims for indemnification under any Delivered Lost Note Affidavit, under this Section 8.08 and the provisions of this Section 8.08 shall constitute the sole and exclusive remedies of the Buyer Indemnified Parties and their respective successors and assigns arising out of or relating to any Delivered Lost Note Affidavit or the absence or loss of any original Note that is the subject of a Delivered Lost Note Affidavit or any Seller’s or CIT Bank’s failure to deliver such original Note. In the event of any conflict between the provisions of this Agreement and the provisions of any Delivered Lost Note Affidavit, the provisions of this Agreement shall prevail and control.

ARTICLE IX

TERMINATION

Section 9.01                   Termination. This Agreement may be terminated at any time prior to the Phase II Closing:

(a)                             by the mutual written consent of Sellers and Buyers;

(b)                             by Buyers by written notice to Sellers if:

(i)                                   Buyers are not then in material breach of any provision of this Agreement or the CIT Bank Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by an Applicable Seller in this Agreement or by CIT Bank in the CIT Bank Agreement that would give rise to the failure of any of the conditions specified in Article VII of this Agreement or Article VII of the CIT Bank Agreement, respectively, and such breach, inaccuracy or failure cannot be cured by such Applicable Seller, or CIT Bank as applicable, by the Drop Dead Date;

(ii)                                the Phase II Closing shall not have occurred on or before the Drop Dead Date; provided, however, that the right to terminate this Agreement under this Section 9.01(b)(ii) shall not be available to Buyers if Buyers’ failure to fulfill any obligation under this Agreement or the CIT Bank Agreement materially contributed to the failure of the Phase II Closing to occur on or prior to the Drop Dead Date; or

(iii)                             all of the conditions set forth in Section 7.01(b) and Section 7.03(b) of this Agreement and all of the conditions set forth in Section 7.01(b) and Section 7.03(b) of the CIT Bank Agreement have been satisfied or waived (other than those conditions that by their nature are to be satisfied on the Phase II Closing Date or the CIT Bank Closing Date, as applicable) and Buyers have given written notice to Sellers that Buyers are prepared to consummate the Phase II Closing and the CIT Bank Closing and Sellers fail to consummate the transactions contemplated by this Agreement to be consummated at the Phase II Closing and/or the transactions contemplated by the CIT Bank Agreement to be consummated at the CIT Bank Closing, by 5:00 p.m. New York City time on the sixth (6th) Business Day after Sellers’ receipt of such notice from Buyers.

(c)                              by Sellers by written notice to Buyers if:

(i)                                   Applicable Sellers are not then in material breach of any provision of this Agreement (and if CIT Bank is not then in material breach of any provision of the CIT Bank Agreement) and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by a Buyer in this Agreement or the CIT Bank Agreement that would give rise to the failure of any of the conditions specified in Article VII of this Agreement or Article VII of the CIT Bank

Agreement, respectively, and such breach, inaccuracy or failure cannot be cured by such Buyer by the Drop Dead Date;

(ii)                                the Phase II Closing shall not have occurred on or before the Drop Dead Date; provided, however, that the right to terminate this Agreement under this Section 9.01(c)(ii) shall not be available to Sellers if Applicable Sellers’ failure to fulfill any obligation under this Agreement or CIT Bank’s failure to fulfill any obligation under the CIT Bank Agreement materially contributed to the failure of the Phase II Closing to occur on or prior to the Drop Dead Date;

(iii)                             all of the conditions set forth in Section 7.01(b) and Section 7.02(b) of this Agreement and all of the conditions set forth in Section 7.01(b) and Section 7.02(b) of the CIT Bank Agreement have been satisfied or waived (other than those conditions that by their nature are to be satisfied on the Phase II Closing Date or the CIT Bank Closing Date, as applicable) and Sellers have given written notice to Buyers that Applicable Sellers are prepared to consummate the Phase II Closing and CIT Bank is prepared to consummate the CIT Bank Closing and Buyers fail to consummate the transactions contemplated by this Agreement to be consummated at the Phase II Closing and/or the transactions contemplated by the CIT Bank Agreement to be consummated at the CIT Bank Closing, by 5:00 p.m. New York City time on the sixth (6th) Business Day after Buyers’ receipt of such notice from Sellers.

(d)                             by Buyers or Sellers in the event that:

(i)                                   there shall be any Law that makes consummation of the transactions contemplated by this Agreement and/or the CIT Bank Agreement illegal or otherwise prohibited;

(ii)                                any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement and/or the CIT Bank Agreement, and such Governmental Order shall have become final and non-appealable; or

(iii)                             SBA Approval shall not have been obtained on or before May 31, 2014.

Section 9.02                   Effect of Termination. In the event of the termination of this Agreement in accordance with this Article IX, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto; provided that:

(a)                             the provisions of this Article IX and Article X (other than Section 10.03 and Section 10.12) and Section 6.04 hereof and the Confidentiality Agreement shall survive such termination;

(b)                             nothing herein shall relieve any party hereto from liability for any breach of any provision hereof prior to the date of such termination;

(c)                              if Sellers elect to terminate this Agreement pursuant to Section 9.01(c)(i) or Section 9.01(c)(iii) above, then the Buyers shall pay or cause to be paid to the Sellers by wire transfer of immediately available funds the Termination Fee by 5:00 p.m. New York City time on the Business Day immediately following such termination and, notwithstanding anything in this Agreement or the CIT Bank Agreement to the contrary, such Termination Fee shall be Sellers’ sole and exclusive remedy for all Losses arising from or in connection with such failure to close or breach by Buyers of this Agreement or the CIT Bank Agreement, and, upon such payment, none of the Buyers or any of their Affiliates or any of their respective stockholders, partners, members or Representatives shall have any further liability or obligation relating to or arising out of this Agreement, the CIT Bank Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby, including, without limitation, Section 10.11 (Specific Performance) hereof;

(d)                             if Buyers elect to terminate this Agreement pursuant to Section 9.01(b)(i) as a result of a material breach or failure to perform any covenant or agreement made by Applicable Sellers pursuant to this Agreement (and not, for the avoidance of doubt, as result of any failure of Sellers to fulfill the conditions contained in Section 7.02(a)(i), Section 7.02(b)(i) or Section 7.02(b)(vi)) or pursuant to Section 9.01(b)(iii) above, then the Sellers shall pay or cause to be paid to the Buyers by wire transfer of immediately available funds the Termination Fee by 5:00 p.m. New York City time on the Business Day immediately following such termination and, notwithstanding anything in this Agreement or the CIT Bank Agreement to the contrary, such Termination Fee shall be Buyers’ sole and exclusive remedy for all Losses arising from or in connection with such failure to close or breach by Sellers of this Agreement or the CIT Bank Agreement, and upon such payment, none of the Sellers or CIT Bank or any of their respective Affiliates or any of their respective stockholders, partners, members or Representatives shall have any further liability or obligation relating to or arising out of this Agreement, the CIT Bank Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby, including, without limitation, Section 10.11 (Specific Performance) hereof; and

(e)                              if Buyers elect to terminate this Agreement pursuant to Section 9.01(b)(ii) as a result of a failure of Sellers to fulfill the condition contained in Section 7.02(b)(vi), then the Sellers shall pay or cause to be paid to the Buyers by wire transfer of immediately available funds, or otherwise reimburse Buyers for, all reasonable, documented out-of-pocket amounts (including without limitation reasonable and documented legal fees and expenses and reasonable and documented out-of-pocket due diligence costs) actually paid or incurred by Buyers prior to the date of such termination in connection with this Agreement and the transactions contemplated hereby up to, but in no event exceeding, seven hundred and fifty thousand dollars ($750,000) in the aggregate (the “Buyer Expense Reimbursement”); and, notwithstanding anything in this Agreement or the CIT Bank Agreement to the contrary, such Buyer Expense Reimbursement shall be Buyers’ sole and exclusive remedy for all Losses arising from or in connection with such failure to close or breach by the Applicable Sellers, and upon such payment, none of the Applicable Sellers, CIT Bank or any of their respective Affiliates, stockholders, partners, members or Representatives shall have any further liability or obligation relating to or arising out of this Agreement, the CIT Bank Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby, including, without limitation, Section 10.11 (Specific Performance) hereof.

ARTICLE X

MISCELLANEOUS

Section 10.01            Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closings shall have occurred; provided, however, that Buyers shall pay all fees and expenses payable to the Custodian under the Custodial Agreement and the Custodial Side Letter Agreement (all of such fees and expenses, “Custodial Expenses”) and all fees and expenses payable under any other agreement entered into between the Buyers and a third party due diligence firm mutually agreed to by Sellers and Buyers relating to the review of the Additional Collateral Documents (all of such fees and expenses, “Other Custodial Expenses”) and Sellers shall pay all fees and expenses payable to Archive Systems, Inc. (“ASI”) for their work in compiling the Loan Files and CIT Bank Loan Files for review by the Custodian pursuant to the Custodial Side Letter Agreement (all of such fees and expenses, “ASI Expenses”). Sellers shall promptly reimburse Buyers for (a) fifty percent (50%) of all Custodial Expenses actually paid to the Custodian under the Custodial Side Letter Agreement, and (b) fifty percent (50%) of the Other Custodial Expenses actually paid to the applicable third party diligence firm up to a maximum of forty thousand dollars ($40,000), and Buyers shall promptly reimburse Sellers for fifty percent (50%) all ASI Expenses actually paid to ASI.

Section 10.02            Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

If to Sellers:	CIT Group Inc.
One CIT Drive
Livingston, NJ 07039
Attention: Chief Corporate Counsel
Facsimile: (973) 740-5087
E-mail: Christopher.Paul@cit.com

with a copy to:	Cadwalader, Wickersham & Taft LLP
700 Sixth Street NW
Washington, DC 20001
Attention: Karen A. Dewis
Facsimile: (202) 862-2400
E-mail: Karen.Dewis@cwt.com

If to Sutherland:	Sutherland Asset I, LLC
1140 Avenue of the Americas, 7th Floor
New York, NY 10036
Attention: Thomas Buttacavoli
Facsimile: (212) 257-4699
E-mail: tbutta@waterfallam.com

If to ReadyCap:	ReadyCap Lending, LLC
114 Pacifica, Suite 400
Irvine, CA 92618
Attention: Steve Skolnik
Facsimile: (949) 529-5675
E-mail: steve.skolnik@readycapcommercial.com

with a copy in the case of Sutherland and	Bingham McCutchen LLP
ReadyCap, which shall not constitute	2020 K Street, NW
notice, to:	Washington, DC 20006
Facsimile: (202) 373-6442
E-mail: martin.teckler@bingham.com
Attention: Martin Teckler

Section 10.03            Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, the Seller Disclosure Schedule, the Buyer Disclosure Schedule, Schedules and Exhibits mean the Articles and Sections of, and the Seller Disclosure Schedule, the Buyer Disclosure Schedule, Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Seller Disclosure Schedule, the Buyer Disclosure Schedule, Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 10.04            Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 10.05            Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 10.06            Entire Agreement. This Agreement, the other Transaction Documents and the CIT Bank Agreement constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits, Schedules, Seller Disclosure Schedule and Buyer Disclosure Schedule (other than an exception expressly set forth as such in the Seller Disclosure Schedule or the Buyer Disclosure Schedule, as applicable), the statements in the body of this Agreement will control.

Section 10.07            Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign its rights or obligations hereunder without the prior written consent of the other party; provided, however, that each Buyer may with at least five (5) days prior written notice to Sellers (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates (a “Permitted Designee”) and (ii) designate one or more of its Permitted Designees to perform its obligations hereunder (in any or all of which cases the party hereto nonetheless shall remain responsible for the performance of all of its obligations hereunder).

Section 10.08            No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity (other than the parties entitled to indemnification pursuant to Article VIII) any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.09            Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Notwithstanding anything in this Agreement or the CIT Bank Agreement to the contrary, any waiver by Sellers of any provision of Section 6.03 hereof shall require the prior approval of CIT Bank. In the event of any conflict between the provisions of this Agreement and the provisions of the CIT Bank Agreement, the provisions of this Agreement will control.

Section 10.10            Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)                             This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

(b)                             The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.02 shall be deemed effective service of process on such party.

(c)                              EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10(c).

Section 10.11            Specific Performance.

(a)                             The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity, except as provided in Section 10.11(b); provided, however, if a party elects to enforce its right of specific performance of the other party’s obligations prior to the valid termination of this Agreement pursuant to Article IX and such specific performance is granted, then in respect of the non-performance or breach in question, such specific performance granted pursuant to this Section 10.11(a) shall be the sole and exclusive remedy of such party and the party required to specifically perform its obligations shall not be liable for any Termination Fee or other fee payable pursuant to Section 9.02(c), Section 9.02(d) or Section 9.02(e), as applicable.

(b)                             Notwithstanding Section 10.11(a), it is acknowledged and agreed that the Sellers shall be entitled to specific performance of Buyers’ obligation to fully enforce the terms of the Equity Commitment Letter against the Equity Fund and to cause the Equity Financing to be funded (assuming that all of the conditions to the Equity Fund’s obligations thereunder have been satisfied or duly waived by the Equity Fund), including by demanding that Buyers institute one or more actions, suits or proceedings against the Equity Fund to fully enforce the Equity Fund’s obligations thereunder, but only in the event that (i) all of the conditions in Section 7.01(a) and Section 7.02(a) in the case of the Phase I Closing, or Section 7.01(b) and Section 7.02(b) of this Agreement and Section 7.01(b) and 7.02(b) of the CIT Bank Agreement in the case of the Phase II Closing, as applicable, shall have been satisfied (other than those conditions that, by their nature, are to be satisfied at the Applicable Closing or the failure of which to be satisfied is caused by a material breach by Buyers of their representations, warranties, covenants or agreements contained in this Agreement), (ii) the Buyers fails to complete the Applicable Closing in accordance with Section 3.01, and (iii) in the case of the Phase II Closing, the Debt Financing has been funded in an amount equal to or greater than $150,000,000 or will be funded at the Phase II Closing in an amount equal to or greater than $150,000,000 if the Equity Financing is funded at the Phase II Closing. For the avoidance of doubt, in the case of the Phase II Closing, in no event shall the Sellers be entitled to enforce or seek to enforce the Buyers’ obligation to fully enforce the terms of the Equity Commitment Letter if the Debt Financing has not been funded in an amount equal to or greater than $150,000,000 (or will not be funded at the Phase II Closing in an amount equal to or greater than $150,000,000 if the Equity Financing is funded at the Phase II Closing).

Section 10.12            Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 10.13            Acknowledgements; Amendment and Restatement.

(a)                             The parties hereto acknowledge and agree that (i) the Applicable Sellers sold, and the Applicable Buyers acquired, all of each Applicable Seller’s right, title and interest in, to an under the October Purchased Assets and the Applicable Buyers assumed, and shall pay, perform and discharge when due, the October Assumed Liabilities effective as of the October Closing, (ii) as of the October Servicing Transfer Time, all rights, obligations, liabilities and responsibilities with respect to the Servicing and administration of the October Transferred Loans passed to Buyers, and each Applicable Seller has been discharged and released from all obligations, liability or responsibility with respect to such Servicing from and after such October Servicing Transfer Time and (iii) with respect to each October Transferred Interest, the

Applicable Seller shall be entitled to all Payments, in each case that were received by the Applicable Seller prior to the October Cut-Off Time on account of or in respect of such October Transferred Interest, except for any Prepaid October Interest.

(b)                             The Applicable Sellers and Buyers hereby agree that this Agreement amends and restates the Original Agreement in its entirety and that, from and after the date hereof, the Original Agreement shall be of no further force or effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

APPLICABLE SELLERS:

CIT SMALL BUSINESS LENDING CORPORATION

By	/s/ Mark A. Carlson
	Name:	Mark A. Carlson
	Title:	Senior Vice President & Treasury Controller

CIT LENDING SERVICES CORPORATION

By	/s/ Mark A. Carlson
	Name:	Mark A. Carlson
	Title:	Senior Vice President & Treasury Controller

CIT SBL PROPERTY HOLDINGS CORPORATION

By	/s/ Mark A. Carlson
	Name:	Mark A. Carlson
	Title:	Senior Vice President & Treasury Controller

[Signature Page — Amended and Restated Asset Purchase Agreement]

AND FOR PURPOSES OF ARTICLES II AND III ONLY:

CIT SMALL BUSINESS LOAN TRUST 2008-1

By: U.S. Bank Trust National Association, not in its individual capacity but solely in its capacity as owner trustee

By	/s/ David Ducioa
	Name:	David Ducioa
	Title:	Vice President

CIT SMALL BUSINESS LOAN TRUST 2007-1

By: U.S. Bank Trust National Association, not in its individual capacity but solely in its capacity as owner trustee

By	/s/ Maryellen Hunter
	Name:	Maryellen Hunter
	Title:	Assistant Vice President

[Signature Page — Amended and Restated Asset Purchase Agreement]

BUYERS:

SUTHERLAND ASSET I, LLC

By	/s/ Thomas Buttacavoli
	Name:	Thomas Buttacavoli
	Title:	Authorized Signature

READYCAP LENDING, LLC

By	/s/ Thomas Buttacavoli
	Name:	Thomas Buttacavoli
	Title:	Authorized Signature

[Signature Page — Amended and Restated Asset Purchase Agreement]

Schedule 1-A

Phase I Loan Schedule

Schedule 1-B

Phase II Loan Schedule

Schedule 2

Missing Note Purchase Price Adjustment

1.                                     The Missing Note Purchase Price Adjustment shall only apply if the Missing Note Percentage is greater than zero as of the expiration of the Cure Period.

2.                                     If such Missing Note Percentage is greater than zero as of the expiration of the Cure Period:

(a)                                  The Unpaid Principal Balance of each Transferred Interest in a Non-Contractually Current Loan that is a Missing Note Loan as of the expiration of the Cure Period shall be reduced by 7.5%; and

(b)                                  The Unpaid Principal Balance of each Transferred Interest in a Contractually Current Loan that is a Missing Note Loan as of the expiration of the Cure Period shall be reduced by 2.5%.

3.                                     The purchase price adjustment for each Transferred Interest in a Missing Note Loan as of the expiration of the Cure Period shall be equal to the reduction in Unpaid Principal Balance applicable to such Transferred Interest as provided above multiplied by the Applicable Bid Percentage for such Transferred Interest.

The Missing Note Purchase Price Adjustment shall be equal to the sum of the individual purchase price adjustments for each Transferred Interest in a Missing Note Loan as of the expiration of the Cure Period calculated in accordance with items 1 through 3 above.

1

Schedule 2-A

Missing CIT Bank Required Document Purchase Price Adjustment

1.                                     If any CIT Bank Core Collateral Review Documents are not present in the CIT Bank Loan File relating to any Transferred CIT Bank 7(a) Loan that is a CIT Bank Whole Loan or in the Custodian’s, the Buyers’ or their agent’s or lender’s collateral agent’s possession or control as of the expiration of the Cure Period (each such Transferred CIT Bank 7(a) Loan that is a CIT Bank Whole Loan with any missing CIT Bank Core Collateral Review Documents, a “Missing Core Document Loan”, each such missing CIT Bank Core Collateral Review Document, a “Missing Core Document”, and each Transferred CIT Bank 7(a) Loan that is a CIT Bank Whole Loan and is not a Missing Core Document Loan, a “Core Document Loan”), then the Unpaid Principal Balance of the CIT Bank Transferred Interest relating to such Missing Core Document Loan shall be reduced by 11.25%.

2.                                     If any CIT Bank Other Collateral Review Documents are not present in the CIT Bank Loan File relating to any Core Document Loan or in the Custodian’s, the Buyers’ or their agent’s or lender’s collateral agent’s possession or control as of the expiration of the Cure Period (each such Core Document Loan, a “Missing Other Document Loan” and each such missing CIT Bank Other Collateral Review Document, a “Missing Other Document”), then the Unpaid Principal Balance of the portion of the CIT Bank Transferred Interest relating to such Missing Other Document Loan that is not covered by an SBA Guaranty shall be reduced by 1%.

3.                                     If any CIT Bank Other Collateral Review Documents are not present in the CIT Bank Loan File relating to any Transferred CIT Bank 7(a) Loan identified on Schedule 6 attached hereto or in the Custodian’s, the Buyers’ or their agent’s or lender’s collateral agent’s possession or control as of the expiration of the Cure Period (each such Transferred CIT Bank 7(a) Loan, a “Missing Document CIT Bank Secondary Market Loan” and each such missing CIT Bank Other Collateral Review Document, a “Missing CIT Bank Secondary Market Loan Document”), then the Unpaid Principal Balance of the CIT Bank Transferred Interest relating to such Missing Document CIT Bank Secondary Market Loan shall be reduced by 20%.

4.                                     The purchase price adjustment for each CIT Bank Transferred Interest in a Missing Core Document Loan shall be equal to the reduction in Unpaid Principal Balance applicable to such CIT Bank Transferred Interest multiplied by the Applicable Bid Percentage for such CIT Bank Transferred Interest.

5.                                     The purchase price adjustment for each CIT Bank Transferred Interest in a Missing Other Document Loan shall be equal to the reduction in Unpaid Principal Balance applicable to such CIT Bank Transferred Interest multiplied by the Applicable Bid Percentage for such CIT Bank Transferred Interest.

6.                                     The purchase price adjustment for each CIT Bank Transferred Interest in a Missing Document CIT Bank Secondary Market Loan shall be equal to the reduction in Unpaid Principal Balance applicable to such CIT Bank Transferred Interest multiplied by the Applicable Bid Percentage for such CIT Bank Transferred Interest.

The Missing CIT Bank Required Document Purchase Price Adjustment shall be equal to (A) the sum of the individual purchase price adjustments for each CIT Bank Transferred Interest in a Missing Core Document Loan plus, (B) the sum of the individual purchase price adjustments for each CIT Bank Transferred Interest in a Missing Other Document Loan, plus (C) the sum of the individual purchase price adjustments for each CIT Bank Transferred Interest in a Missing Document CIT Bank Secondary Market Loan, each as calculated in accordance with items 1 through 6 above.

2

Schedule 3

Buyer Disclosure Schedule

[ATTACHED]

BUYER DISCLOSURE SCHEDULE

to

ASSET PURCHASE AGREEMENT

among

CIT SMALL BUSINESS LENDING CORPORATION

and

CIT LENDING SERVICES CORPORATION,

and

CIT SMALL BUSINESS LOAN TRUST 2008-1, CIT SMALL BUSINESS LOAN TRUST 2007-1 and CIT SBL PROPERTY HOLDINGS CORPORATION solely for purposes of Articles II and III as Sellers

and

SUTHERLANDS ASSET I, LLC

and

READYCAP LENDING, LLC

as Buyers

dated as of October 11, 2013

Reference is made to the Asset Purchase Agreement (the “Purchase Agreement”) dated as of October 11, 2013, among CIT Small Business Lending Corporation and CIT Lending Services Corporation (“Sellers”) and Sutherland Asset I, LLC and ReadyCap Lending, LLC (“Buyers”), and CIT SMALL BUSINESS LOAN TRUST 2008 1, a Delaware statutory trust, CIT SMALL BUSINESS LOAN TRUST 2007-1, a Delaware statutory trust, and CIT SBL PROPERTY HOLDINGS CORPORATION, a Delaware corporation, solely for purposes of Articles II and III of the Purchase Agreement, of which this Disclosure Schedule is a part. Capitalized terms used in this Disclosure Schedule but not defined herein shall have the same meanings given to them in the Purchase Agreement.

This Disclosure Schedule is qualified in its entirety by reference to specific provisions of the Purchase Agreement, and is not intended to constitute, and shall not be construed as constituting, any representations or warranties of Buyers, except as and to the extent expressly provided in the Purchase Agreement, subject to the limitations therein. Any disclosures made under the heading of one section of this Disclosure Schedule may apply to and/or qualify disclosures made under one or more other sections, where such disclosure would be appropriate and reasonably apparent.

This Disclosure Schedule may include items or information that Buyers are not required to disclose under the Purchase Agreement; disclosure of such items or information shall not affect (directly or indirectly) the interpretation of the Purchase Agreement or the scope of the disclosure obligation under the Purchase Agreement. Inclusion of information herein shall not be construed as an admission that such information is material to the business, assets, liabilities, financial conditions or operations of Buyers.

This Disclosure Schedule is dated as of the date of the Purchase Agreement. The parties to the Purchase Agreement acknowledge and agree the information contained in this Disclosure Schedule may change to the extent permitted under the Purchase Agreement.

Section 1.01(c)

Knowledge of Buyers

Thomas Buttacavoli

Section 5.03

No Conflicts; Consents

None.

Section 5.06

Legal Proceedings

None.

Schedule 4

Seller Disclosure Schedule

[ATTACHED]

SELLER DISCLOSURE SCHEDULE

to

ASSET PURCHASE AGREEMENT

among

CIT SMALL BUSINESS LENDING CORPORATION

and

CIT LENDING SERVICES CORPORATION,

and

CIT SMALL BUSINESS LOAN TRUST 2008-1 , CIT SMALL BUSINESS LOAN TRUST 2007-1 and CIT SBL PROPERTY HOLDINGS CORPORATION solely for purposes of Articles II and III as Sellers

and

SUTHERLANDS ASSET I, LLC

and

READYCAP LENDING, LLC

as Buyers

dated as of October 11, 2013

Reference is made to the Asset Purchase Agreement (the “Purchase Agreement”) dated as of October 11, 2013, among CIT Small Business Lending Corporation and CIT Lending Services Corporation (“Sellers”) and Sutherland Asset I, LLC and ReadyCap Lending, LLC (“Buyers”), and CIT SMALL BUSINESS LOAN TRUST 2008 1, a Delaware statutory trust, CIT SMALL BUSINESS LOAN TRUST 2007-1, a Delaware statutory trust, and CIT SBL PROPERTY HOLDINGS CORPORATION, a Delaware corporation, solely for purposes of Articles II and III of the Purchase Agreement, of which this Disclosure Schedule is a part. Capitalized terms used in this Disclosure Schedule but not defined herein shall have the same meanings given to them in the Purchase Agreement.

This Disclosure Schedule is qualified in its entirety by reference to specific provisions of the Purchase Agreement, and is not intended to constitute, and shall not be construed as constituting, any representations or warranties of Sellers, except as and to the extent expressly provided in the Purchase Agreement, subject to the limitations therein. Any disclosures made under the heading of one section of this Disclosure Schedule may apply to and/or qualify disclosures made under one or more other sections, where such disclosure would be appropriate and reasonably apparent.

This Disclosure Schedule may include items or information that Sellers are not required to disclose under the Purchase Agreement; disclosure of such items or information shall not affect (directly or indirectly) the interpretation of the Purchase Agreement or the scope of the disclosure obligation under the Purchase Agreement. Inclusion of information herein shall not be construed as an admission that such information is material to the business, assets, liabilities, financial conditions or operations of Sellers.

This Disclosure Schedule is dated as of the date of the Purchase Agreement. The parties to the Purchase Agreement acknowledge and agree the information contained in this Disclosure Schedule may change to the extent permitted under the Purchase Agreement

2

Section 1.01(a)

Employee List

Section 1.01(b)

Knowledge of Sellers

Raymond Cantwell

Brendan Eccelston

Karen Bailey

Theresa Appolina

Ken Brause

Section 1.01(d)

Phase I Loan Schedule

Section 1.01(e)

Phase II Loan Schedule

Section 4.03(b)

No Conflicts; Consents

No exceptions.

Section 4.03(c)

No Conflicts; Consents

All necessary consents and authorizations of the SBA to transfer the Purchased Assets (including all related servicing rights and obligations) to Buyer.

All necessary consents required of Third Party lenders for all Participant Loans.

Section 4.04(b)

Loan Related Encumbrances

Section 4.04(c)

Transferred Loan Documents — Breaches and Defaults

No exceptions.

Section 4.05(b)

Mortgaged Properties

Section 4.05(d)

Mortgages

Section 4.06(b)(i)

REO Properties — Insurance

No exceptions.

Section 4.06(b)(ii)

REO Properties — Premiums

No exceptions.

Section 4.08

Intellectual Property

•                                          SAMS - Loan Servicing Systems

•                                          SBMS - Loan Originations System

•                                          SHAW Loan Accounting System

•                                          Staging DB Oracle Database

•                                          CTrack

•                                          Tombstone

•                                          SBL Helpdesk

These applications will include any proprietary and associated interfaces, web services and scripts.

Section 4.09(a)

Legal Proceedings

Section 4.09(b)

Governmental Orders

None.

Section 4.10(b)

Benefit Plans

•                                       2013 Health and Welfare Benefits Program Guide

•                                       Retirement Plan SPD_2013

•                                       Severance

•                                       Workers Compensation Certificate

•                                       Employee Census Benefit File

•                                       Employee Outstanding RSU’s

•                                       Long-Term Incentive Plan

•                                       Form of 2011 RSU Award Agreement

•                                       Form of 2012 RSU Award Agreement

•                                       Form of 2013 RSU Award Agreement

•                                       Employee Performance Reviews 2012

Section 4.11(a)

Tax Returns

No exceptions.

Section 4.17(b)

No Trust Conflicts; Consents

No exceptions.

Section 4.17(c)

No Trust Conflicts; Consents

With respect to the Goldman Trust:

Notice of redemption to The Bank of New York Mellon, as indenture trustee, 10 days prior to the designated redemption date.

Notice of redemption to noteholders 5 days prior to the designated redemption date.

Notice of the redemption to Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services.

Direction letter to U.S. Bank Trust National Association, as owner trustee.

With respect to the RBC Trust:

Consent of Royal Bank of Canada.

Notice to Class A noteholders 5 business days prior to the designated redemption date.

Consent of CIT Small Business Lending Corporation, the Class B noteholder.

Consent of The Bank of New York (or its successor entity), as indenture trustee.

Direction letter to U.S. Bank Trust National Association, as owner trustee.

Section 4.17(d)

No Trust Conflicts; Consents

With respect to the RBC Trust:

Consent of the SBA.

Schedule 5

Servicing Major Actions

1.              Engage legal counsel with respect to any collection activities for any Phase I Transferred Loan;

2.              Commence a foreclosure or other legal or judicial proceeding to enforce the terms of such Phase I Transferred Loan (or realize on the Collateral therefor or any actual foreclosure upon or comparable conversion of the ownership of properties securing such Phase I Transferred Loan);

3.              Make any advances with respect to a Phase I Transferred Loan after such Phase I Transferred Loan is fully disbursed, , except advances made for the reasonable cost of collection, maintenance and protection of senior liens;

4.              Cross-collateralize any Phase I Transferred Loan with other financing provided to the Obligor of such Phase I Transferred Loan;

5.              Call any Phase I Transferred Loan prior to its scheduled maturity date;

6.              Charge any default interest, late payment fees or prepayment penalty with respect to any Phase I Transferred Loan that is not subordinate to CIT Small Business’ interest in the related SBA 7(a) Loan; or

7.              Commence or settle any legal proceedings relating to a Phase I Transferred Loan or the related Obligor; or respond to any such legal proceeding without first notifying Buyers in advance.

Schedule 6

CIT Bank Secondary Market Loans

Schedule 7

October Closing Definitions

Exhibit A-1

Collateral Review Documents

Exhibit A-2

Additional Collateral Review Documents

Exhibit A-3

CIT Bank Collateral Review Documents

Exhibit B

Form of Assignment and Assumption Agreement

Exhibit C

Form of Software License Agreement

Exhibit D

Form of Transition Services Agreement

[ATTACHED]

Exhibit D

Form of Transition Services Agreement

This TRANSITION SERVICES AGREEMENT (this “Transition Services Agreement”), dated as of [ ], 201[ ], by and among CIT Small Business Lending Corporation, a Delaware corporation, and CIT Lending Services Corporation, a Delaware corporation (each, a “Seller” and collectively, the “Sellers”), and Sutherland Asset I, LLC, a Delaware limited liability company, and ReadyCap Lending, LLC, a Delaware limited liability company (“ReadyCap” and, together with Sutherland Asset I, LLC, each a “Buyer” and collectively, “Buyers”), and Cortland Capital Market Services LLC (“Cortland”). Each of the Sellers and Buyer are sometimes hereinafter referred to as a “Party” and collectively as the “Parties”.

WHEREAS, the Sellers, certain affiliates of Sellers and Buyers have entered into an Asset Purchase Agreement, dated as of October 11, 2013 (the “Purchase Agreement”), pursuant to which Buyers are purchasing from the Sellers certain assets related to small business loans;

WHEREAS, CIT Bank, a Utah state chartered bank (“CIT Bank”), and Buyers have entered into an Asset Purchase Agreement, dated as of October 11, 2013 (the “CIT Bank Agreement”), pursuant to which Buyers are purchasing from CIT Bank certain assets related to small business loans;

WHEREAS, in connection with the Purchase Agreement and the CIT Bank Agreement, Sellers and Buyers desire that Sellers provide certain services, software and information technology to Buyers and Cortland, and that Buyers pay specified amounts for the respective receipt of such services to assist in the orderly transaction of the administration of the small business loans; and

WHEREAS, in addition to the foregoing, Sellers desire that Buyers provide certain information to Sellers in connection with any obligations of Sellers to report such information in connection with laws, rules and regulations applicable to the administration of the small business loans.

NOW, THEREFORE, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

All terms used herein and not defined herein shall have the meanings assigned to them in the Purchase Agreement.

ARTICLE II

AGREEMENT TO PROVIDE SERVICES

Section 2.01                 Provision of Services.

(a)                          Transition Services. On the terms and subject to the conditions contained herein, Sellers shall provide, or shall cause other Service Providers (as defined below) to

Exhibit D-1

provide, to (1) ReadyCap during the Transition Services Term (as defined below) the services listed in Sections 1 and 3 of the attached Schedule A (“Scheduled Services”), (2) to Cortland during the Transition Services Term certain Scheduled Services at the request of ReadyCap to the extent expressly contemplated in this Transition Services Agreement and (3) to ReadyCap all commercially reasonable assistance required by Service Recipients in transitioning from the performance of the Scheduled Services by the Service Providers to the performance of such Scheduled Services (or their equivalent substitute services) by Service Recipients (the services described in (1), (2) and (3), collectively, the “Services”). For purposes hereof, (A) the term “Service Providers” means (i) Sellers, (ii) any Affiliate of Sellers, (iii) any third party to the extent such third parties have been used to provide Services to Sellers or their respective Affiliates prior to the Phase II Closing, and (iv) such third parties as may from time to time be designated by Sellers and reasonably acceptable to ReadyCap, and (B) the term “Service Recipients” means Buyers, their respective controlled Affiliates and, to the extent expressly contemplated in this Transition Services Agreement, Cortland. Sellers acknowledge and agree that the Service Recipients may engage certain third party service providers, provided that the Service Recipients shall be responsible and liable for such third parties’ compliance with the terms of this Transition Services Agreement. Sellers shall remain primarily liable for the provision of the Services in accordance with this Transition Services Agreement, including with respect to Services performed by any other Transition Service Provider, and Buyers and Cortland shall retain all rights under this Transition Services Agreement in relation to such Services on the same basis as if such subcontracted Services were being provided directly by Sellers.

(b)                          Compensation for Scheduled Services. Each Scheduled Service shall be provided in exchange for the consideration set forth with respect to such Scheduled Service on Schedule A or as the Service Providers and ReadyCap may otherwise mutually agree in writing. Each of the Scheduled Services shall be provided in accordance with the terms, limitations and conditions set forth herein and on Schedule A.

Section 2.02                   Access.

(a)                          Service Recipients shall fully cooperate with the Service Providers with respect to their provision of the Services and shall make available on a timely basis to the applicable Service Providers all information and materials and personnel reasonably requested by any such Service Provider to enable it to provide the Services. Without limiting the foregoing, the Service Recipients shall: (i) provide timely responses to any information requested by the Service Providers; (ii) provide access to the Service Recipients’ facilities and assets as reasonably requested by the Service Providers; (iii) obtain and maintain all telecommunications, data and network connections, hardware and other equipment, licenses, sublicenses, leases and contracts as is reasonably required under this Transition Services Agreement; and (iv) comply with any obligation of any Service Recipient set forth on Schedule A, as necessary to enable the provision of the Services by the Service Providers; provided, however, that nothing herein shall require Sellers or their Affiliates to obtain or maintain any telecommunications, data or network connections, hardware or other equipment or licenses, sublicenses, leases or contracts in excess of that maintained by Sellers and their Affiliates immediately prior to the Phase II Closing Date. The Sellers represent and warrant to Buyers and Cortland that the Services Providers can perform the Services contemplated herein during the Co-location Period (as defined on Schedule A) using their telecommunications, data and network connections, hardware and other equipment

Exhibit D-2

existing as of the date hereof. The Service Providers shall be entitled to rely on any instructions or other information provided by the Service Recipients, and the Service Providers shall not be in breach of or in default under this Transition Services Agreement as a result of any such reliance; provided that no such instructions shall expand the Service Providers’ obligations hereunder.

(b)                          The Service Providers and the Service Recipients shall fully cooperate with one another with respect to the performance and transition of the Services and shall make available on a timely basis to one another all information and materials and personnel reasonably requested by the other for the performance and transition of the Services provided hereunder. Without limiting the foregoing, during the Transition Services Term, the Service Providers shall: (i) provide timely responses to any information reasonably requested by the Service Recipients; (ii) provide access to the Service Providers’ facilities and assets as reasonably requested by the Service Recipients; and (iii) provide the Service Recipients reasonable wireless access to the Internet through Service Providers’ wireless guest network located at the Site (as defined on Schedule A).

Section 2.03           Records.

(a)                          Each Service Provider shall keep and maintain records regarding the provision of Services, including, without limitation, all written and electronic records and other information or knowledge related thereto, reasonably consistent with the manner in which it has kept records for itself regarding such Services prior to the Phase II Closing Date and in accordance with all applicable laws, rules and regulations. For each Service, such Service Provider shall retain such records for a period of twelve (12) months following the cessation of such Service Provider’s provision of that Service and will transfer such records to ReadyCap upon ReadyCap’s request during such period, and without additional expense to ReadyCap, before destroying or deleting any such records. ReadyCap and its agents and representatives shall have reasonable access during normal business hours and upon reasonable advance notice to such records from the date hereof through the end of the period for retaining such records pursuant to this Section 2.03(a).

(b)                          If required by applicable law, rule or regulation, the Service Providers agree that during the term of this Transition Services Agreement and until the expiration of four (4) years after termination or expiration of this Transition Services Agreement, the Service Providers will make available to the Administrator of the United States Small Business Administration (the “Administrator”), and his/her duly authorized representatives, this Transition Services Agreement and all books, documents and records in their possession required by the Administrator to certify the nature and extent of the costs of the goods and services provided under this Transition Services Agreement. No attorney-client, accountant-client or other legal privilege shall be deemed to have been waived by the Parties by virtue of this provision.

(c)                           Service Providers shall maintain true and accurate records relating to the fees and reimbursable expenses that pertain directly to the accounts of the Service Recipients, which records shall be maintained (i) in a format no less accessible than the format in which such books and records are maintained on the date hereof, and (ii) in accordance with Laws. Service Recipients shall have the right, at their expense, during normal business hours and with

Exhibit D-3

reasonable advance notice, to review and photocopy such records. Service Recipients specifically agree that all such information shall be “confidential information” (as that term is used in Section 9.12 below) and shall be treated as provided under Section 9.12 hereof.

Section 2.04                              Intellectual Property.

(a)                                 Except as provided in the Purchase Agreement, the CIT Bank Agreement or the Software License Agreement, each Party shall retain all right, title and interest in and to its intellectual property used in connection with the Services, including any intellectual property created by such Party in providing or receiving the Services, provided that (i) data generated or collected and intellectual property created or acquired by a Service Provider that relates solely to the Service Recipient’s business, including its customers and properties, will be owned by the Service Recipient, respectively, (ii) each Service Provider shall own all proprietary technical data generated in providing the Services that relate to the operation of Service Provider’s infrastructure, and (iii) notwithstanding anything to the contrary herein, prior to the end of the Transition Services Term, each Service Provider will use its commercially reasonable efforts to facilitate the extraction or copying of data and information generated for the Service Recipient pursuant to the Services (including financial data and information).

(b)                                 To the extent that any right, title or interest in or to any intellectual property or data vests in a Party, by operation of law or otherwise, in a manner contrary to the agreed upon ownership as set forth in this Transition Services Agreement, such Party shall, and hereby does, perpetually and irrevocably assign to the other relevant Party any and all such right, title, and interest throughout the world in and to such intellectual property and data, free and clear of all liens and encumbrances without the need for any further action by either Party.

Section 2.05                              Data Integrity Measures. During the Transition Services Term: (a) the Service Providers agree to maintain the security and integrity of the Service Recipients’ data stored on the Service Provider Network and supported by the Service Providers under this Transition Services Agreement (including without limitation, efforts not to introduce any virus or other malicious software into any computer equipment, software or data storage devices used by, or to be provided to, the Service Recipients), at the same level as provided to the Service Providers immediately prior to the Phase II Closing Date and (b) if the Service Providers discover or are notified of a breach, or a probable breach, of security relating to the Service Recipients’ data or information stored on the Service Provider Network and supported by the Service Providers under this Transitional Services Agreement, the Service Providers shall promptly notify such Service Recipient of such breach or probable breach.

Section 2.06                              Disaster Recovery; Backup. During the Transition Services Term, while and to the extent any software, data, computer equipment, communications equipment and other similar items are used by the Service Providers to provide the Services, the Service Providers shall continue to have in place business continuity, disaster recovery services and backup and archival services pursuant to the disaster recovery and business continuity plan maintained by Service Providers as of the date hereof, a copy of which shall be promptly provided to ReadyCap upon ReadyCap’s request, to facilitate the Service Providers continuing to provide the Services. For the avoidance of any doubt, the Service Recipients shall be responsible for all business continuity, disaster recovery services and backup and archival services with

Exhibit D-4

respect all software, data, computer equipment, communications equipment and other similar items for which the Services Providers are not directly and expressly required to provide to the Service Recipients during the Transition Services Term as Services hereunder and which are required or necessary for the Service Recipients to receive the Services hereunder during the Transition Services Term.

Section 2.07                              Project Plan. Sellers, Buyers and Cortland shall work together in good faith to develop a project plan that shall serve as a guideline for the performance of the Services and the transition from such Services; provided, that, except as expressly provided in this Transition Services Agreement, no Party shall be liable for a failure to meet any deadline or metric or to perform any service by the deadline set forth in such project plan. The Service Providers agree to supply a sufficient amount of personnel, resources and support reasonably necessary to achieve the objectives of any such project plan agreed among the Parties.

ARTICLE III

SERVICES; PAYMENT

Section 3.01                              Services To Be Provided.

(a)                                 Unless otherwise agreed by the Parties, (1) Sellers shall use commercially reasonable efforts to perform, or to cause their respective Service Providers to perform the Scheduled Services (i) in a manner that is substantially similar in all material respects to the manner in which such Scheduled Services were performed immediately prior to the Phase II Closing and (ii) at a level of quality, responsiveness and timeliness at least as high as the level at which such Scheduled Services were performed prior to the Phase II Closing; (2) each of Sellers shall be required to perform, or to cause the other applicable Service Providers to perform, all other Services in a professional manner; and (3) the Service Recipients shall use the Scheduled Services solely for substantially the same purposes and in substantially the same manner (including as to peak volume, amount, level, or frequency, as applicable) as the Services have been used by Sellers prior to Phase II Closing Date. In no event shall the scope of any Scheduled Service required to be performed hereunder exceed that described on Schedule A unless otherwise agreed in writing.

(b)                                 If it is necessary for a Service Provider to increase staffing or acquire equipment or make any investments or capital expenditures or otherwise absorb or incur incremental expenses in order to provide any Service as a result of the conversion or transition of such Service (including, for example, costs incurred by a Service Provider in order to segregate books and records for the Service Recipient from other books and records of the Service Provider), and if the Service Recipient has previously approved such increase, acquisition, investment, expenditure or other expense in writing, the Service Recipient agrees to reimburse the applicable Service Provider an amount equal to the reasonable, documented, actual costs and expenses incurred by such Service Provider in connection therewith. Any request for reimbursement hereunder shall be included in the monthly statement described in Section 3.02(a) and paid in accordance with Section 3.02.

(c)                                  The Parties will use good faith efforts to reasonably cooperate with one another in all matters relating to the provision and receipt of Services, including by obtaining all

Exhibit D-5

consents, licenses or approvals from third parties necessary to permit the Service Providers to perform their obligations hereunder (“Required Consents”). The Sellers represent that, except for Required Consents from Salesforce.com, and Shaw Systems Associates, Inc. and with respect to the existing Shaw system (the “Shaw Consent”), to the Sellers’ Knowledge, following Sellers’ reasonable inquiry and investigation, there are no other outstanding Required Consents for the performance of the Services hereunder. The Sellers agree that they will notify ReadyCap in writing promptly upon determining that any other Required Consent is required for the performance of the Services hereunder. The provision of any Services hereunder relating to the existing Shaw system, is subject to and conditioned upon the Service Recipients obtaining the Shaw Consent at its sole cost. Except as provided in the immediately preceding sentence, the Sellers shall use reasonable best efforts to minimize the costs of obtaining any Required Consent, and, if a third party requires payment of a consent or other fee in order for the Service Provider to perform its obligations hereunder, each of Buyers and Cortland, on the one hand, and Sellers, on the other hand, shall be responsible to pay fifty percent (50%) of such costs; provided, however, that the Buyers and Cortland shall be responsible for one-hundred percent (100%) of any such costs payable to Salesforce.com or its affiliates. The fees listed on Schedule A are exclusive of any and all license fees, consent fees, upgrade fees, administrative fees and related costs and expenses that are required to be paid to obtain any Required Consent. For the avoidance of doubt, nothing in the foregoing sentence is intended to require ReadyCap or the Service Providers to bear any portion of any ongoing license or service fees charged in order to provide the other Party with the use of a third party’s products or services after the end of the Transition Services Term.

Section 3.02                              Payment.

(a)                                 Statements for all Services provided hereunder will be delivered, together with any supporting third party invoices or other documentation, to ReadyCap at the end of every calendar month during the Transition Services Term by Sellers (as the Service Provider), or such other Service Providers designated by the Service Provider for Services provided to the Service Recipients during the preceding calendar month (and any Taxes (as defined below)), and each such statement shall set forth a description of such Services (consistent with any description of such Services set forth on Schedule A) and the amounts charged therefor and such amounts shall be payable by ReadyCap within thirty (30) days (or such other time period as agreed by the Parties) after the date of receipt of such statement. Statements not paid within such thirty (30) day (or such other time period as agreed by the Parties) period shall be subject to late charges, calculated based on the then current prime or base rate of JPMorgan Chase Bank, N.A. plus one (1) percentage point, for each month or portion thereof that the statement is overdue. For the avoidance of doubt, Buyers shall not be obligated to pay any amounts for any setup or preparation costs incurred by a Service Provider to the Services hereunder during the Co-location Period.

(b)                                 It is the intent of the Parties that the fees listed on Schedule A for each Scheduled Service reflect all direct costs to Service Providers that are attributable to the provision of Scheduled Services hereunder and the pro rata share of the indirect costs to Service Providers that is attributable to the provision of Scheduled Services (collectively, the “Actual Cost”). With respect to the other Services provided pursuant to this Transition Services Agreement, ReadyCap shall reimburse the Service Providers’ Actual Cost of providing such

Exhibit D-6

other Services; provided, that Sellers notify ReadyCap in writing, reasonably in advance of incurring such Actual Cost, of the amount of such Actual Cost and that ReadyCap approves in writing the provision of the other Services for such Actual Cost. In addition to the charges for the Services provided hereunder, ReadyCap will reimburse the Service Providers for any and all reasonable, documented, actual, out-of-pocket, ancillary fees, costs or expenses paid by such Service Providers to third parties in connection with providing the Services hereunder (and which ancillary fees, costs or expenses are expressly not included in the amounts provided for such items on Schedule A), including, without limitation, shipping and transportation costs, duties, taxes, other third-party fees or expenses, and reasonable out-of-pocket expenses incurred in connection with any actions taken prior to the Phase II Closing Date to prepare for the provision of the Transition Services; provided, that any such costs incurred by Service Providers in excess of $1,500 shall be approved by ReadyCap in writing prior to being incurred.

(c)                                  Taxes. The amounts set forth as the applicable consideration with respect to each Service on Schedule A do not include any sales tax, value added tax, goods and services tax or similar tax (collectively, “Taxes”), and any such Taxes required to be paid by any Service Provider in connection with this Transition Services Agreement or the performance hereof will be reimbursed to such Service Providers by ReadyCap and such reimbursement shall be in addition to the amounts required to be paid as set forth on Schedule A, and shall be made in accordance with Section 3.02. Invoices for any such Taxes shall be included in the statements described in Section 3.02(a) and paid in accordance with Section 3.02(a).

(d)                                 Disclaimer of Warranty. EXCEPT AS EXPRESSLY SET FORTH IN THIS TRANSITION SERVICES AGREEMENT, THE SERVICES TO BE PURCHASED UNDER THIS TRANSITION SERVICES AGREEMENT ARE FURNISHED AS IS, WHERE IS, WITH ALL FAULTS AND WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

Section 3.03                         Use of Services. The Service Providers shall be required to provide Services only to Service Recipients as expressly contemplated by this Transition Services Agreement for use in connection with the Purchased Assets and the CIT Bank Purchased Assets. No Service Recipient shall resell any Services received hereunder to any person whatsoever or permit the use of such Services by any person other than as contemplated in this Transition Services Agreement.

Section 3.04                         Actions on the Phase II Closing Date. Effective as of the Phase II Closing:

(a)                                 Service Providers will remove all Transferred Non-IT Employees from Service Providers’ internal distribution lists.

(b)                                 Service Providers will remove access of all Transferred Non-IT Employees to all teamsites and Intranet pages not used with respect to or related to the Transferred Loans or the Transferred CIT Bank Loans, as feasible.

Exhibit D-7

(c)                                  All Transferred Non-IT Employees will be removed from CIT Blackberry and Cellular service and each such Transferred Non-IT Employee shall return all Blackberry and cellular devices owned by Service Providers and in the possession of such Transferred Non-IT Employee to the Service Providers. For the avoidance of doubt, neither Buyers nor Cortland shall be responsible for any Blackberry or cellular devices that are not returned to Service Providers by any Transferred Non-IT Employee. If requested by ReadyCap, Service Providers will use commercially reasonable efforts to transfer telephone numbers to the Service Recipients.

ARTICLE IV

TERM

Notwithstanding anything in this Transition Services Agreement to the contrary, the provision of Services shall commence on the Phase II Closing Date and shall terminate six (6) months after the Phase II Closing Date (the “Initial Transition Services Term”); provided, however, that ReadyCap may cancel any Service or reduce in any amount or any portion any Service upon thirty (30) days’ written notice thereof and any monthly fees associated with such Service shall be adjusted pro-rata. The Services may be extended at the monthly rates set forth in Schedule A, at Buyers’ option, by written notice from ReadyCap to Sellers at least thirty (30) days prior to the expiration of the Initial Transition Services Term, for one (1) additional three (3) month period following the end of the Initial Transition Services Term (the “Renewal Term”); provided, that ReadyCap shall reimburse each Service Provider for any additional licensing or consent fees payable by any Service Provider to Shaw Systems Associates, Inc. or with respect to the existing Shaw system as a result of such extension. Notwithstanding the foregoing, neither the Buyers nor Cortland shall be responsible or liable for the payment of any fees, costs or expenses during any Renewal Term if the sole reason for the extension is the failure of the Service Providers to provide the Services in accordance with the terms of this Transition Services Agreement. The Initial Transition Services Term and any Renewal Term shall hereinafter be referred to as the “Transition Services Term”. Notwithstanding anything to the contrary, the Service Recipients shall not be entitled to cancel any Service (the “First Service”) where the provision of the First Service cannot reasonably be severed from the provision of any other Service that is continuing as determined by mutual agreement of the Parties acting reasonably, or where the cancellation of the First Service would materially and negatively impact the Service Providers’ ability to provide another Service that is continuing. Once a Service has been terminated, the Service may not be reinstated.

ARTICLE V

FORCE MAJEURE

Service Providers shall not be liable for any interruption of Service or delay or failure to perform under this Transition Services Agreement that is due to acts of God, acts of a public enemy, acts of a nation or any state, territory, province or other political division thereof, fires, floods, epidemics, riots, theft, power interruption, system failure, quarantine restrictions, freight embargoes or other causes beyond the control of Service Providers. In any such event, Service Providers’ obligations hereunder shall be postponed for such time as its performance is suspended or delayed on account thereof, but only to the extent that the event prevents such Service Providers from performing their duties and obligations hereunder; provided that during the Transition Services Term Service Providers shall continue to have in place business

Exhibit D-8

continuity, disaster recovery services and backup and archival services pursuant to Section 2.06. Service Providers will promptly notify the Service Recipients of the disruption of Service, either orally or in writing, upon learning of the occurrence of such event of force majeure. During the duration of such event and continuing until performance is resumed, Service Providers will use reasonable efforts to resume, or to cause any other relevant Service Providers to resume, their performance with the least practicable delay. From and during the occurrence of such an event, the Service Recipients may replace the affected Services by providing such Services for themselves or engaging a third party to provide such Services, in which case the Service Recipients shall provide notice to Service Provider as promptly as practicable so as to avoid undue efforts by Service Providers to resume Services. Neither Party, nor their respective Service Providers, shall invoice for any Services not performed as a result of an event described in this ARTICLE V.

ARTICLE VI

LIMITATION OF LIABILITY

Section 6.01                              Consequential and Other Damages. No Service Provider or Service Recipient shall be liable under or with respect to this Transition Services Agreement, whether in contract, tort (including negligence and strict liability) or otherwise for any special, indirect, incidental or consequential damages whatsoever which in any way arise out of, relate to or are a consequence of, the performance or nonperformance by it hereunder or the provision of, or failure to provide, any Service hereunder or otherwise meet its obligations hereunder, including with respect to loss of profits, business interruptions or claims of customers. Notwithstanding anything to the contrary in this Transition Services Agreement, including this Section 6.01, nothing in this Transition Services Agreement shall limit any indemnification rights and obligations under the Purchase Agreement or any other remedies Buyers may have under the Purchase Agreement.

Section 6.02                              Limitation of Liability. Subject to Section 6.03, the liability of the Service Providers under or with respect to this Transition Services Agreement or any act or failure to act in connection herewith (including, but not limited to, the performance or breach hereof), or from the sale, delivery, or provision of any Service provided under or covered by this Transition Services Agreement, whether in contract, tort (including negligence and strict liability) or otherwise, shall not exceed the fees previously paid or payable pursuant to any outstanding invoice for Services to the applicable Service Provider by the applicable Service Recipient under this Transition Services Agreement.

Section 6.03                              Obligation To Re-perform. In the event of any breach of this Transition Services Agreement by any Service Provider with respect to any error, defect or breach (which breach Service Provider can reasonably be expected to re-perform or cure in a commercially reasonable manner) in the provision of any Service, Service Provider shall correct in all material respects such error, defect or breach or re-perform in all material respects such Service at the request of ReadyCap and at the expense of the applicable Service Provider. If such error, defect or breach is cured or the Service is re-performed in accordance, and in compliance, with the terms of this Transition Services Agreement, such cure or re-performance shall be the only remedy of the Service Recipient for any such breach other than as expressly provided in Section 6.04. To be effective, any such request by a Service Recipient must (i)

Exhibit D-9

specify in reasonable detail the particular error, defect or breach, and (ii) be made no more than one month from the date such Service was, or was to be, provided.

Section 6.04                              Indemnification.

(a)                                 Buyers and Cortland hereby agree to defend and hold harmless each Service Provider and each of its Affiliates, employees, agents, officers and directors (each, a “Seller Indemnitee”), from and against any and all liabilities, losses, damages, costs and expenses (including costs of investigation and legal fees and expenses) (together, “Losses”) incurred by a Seller Indemnitee relating to or arising out of (i) the performance of Services by the Service Providers, and/or (ii) a breach of this Transition Services Agreement by any Buyer or Cortland, in the case of each of clauses (i) and (ii), other than any as caused by any actions or omissions of any Service Provider, or any of its Affiliates, directors, officers, employees, outsourced providers or agents, of the type described in Section 6.04(c)(i) through Section 6.04(c)(iii) below.

(b)                                 Sellers hereby agree to jointly and severally indemnify, defend and hold harmless each Service Recipient and each of its Affiliates, employees, agents, officers and directors (each, a “Buyer Indemnitee”), from and against any and all Losses incurred by a Buyer Indemnitee that the provision of any Services by the Service Providers in accordance with the terms and conditions set forth herein infringes or violates the copyright, patent, trade secret or other proprietary rights of any third party. Each Seller’s obligations contained in the preceding sentence do not extend to any suit or proceeding which is based upon a claim covering (i) any unauthorized or unlicensed use of the Services (except to the extent any such unauthorized or unlicensed use is the result of any act or omission of the Sellers, its Affiliates or Service Providers or outsourced providers), (ii) modification of the Services made other than by the Sellers, its Affiliates or Service Providers or outsourced providers, (iii) the Service Recipients’ failure to install or have installed within a reasonable period of time updated or modified software and applications provided by the Sellers that would have made the Services at issue non-infringing, or (iv) compliance by the Sellers with designs, plans or specification furnished by or on behalf of the Service Recipients.

(c)                                  Sellers hereby agree to jointly and severally indemnify, defend and hold harmless each Buyer Indemnitee from and against any and all Losses incurred by a Buyer Indemnitee arising from or relating to (i) a breach of this Transition Services Agreement by any Service Provider, (ii) Seller’s failure to pay any amounts due to a Service Provider to the extent related to Services provided hereunder, (iii) any violation of Law by any Service Provider, or any of its Affiliates, directors, officers, employees, outsourced providers or agents, in its provision of Transition Services, and/or (iv) the gross negligence or willful misconduct of a Service Provider, or any of its Affiliates, directors, officers, employees, outsourced providers or agents, in the course of providing the Transition Services; provided, however, that, with respect to (i) and (ii) of the preceding clause, Sellers shall have no obligation whatsoever to indemnify any Buyer Indemnitee for any Losses relating to or arising out of actions or omissions of the Sellers or any Service Provider taken at the specific direction of any Service Recipient.

(d)                                 In the event the Sellers are required to indemnify the Service Recipients pursuant to Section 6.03(b) of this Transition Services Agreement, and the use of the Services (or

Exhibit D-10

portion thereof) are held by a court of competent jurisdiction to infringe or constitute the wrongful use of any third party’s proprietary rights and the Service Recipients’ right to use the Services is enjoined, or if the Sellers in the reasonable exercise of their discretion instruct the Service Recipients to cease using the Services (or portion thereof) in order to mitigate potential damages arising from a third party’s claim that use of the Services infringes on its rights, the Service Recipients shall cease using the Services (or portion thereof). In either event, the Sellers shall, at their option and expense (i) replace the Services (or portion thereof) with functionally equivalent and equally suitable non-infringing software, (ii) modify the Services (or portion thereof) so that its use by the Service Recipients as permitted hereunder ceases to be infringing or wrongful, or (iii) procure for the Service Recipients the right to continue using the Services (or portion thereof) as permitted hereunder. If, in none of the foregoing alternatives is reasonably available to the Sellers within a commercially reasonable period of time, then the Sellers may terminate the Service Recipients’ use of the infringing Services (or portion thereof), and the Service Recipients will be discharged from their obligation to pay any further fees with respect to the Services (or portion thereof) and shall receive a refund of all amounts paid to the Sellers with respect to the Services or the infringing portion thereof, and such refund shall by the Buyer Indemnitees’ sole and exclusive remedy with respect to any third party claim for such infringement of Services. In the event that the Sellers terminate the Service Recipients’ use of the Services, then the Service Recipients may terminate this Transition Services Agreement upon written notice to the Sellers without liability to the Sellers.

(e)                                  Any claim for indemnification hereunder shall be subject to the indemnification procedures set forth in Section 8.05 of the Purchase Agreement.

(f)                                   The Parties’ indemnification obligations hereunder are separate and apart from and in addition to the indemnification obligations of the Parties contained in the Purchase Agreement. For the avoidance of doubt, notwithstanding anything to the contrary contained in this Transition Services Agreement, the Software License Agreement or the Purchase Agreement, the Parties agree that any rights or claims arising under this Transition Services Agreement (including without limitation any rights to indemnification or other remedies under this Transition Services Agreement) shall only be asserted subject to the conditions and limitations contained herein.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF CORTLAND

Section 7.01                              Organization and Qualification of Cortland. Cortland is a limited liability company duly formed, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to own its assets and to transact the business in which it is currently engaged. Cortland is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of Cortland.

Exhibit D-11

Section 7.02                              Authority of Cortland. Cortland has the power and authority to make, execute, deliver and perform this Transition Services Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Cortland of this Transition Services Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly authorized by all requisite limited liability company action on the part of Cortland. This Transition Services Agreement has been duly executed and delivered by Cortland, and (assuming due authorization, execution and delivery by the other parties hereto) this Transition Services Agreement constitutes a legal, valid and binding obligation of Cortland enforceable against Cortland in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

ARTICLE VIII

TERM OF SPECIFIC SERVICES

Section 8.01                              Termination. Notwithstanding anything herein to the contrary, the obligation of the Service Providers to provide or cause to be provided any Service shall cease on the earliest to occur of (a) termination of this Transition Services Agreement, and (b) if such Service is a Scheduled Service, on the last date indicated for the termination of such Service on Schedule A, and if such Service is not a Scheduled Service, on the date on which the Parties have agreed that such Service will terminate pursuant to this Transition Services Agreement. All covenants and agreements in this Transition Services Agreement shall survive in accordance with their terms.

Section 8.02                              Breach of Transition Services Agreement. Subject to ARTICLE VI, if either Party shall cause or suffer to exist any material breach of any of its material obligations under this Transition Services Agreement, including any failure to make payments when due, and that Party does not cure such default in all material respects within thirty (30) days after receiving written notice thereof from the nonbreaching Party, the nonbreaching Party may terminate this Transition Services Agreement, including the provision of Services pursuant hereto, immediately by providing written notice of termination.

Section 8.03                              Sums Due. In the event of a termination of this Transition Services Agreement, Service Providers shall be entitled to the immediate payment of, and ReadyCap shall, within thirty (30) days after such termination, pay to the applicable Service Providers, all accrued amounts for Services, Taxes and other amounts due under this Transition Services Agreement as of the date of termination.

Section 8.04                              Effect of Termination. In the event of termination of this Transition Services Agreement by any Party pursuant to the provisions of this ARTICLE VIII, this Transition Services Agreement shall forthwith become void and of no further force or effect, and there shall be no liability or further obligation on the part of Sellers, Buyers, Cortland or their respective Affiliates except as provided in Section 8.05.

Exhibit D-12

Section 8.05                              Survival. In the event of a termination or expiration of this Transition Services Agreement, the following Sections shall survive: Sections 2.03, 2.04, 3.02, 3.04, 3.05, 6.01, 6.02, 6.03, 6.04, 8.03, 8.04 and 8.05 and ARTICLE IX.

ARTICLE IX

MISCELLANEOUS

Section 9.01                              Insurance.

(a)                                 Sellers’ Insurance. For the period of time required to cover its obligations hereunder, the Sellers will maintain any existing insurance in types and amounts customary for the type of business it conducts as of the date hereof, and in any event reasonably adequate to cover any liabilities arising out of its obligations hereunder, but only to the extent such insurance is consistent with the insurance that was in place prior to the Phase II Closing in connection with the operation of the administration of the small business loans that are the subject of the Purchase Agreement. Sellers shall provide Buyers with evidence of such insurance upon request. Nothing in this Section 9.01(a) shall in any way be construed to limit the liability of Sellers to Buyers or Cortland under this Transition Services Agreement.

(b)                                 Buyers’ Insurance. During the Co-location Period, each of the Buyers and Cortland will maintain, at its own expense, insurance coverage with limits of no less than those set forth below, and with insurers with a minimum A.M. Best Financial Strength rating of “A-(Excellent)” and Financial Size rating of “X”, or equivalent ratings from other valid rating agencies and under forms of policies satisfactory to the Sellers.

(i)                                     Fidelity/Crime Insurance in the minimum amount of $2,000,000 per occurrence providing coverage for loss sustained by the Sellers or their Affiliates as a result of dishonest acts by Service Recipents’ officers or employees(whether acting alone or in collusion with others), including but not limited to theft, forgery, alteration, or transfer of funds (electronically or otherwise). Such insurance must cover (i) property of the Sellers or their Affiliates; and (ii) property of the Sellers’ or their Affiliates’ customers which is held by the Sellers or their Affiliates or for which the Sellers or their Affiliates is legally liable.

(ii)                                  Commercial General Liability including broad form contractual liability and personal injury endorsement, providing coverage against liability for bodily injury, death, and property damages in the minimum amount of $1,000,000 per occurrence and no less than $2,000,000 annual aggregate.

(iii)                                       Automobile Liability in the minimum amount of $1,000,000 Combined Single Limit (“CSL”) per occurrence for bodily injury and property damage (covering owned, non-owned and hired vehicles).

(iv)                                      Workers Compensation insurance covering the Serice Recipents’ employees pursuant to applicable state laws and at the statutory limits required for each such state, and Employers Liability coverage in the minimum amount of $1,000,000 per loss.

Exhibit D-13

(v)                                 Umbrella/Excess Liability providing excess liability coverage in the minimum amount of $5,000,000 per occurrence, to supplement the primary coverage limits for Commercial General Liability, Automobile Liability, and Employers Liability provided under the policies listed above.

Upon the Sellers’ request, the Buyers and Cortland will furnish Certificates of Insurance, evidencing that the policies required in this Section 9.1(b), are in full force and effect. The Buyers shall provide CIT Group Inc. with no less than thirty (30) days’ written notice prior to any cancellation, termination, or material alteration of the policy; provided that in the event of any unilateral cancellation, termination or material alteration by the issuing insurance company the Buyers shall provide written notice within three (3) Business Days of being notified of such cancellation, termination or material alteration. In addition, each policy required pursuant to Sections 9.1(b)(ii), 9.1(b)(iii), 9.1(b)(iv) and 9.1(b)(v) shall name CIT Group Inc. and all its subsidiaries (1 CIT Drive, Livingston, NJ 07039) as an additional insured. Each policy required pursuant to Section 9.1(b)(i) shall name CIT Group Inc. and all its subsidiaries (1 CIT Drive, Livingston, NJ 07039) as loss payee. Nothing in this Section 9.01(b) shall in any way be construed to limit the liability of Buyers or Cortland to the Sellers under this Transition Services Agreement.

Section 9.02                              Assignment. Neither this Transition Services Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by any Party, except in connection with a sale of substantially all of the assets of such Party, without the prior written consent of the other Parties. Notwithstanding the foregoing, the Buyers and Cortland acknowledge and agree that any Seller may delegate performance of certain portions, but not all, of its obligations under this Transition Services Agreement to any other Service Provider; provided that no such delegation shall in any way affect the Service Recipient’s rights (including the provisions of Article VI) and obligations under this Transition Services Agreement, provided that such Seller shall be fully responsible and liable for such Service Provider’s compliance with the terms of this Agreement and all acts and omissions of such Service Provider in connection with this Transition Services Agreement, including, without limitation, for promptly making any and all payments to such Service Provider to the extent related to Services provided hereunder. The Service Recipients shall not be liable, and such Seller hereby agrees to indemnify the Service Recipients, for any fees, penalties and/or other liabilities incurred solely as a result of such Seller’s failure to pay such consideration to such Service Provider. Any purported assignment or transfer in violation of this Section 9.02 shall be null and void and of no effect.

Section 9.03                              No Third Party Beneficiaries. Except as provided in Section 6.04 with respect to indemnity, this Transition Services Agreement is for the sole benefit of the Parties and their successors and permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the Parties and such successors and permitted assigns, any legal or equitable rights hereunder, whether as third party beneficiaries or otherwise.

Section 9.04                              Amendments. This Transition Services Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the Parties.

Exhibit D-14

Section 9.05                              Waivers. Any term or provision of this Transition Services Agreement may be waived, or the time for its performance may be extended, by the Party or Parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Transition Services Agreement if, as to any Party, it is authorized in writing by an authorized representative of such Party. The failure of any Party hereto to enforce at any time any provision of this Transition Services Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Transition Services Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Transition Services Agreement shall be held to constitute a waiver of any other or subsequent breach.

Section 9.06                              Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile or sent by private courier or by registered or certified mail, and shall be deemed given when so delivered personally, by facsimile or by private courier or, if mailed, two (2) business days after the mailing, as follows:

If to Sellers:                                                                                                                                                                        CIT Group Inc.

One CIT Drive

Livingston, NJ 07039

Attention: Chief Corporate Counsel

Facsimile: (973) 740-5087

E-mail: Christopher.Paul@cit.com

If to Buyers:                                                                                                                                                                    Sutherland Asset I, LLC

1140 Avenue of the Americas, 7th Floor

New York, NY 10036

Attention: Thomas Buttacavoli

Facsimile: (212) 257-4699

E-mail: tbutta@waterfallam.com

ReadyCap Lending, LLC

114 Pacifica, Suite 400

Irvine, CA 92618

Attention: Steve Skolnik

Facsimile: 949.529.5675

E-mail:

steve.skolnik@readycapcommercial.com

If to Cortland:                                                                                                                                                          Cortland Capital Market Services LLC

225 W. Washington Street, 21st Fl.

Chicago, IL 60606

Facsimile: (312) 376-0751

Email: Jessica.Mead@cortlandglobal.com

Attention: Jessica J. Mead, General Counsel

Exhibit D-15

or to such other address as such Party may indicate by a notice delivered to the other Party hereto.

Section 9.07                              Schedules; Interpretation. The headings contained in this Transition Services Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Transition Services Agreement. In this Transition Services Agreement, unless a contrary intention appears, (a) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Transition Services Agreement as a whole and not to any particular Article, Section or other subdivision, and (b) reference to any Article or Section means such Article or Section hereof. No provision of this Transition Services Agreement shall be interpreted or construed against any Party hereto solely because such Party or its legal representative drafted such provision. Whenever the words “include,” “includes” or “including” are used in this Transition Services Agreement, they shall be deemed to be followed by the words “without limitation.”

Section 9.08                              Counterparts. This Transition Services Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the Parties hereto and delivered to Sellers and Buyers.

Section 9.09                              Entire Agreement. The Purchase Agreement, the CIT Bank Agreement and this Transition Services Agreement, including the Annexes thereto and hereto, contain the entire understanding of the Parties hereto with regard to the subject matter contained herein or therein, and supersede all other prior representations, warranties, agreements, understandings or letters of intent between or among any of the Parties hereto with respect to the subject matter hereof and thereof.

Section 9.10                              Severability. If any term or other provision of this Transition Services Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Transition Services Agreement shall nevertheless remain in full force and effect.

Section 9.11                              Governing Law; Submission to Jurisdiction. This Transition Services Agreement shall be governed by and construed in accordance with the Laws of the State of New York without regard to any conflicts of law principles that would apply the law of another jurisdiction. Sellers, Buyers and Cortland irrevocably submit to the exclusive jurisdiction of the state and federal courts located in the County and City of New York, State of New York for the purposes of any proceeding arising out of this Transition Services Agreement or any transaction or agreement contemplated hereby. Sellers, Buyers and Cortland irrevocably and unconditionally waive any objection to the laying of venue of any proceeding arising out of this Transition Services Agreement or the transactions contemplated hereby in the courts specified above and hereby and thereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such proceeding brought in any such court has been brought in an inconvenient forum.

Exhibit D-16

Section 9.12                              Confidentiality.

(a)                                 Each of the Parties agrees that any confidential information of the other Party (in such capacity, the “Disclosing Party”) received by such Party (in such capacity, the “Receiving Party”) in the course of performance under this Transition Services Agreement shall be kept strictly confidential by the Receiving Party, except that (i) the Receiving Party may, for the purpose of providing its Services pursuant to this Transition Services Agreement, disclose such information to any other Service Provider that shall have agreed to be bound by this Section 9.12, (ii) the Receiving Party may disclose such information to its employees, directors, officers and Affiliates who have a need to know such information for the purpose of conducting the business of the Receiving Party if such Affiliates are bound by confidentiality obligations to the Receiving Party, and (iii) either Party may disclose such information to the extent reasonably necessary in connection with the enforcement of this Transition Services Agreement or as required by law or legal process, including any tax audit or litigation.

(b)                                 The obligations under this Section 9.12 shall not apply to (i) information which is already in the possession of the Receiving Party at the time of disclosure by the Disclosing Party, provided that such information is not known by the Receving Party to be subject to another confidentiality agreement with or other obligation of secrecy to the Disclosing Party or another party, (ii) information which becomes generally available to the public other than as a result of a disclosure, directly or indirectly, by the Disclosing Party, (iii) information which becomes available to the Receiving Party on a non-confidential basis from a source other than the Disclosing Party, provided that such source is not known by the Receiving Party to be bound by a confidentiality agreement with, or other obligation of secrecy to, the Disclosing Party.

Section 9.13                              Representatives. The Parties shall each appoint an individual representative (a “Representative”) to facilitate communications and performance under this Transition Services Agreement. Each Party may treat an act of a Representative of the other Party as being authorized by such other Party without inquiring behind such act or ascertaining whether such Representative had authority to so act. The initial Representatives shall be appointed within ten (10) Business Days after the date hereof. Each Party shall have the right at any time and from time to time to replace any of its Representatives by giving notice in writing to the other Parties setting forth the name of (a) each Representative to be replaced and (b) the replacement, and certifying that the replacement. Representative is authorized to act for the Party giving the notice in all matters relating to this Transition Services Agreement. Notwithstanding anything herein to the contrary, ReadyCap shall act as the representative of Buyers and Cortland for purposes of all requests and instructions to Service Providers under this Transition Services Agreement and with respect to all billing and payments for Services hereunder. Service Providers may treat any act of ReadyCap as being authorized by any other Service Recipient hereunder without inquiring behind such act or ascertaining whether ReadyCap had authority to so act.

Section 9.14                              Independent Contractors. Each of Sellers and their respective Service Providers shall act under this Transition Services Agreement solely as an independent contractor and not as an agent of any Service Recipient or its Affiliates.

Exhibit D-17

Section 9.15                              Further Assurances. From time to time following the Phase II Closing Date, Sellers, Cortland and Buyers shall execute and deliver, or cause to be executed and delivered, to the other Parties such other instruments of conveyance and transfer as the requesting Party may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, the requesting Party and put such requesting Party in possession of, any part of the rights to be owned by such requesting Party pursuant to Section 2.04 of this Transition Services Agreement.

Section 9.16                              Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS TRANSITION SERVICES AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS TRANSITION SERVICES AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.16.

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Exhibit D-18

IN WITNESS WHEREOF, the Parties have executed this Transition Services Agreement as of the date first written above.

CIT SMALL BUSINESS LENDING CORPORATION

By:
Name:
Title:

CIT LENDING SERVICES CORPORATION

By:
Name:
Title:

SUTHERLAND ASSET I, LLC

By:
Name:
Title:

READYCAP LENDING, LLC

By:
Name:
Title:

CORTLAND CAPITAL MARKET SERVICES LLC

By:
Name:
Title:

Exhibit D-19

Schedule A

Scheduled Services

Definitions

All capitalized terms used in this Schedule A that are not defined in this Schedule A will have the meanings assigned to them in the Transition Services Agreement or the Purchase Agreement, and if not defined in the Transition Services Agreement or the Purchase Agreement, will have the generally accepted industry or technical meanings given to such terms. For the purposes of this Schedule A, the following terms shall have the meanings assigned to them:

“Audit Completion Date” means the later of (a) March 31, 2014, and (b) the date that is sixty (60) days after the Phase II Closing Date.

“CIT Group” means CIT Group Inc.

“Co-location Period” means the period beginning on the Phase II Closing Date and ending on the earlier of (a) the date that is sixty (60) days after the Phase II Closing Date, and (b) the date on which no Qualified Transferred Employees are employed by a Buyer or Cortland at the Site.

“Designated Portions of the Site” means the first quad of the third floor of the Site, where the majority of the Transferred SBL Employees are currently located.

“SBL Application Packaging” means the process of preparing the SBL-Specific Applications for delivery to ReadyCap.

“SBL Application Packaging Completion Date” means the date on which all SBL Application Packaging has been completed.

“SBL Application Packaging Period” means the period beginning on the Phase II Closing Date and ending on the SBL Application Packaging Completion Date.

“SBL-Specific Applications” means those applications (SBMS, SAMS and Shaw) which are maintained by Sellers prior to the Phase II Closing Date solely for the support of the Transferred Interests or the CIT Bank Transferred Interests.

“Separation Date” means (i) with respect to any Qualified Transferred Employee, the earlier of the expiration of the Co-location Period and any date on which such Qualified Transferred Employee is no longer employed by a Buyer or Cortland at the Site, (ii) with respect to any Transferred Audit Employee, the earlier of the Audit Completion Date and the date on which such Transferred Audit Employee is no longer employed by CIT Group and (iii) with respect to any Transferred IT Employee, the earlier of the expiration of the SBL Application Packaging Period and the date on which such Transferred IT Employee is no longer employed by CIT Group.

Exhibit D-20

“Service Provider Network” means any Service Provider’s internal data network which provides data connectivity between or to such Service Provider’s offices and/or data center, internet and other facilities, including the telecommunications lines managed by such Service Provider, the equipment that connects those lines to such Service Provider’s offices and the equipment that connects users to this network.

“Service Provider Software” means any software (and associated manuals) owned by any Service Provider or its Affiliates that is made available to any Service Recipient under this Transition Services Agreement.

“Site” means the Service Providers’ facility located at 1 CIT Drive, Livingston, NJ.

“Standard Hourly Rate” means $125 per hour.

“Third Party Software” means any software used by any Service Provider under lease or license from any Third Party that is made available to any Service Recipient under this Transition Services Agreement.

“Third Party Vendor” means a Third Party which provides Third Party Software, any service, lease or license related to a Service Provider’s hardware, or any of the Services.

“Transferred Audit Employees” means Jacqueline E. Schorr and Daniel J. Caudle.

“Transferred IT Employees” means any Transferred Employee dedicated to the IT application support of SBL-Specific Applications who remains employed by CIT Group Inc. between the Phase II Closing Date and the SBL Application Packaging Completion Date and who, in connection with such employment, has access to Servicer Providers’ network and applications.

“Transferred Non-IT Employees” means any Transferred Employee who prior to the Phase II Closing, was employed by CIT Group Inc. and who, in connection with such employment, had access to Service Providers’ network and applications, other than any Transferred IT Employees or Transferred Audit Employee.

“Transferred SBL Employees” means all Transferred IT Employees, all Transferred Audit Employees and all Transferred Non-IT Employees.

“Transition Period” means, with respect to any Qualified Transferred Employee, Transferred Audit Employee or Transferred IT Employee, the period beginning on his or her Separation Date and ending on the date that is the last day of the Transition Services Term.

“Service Provider Systems” means all systems and applications hosted, maintained or otherwise made available by Service Providers to their employees.

Exhibit D-21

1.              Scheduled Services

1.1.            Co-location

(a)                         During the Co-location Period, Service Providers will permit Transferred Non-IT Employees to access and utilize the Designated Portions of the Site as is reasonably necessary to perform their respective functions with respect to the management of the Transferred Loans and the Transferred CIT Bank Loans provided that such Transferred Non-IT Employees comply with the requirements of this Section 1.1 and provided that each such Transferred Non-IT Employee executes a Co-location Agreement substantially in the form of Schedule B attached hereto (the “Co-location Agreement”) on or prior to the Phase II Closing Date.

(b)                         Except with the prior written consent of Service Providers, the access of Service Recipients to the Site during the Co-location Period shall be limited solely to the Transferred Non-IT Employees that have signed a Co-location Agreement on or prior to the Phase II Closing Date (each such Transferred Non-IT Employee, a “Qualified Transferred Employee”) and shall not include any other employees or representatives of any Service Recipient. During the Co-location Period, Buyers and Cortland shall cause each Qualified Transferred Employee to (i) comply with all applicable Laws and with financial services industry standards and practices employed by Service Providers, and (ii) cooperate with and comply with all reasonable and published security and safety measures and other policies and procedures provided to such Qualified Transferred Employee or any Service Recipient by any Service Provider from time to time, including the use of entry and exit logs and agreements, key cards, voice, photo, biometric or other personal identification recognition devices, and other mechanisms and devices for registering, tracking, and limiting access to the Site, and including the Service Providers’ “Information Security,” “Compliance,” “Privacy” and “Disaster Recovery” policies. Service Providers reserve the right to revoke the entry and access privileges of any Qualified Transferred Employee at any time upon written notice to such Qualified Transferred Employee and to Buyers and Cortland if such Qualified Transferred Employee fails to comply with this Section 1.1 or with his or her Co-location Agreement. With the prior written consent of the Service Providers (which shall not be unreasonably withheld or delayed), the Service Recipients and their designees, other than the Transferred Non-IT Employees, shall be granted access to the Site during the Co-location Period as “guests”, subject to the Service Providers’ existing practices, requirements and restrictions for guests, provided that such persons shall be permitted to remain at the Site beyond the “guest” hours if reasonably requested by the Service Recipients.

(c)                          During the Co-location Period, each Qualified Transferred Employee who remains employed by a Buyer or Cortland at the Site will have access to Service Providers’ network and those applications that were accessed by such

Exhibit D-22

Qualified Transferred Employee prior to the Phase II Closing Date from the Site in a manner consistent with the access provided to a consultant with the following exceptions:

(i)                                            Qualified Transferred Employees will be given restricted access to the Service Provider Network for the sole purpose of managing the Transferred Loans and the Transferred CIT Bank Loans. Buyers and Cortland acknowledge and agree that the Service Providers will restrict access of the Qualified Transferred Employees to all Service Provider Systems and the Service Provider Network for purposes other than managing the Transferred Loans and the Transferred CIT Bank Loans and that any Transferred Non-IT Employees that have not signed a Co-location Agreement on or prior to the Phase II Closing Date will not have any access to the Service Provider Systems or the Service Provider Network after the Phase II Closing Date.

(ii)                                        The Service Providers will terminate all access to the SalesForce.com Third Party Software as of the Phase II Closing Date. Should any Qualified Transferred Employees require access to such Third Party Software after the Phase II Closing Date, the applicable Buyer or Cortland will obtain its own license for the software from the relevant Third Party Vendor (it being understood that no such license shall be required in connection with Service Providers providing existing data to Service Recipients but not configuration, page templates or other information which may require a Required Consent). In such case, the Service Providers will work with such Third Party Vendor and such Buyer or Cortland to establish an acceptable processing and support arrangement at the Standard Hourly Rate.

(iii)                                    The Service Providers will terminate all access to the Moody’s Risk Origin Database as of the Phase II Closing Date. Should the Qualified Transferred Employees require access to such Third Party Software after the Phase II Closing Date, the applicable Buyer or Cortland will obtain its own license for the software from the relevant Third Party Vendor. In such case, the Service Providers will work with such Third Party Vendor and such Buyer or Cortland to establish an acceptable processing and support arrangement at the Standard Hourly Rate. Notwithstanding anything to the contrary set forth herein, Service Providers will permit and facilitate the transfer to Buyers or Cortland of all of the information and data relating to the administration of the Transferred Loans and the Transferred CIT Bank Loans (the “Loan-Related Data”) that is contained or stored in Moody’s Risk Origin Database.

(d)                         Each Qualified Transferred Employee will, prior to his or her Separation Date, use only CIT Group imaged hardware and other devices for attachment to the Service Provider Network. Under no circumstances will any Qualified Transferred Employee re-image any equipment attached to the Service

Exhibit D-23

Provider Network or add equipment to the Service Provider Network (for the avoidance of doubt, including any server, desktop, laptop or other IT device located at the Site).

(e)                                  During the Co-location Period, the Service Providers shall provide technology services to each Qualified Transferred Employee for the following infrastructure areas and on the following terms and conditions, in each case to the extent such services were provided to such Qualified Transferred Employee prior to the Phase II Closing Date and for so long as such Qualified Transferred Employee remains employed by a Buyer or Cortland at the Site:

(i)                                 CITNET (Network Access, Active Directory, DNS) Transition Support

A.                                                    Service Providers will provide CITNET support services to each such Qualified Transferred Employee.

(ii)                             Data Communications Transition Support

A.                                                    Service Providers’ data circuits at the Site will remain under the Service Providers’ network services contracts with Third Party Vendors.

B.                                                    Service Providers will secure data communications hardware and access in accordance with their policies and procedures, and Buyers or Cortland shall cause the Qualified Transferred Employees to comply with all such policies and procedures.

C.                                                    Service Providers’ data communications hardware will be monitored, patched and maintained consistent with past practice prior to the Phase II Closing Date.

D.                                                    Physical access to the Service Provider Network by each such Qualified Transferred Employee shall be secured in accordance with the Service Providers’ policies and procedures. Only Service Provider imaged devices will be allowed to access the Service Provider Network and physical access to main distribution frames (“MDFs”) and local distribution closets will be restricted to the Service Providers and their designees. The Service Providers will control access to all intermediate distribution frames and MDFs.

E.                                                     No Qualified Transferred Employee shall install hardware or software or re-configure server or network hardware managed and/or supported by the Service Providers or any device otherwise connected to the Service Provider Network.

Exhibit D-24

(iii)                         Remote Access (VPN) Transition Support

A.                                                    Service Providers will provide remote access to Service Provider’s VPN for each such Qualified Transferred Employee (and will support and update the AT&T VPN Remote Access workstation application) provided that such Qualified Transferred Employee had such remote access as of the Phase II Closing Date and provided that such Qualified Transferred Employee complies with Service Providers’ “Information Security” policies in connection with such remote access.

B.                                                    If a Qualified Transferred Employee is no longer employed by a Buyer or Cortland at the Site, or otherwise no longer requires access to Service Providers’ VPN, such Qualified Transferred Employee will immediately be removed from Service Providers’ VPN Service.

(iv)                           Voice Communications Transition Support

A.                                                    Service Providers will provide voice communications support (under contracts with Third Party Vendors) for each such Qualified Transferred Employee and will keep their respective maintenance contracts and licenses with respect to voice communications in good standing with the appropriate hardware/software vendors.

B.                                                    If a Qualified Transferred Employee is no longer employed by a Buyer or Cortland at the Site, or otherwise no longer requires voice communications support, Transition Providers will immediately cease providing such voice communications support.

(v)                               Desktop/Laptop/Workstation Transition Support

A.                                                    Service Providers will provide to each such Qualified Transferred Employee centralized support for MS patch deployment, encryption, anti-virus, malware, OU policies and registry settings in accordance with the Service Providers’ policies and procedures and consistent with past practice prior to the Phase II Closing Date, provided that such Qualified Transferred Employee complies with Service Providers’ policies and procedures while connected to the Service Provider Network. For the avoidance of any doubt, costs for hardware replacement or repair during the Co-location Period due to the failure of performance or related to encryption software will be the responsibility of ReadyCap.

(vi)                           Server Transition Support

A.                                                    Service Providers will provide centralized support for anti-virus and security patching for Corporate Application Servers and SBL-Specific Application Servers and centralized support for anti-virus and security patching for local IT servers used by each such Qualified Transferred Employee, in each case in accordance with

Exhibit D-25

Service Providers’ policies and procedures and consistent with past practice prior to the Phase II Closing Date.

B.                                                    Service Providers will provide user access to transitional systems to assist the transition of applications to allow the Service Recipients to complete conversion analysis, planning and migration. Production support coverage and personnel will be consistent with past practice prior to the Phase II Closing Date, including night and weekend support to repair any down production system.

C.                                                    Servers and hardware specifically supporting the Services provided pursuant to this Section C will be maintained in accordance with schedules and support windows in place immediately prior to the Phase II Closing Date.

(vii)                       E-mail Transition Support

A.                                                    Service Providers will provide e-mail support services for the e-mail account of each such Qualified Transferred Employee, except public folders, and will provide storage space on Service Providers’ e-mail servers in accordance with its current policies for such e-mail account, along with access to the Vault, Outlook Web Access and the http://webmail.citonline.com components of the e-mail platform. Public folders house shared files from various business units of the Service Providers, including customer information, and are outside the scope of the Transition Services.

B.                                                    Service Providers’ e-mail servers will be monitored, patched, backed up and maintained consistent with past practice prior to the Phase II Closing Date.

C.                                                    Service Providers will keep their respective maintenance contracts and licenses with respect to e-mail in good standing with the appropriate Third Party Vendors.

D.                                                    Service Recipients shall be required to transition the e-mail data of (i) each Qualified Transferred Employee and Transferred Audit Employee and (ii) any other personnel employed by a Seller or its Affiliates during the twelve (12) month period preceding the expiration of the Co-location Period who (x) were no longer employed by a Seller or its Affiliates as of the date of the Purchase Agreement and (y) during such twelve (12) month period were working on SBL-Specific Applications and which could have been a Qualified Transferred Employee (“Other Personnel”), in the case of each of clauses (i) and (ii), to the Service Recipients’ applicable e-mail systems as of the Phase II Closing Date; provided that in the case of the email accounts of Theresa M. Appollina, Karen M.

Exhibit D-26

Bailey, Raymond Cantwell, Brendan Eccleston, Jacqueline E. Schorr and Keith A. Stroever, such email data shall be limited to emails relating to the Purchased Assets and the CIT Bank Purchased Assets and shall exclude any emails relating to negotiations relating to any Transaction Document and/or the consummation of the transactions contemplated by the Purchase Agreement or the CIT Bank Agreement. E-mail data includes contacts, tasks, notes and calendar information. The Service Recipients and the Service Providers shall put in place reasonable procedures to adequately protect the privacy of the Transferred SBL Employees or Other Personnel with respect to such email data. The e-mail account provided by Service Providers to each Qualified Transferred Employee will be deleted or hidden as of the Phase II Closing Date, and all e-mails to such Qualified Transferred Employee or such Other Personnel will be forwarded to the new e-mail account provided by the applicable Buyer or Cortland for a period of thirty (30) days following the expiration of the Co-location Period. The domains will not transfer to Buyers or any other Service Recipient.

(viii)                   Internet Access

A.                                                    Service Providers will provide internet access to each such Qualified Transferred Employee provided that such Qualified Transferred Employee had internet access immediately prior to the Phase II Closing Date. Service Providers will monitor internet activities of each Qualified Transferred Employee and conduct investigations according to Service Providers’ current policies associated with internet usage and content. If inappropriate conduct is noted during monitoring, Service Providers’ and the applicable Buyer’s or Cortland’s human resources departments (or designee) will be notified through e-mail of such infraction(s). Internet access privileges of the applicable Qualified Transferred Employee may be revoked if such Qualified Transferred Employee has violated Service Providers’ policies upon written notice to such Qualified Transferred Employee and to the applicable Buyer’s or Cortland’s human resources department (or designee).

(ix)                           Corporate Conferencing:

A.                                                    For so long as such Qualified Transferred Employee requires corporate conferencing services, Service Providers will provide corporate conferencing services to such Qualified Transferred Employee provided that such Qualified Transferred Employee was enrolled in this service immediately before the Phase II Closing Date. All conference call charges will be the responsibility of ReadyCap.

Exhibit D-27

(f) Telephone Numbers

(i) Prior to the end of the Co-location Period, Service Providers agree to use commercially reasonable efforts to assist Buyers in the transfer of ownership of any toll-free numbers associated with the servicing of the Transferred Loans or the Transferred CIT Bank Loans from the Service Providers to Buyers. Any underlying local numbers utilized in connection with the Business prior to the Phase II Closing Date will continue to be owned by Service Providers. Buyers and the other Service Recipients will be responsible for acquiring their own local underlying telephone numbers.

(g)                                 Effective as of each Qualified Transferred Employee’s Separation Date:

(i)                                    Such Qualified Transferred Employee will be removed from the Service Provider Network and Service Providers will cease to provide any access to the Service Provider Network (except to authenticate such Qualified Transferred Employee’s remote access to the SBL-Specific Applications during such Qualified Transferred Employee’s Transition Period.) For the avoidance of doubt, Buyers and Cortland acknowledge and agree that, effective as of a Qualified Transferred Employee’s Separation Date, the Service Providers will terminate any and all of such Qualified Transferred Employee’s remote access, internet access, instant messaging, and e-mail service associated with the Service Providers and their respective businesses;

(ii)                                Such Qualified Transferred Employee will immediately cease using any CIT Group imaged hardware and other devices owned or imaged by CIT Group and the Service Providers will cease to provide any support for any equipment utilized by such Qualified Transferred Employee;

(iii)                            Buyers and Cortland will be responsible for providing remote access to enable such Qualified Transferred Employee to access the SBL-Specific Applications (if such Qualified Transferred Employee remains employed by a Buyer or Cortland as of such Separation Date);

(iv)                              Service Providers will cease providing voice communications support; and

(v)                                  Such Qualified Transferred Employee will be removed from Service Providers’ corporate conferencing service.

1.2. SBL Application Packaging Period

(a)                                 During the SBL Application Packaging Period, each Transferred IT Employee shall continue to have access to the Service Provider Network, all Third Party Software and Service Provider Software, and all Service Provider Systems, support, hardware and equipment of CIT Group that such Transferred IT Employee had prior to the Phase II Closing Date for so long as such Transferred IT Employee remains an employee of CIT Group.

Exhibit D-28

(b)                                 Effective as of each Transferred IT Employee’s Separation Date:

(i)                                    Such Transferred IT Employee will be removed from the Service Provider Network and Service Providers will cease to provide any access to the Service Provider Network (except to authenticate such Transferred IT Employee’s remote access to the SBL-Specific Applications during such Transferred IT Employee’s Transition Period). For the avoidance of doubt, Buyers and Cortland acknowledge and agree that, effective as of a Transferred IT Employee’s Separation Date, the Service Providers will terminate any and all of such Transferred IT Employee’s remote access, internet access, instant messaging, and e-mail service associated with the Service Providers and their respective businesses;

(ii)                                The e-mail account provided by Service Providers to such Transferred IT Employee will be deleted or hidden and all e-mails to such Transferred IT Employee will be forwarded to a new e-mail account provided by the applicable Buyer or Cortland for a period of thirty (30) days following such Transferred IT Employee’s Separation Date.

(iii)                            Such Transferred IT Employee will immediately cease using any CIT Group imaged hardware and other devices owned or imaged by CIT Group and the Service Providers will cease to provide any support for any equipment utilized by such Transferred IT Employee;

(iv)                              The applicable Buyer or Cortland will be responsible for providing remote access to enable such Transferred IT Employee to access the SBL-Specific Applications (if such Transferred IT Employee remains employed by such Buyer or Cortland as of such Separation Date); and

(v)                                  Such Transferred IT Employee will be removed from Service Providers’ corporate conferencing service.

1.3. Transition Period

(a)                   During the Transition Period for each Qualified Transferred Employee, each Transferred Audit Employee and each Transferred IT Employee, CITNET support services will be limited to the ability to authenticate via remote access (Citrix or VPN) to the SBL-Specific Applications; provided, however, that ReadyCap will use its commercially reasonable efforts to establish alternate access (including, at the Service Providers’ discretion, through a remote Citrix portal, a VPN solution, or other solution, in each case, from ReadyCap’s location) to permit remote access to the SBL-Specific Applications. In connection therewith, Service Providers may require ReadyCap to:

(i)                                    procure a dedicated circuit to terminate in the Service Providers’ partner, DMZ;

Exhibit D-29

(ii)                                use a set of standard connectivity through the Service Providers’ and ReadyCap’s respective firewalls in compliance with the Service Providers’ security policies and procedures;

(iii)                            maintain a CITNET ID and hard/soft tokens for access; and/or

(iv)                              provide their own equipment.

(b)                   For the avoidance of doubt, Transferred Non-IT Employees, Transferred Audit Employees and Transferred IT Employees will have no access to the Service Provider Network, any Third Party Software or Service Provider Software, or any Service Provider Systems, support, hardware or equipment of CIT Group after the end of the Transition Services Term.

1.4. Enterprise IT Infrastructure Support

(a)                   Service Providers shall provide to ReadyCap the following additional services on the following terms and conditions, in each case to the extent such services were provided internally by CIT Group prior to the Phase II Closing Date:

(i)                              Information Security and IT Controls:

A.            From the Phase II Closing Date through the end of the Transition Services Term, Service Providers will provide information security and information technology controls for the Corporate Application(s) and the SBL-Specific Applications.

(ii)                          Back-ups:

A.            From the Phase II Closing Date through the end of the Transition Services Term, Service Providers will perform nightly backups to tape and storage off-site on all applications, databases, web and file servers related to the Corporate Applications and the SBL-Specific Applications, including NAS and SAN devices, in each case in accordance with the Service Providers’ policies and procedures.

B.            During the Co-Location Period only, Service Providers will also perform nightly back-ups for all local servers and desktops located at the Site. Upon the expiration of the Co-location Period, Service Providers will provide the final backup of the local servers, as well as all historical backups. Backups will be provided in the tape media format used at the local site.

C.            ReadyCap shall be responsible for all back-ups of data other than those described in Sections 1.4.1.a.ii.i and 1.4.1.a.ii.2 above.

Exhibit D-30

(iii)                          Disaster Recovery:

A.               From the Phase II Closing Date through the end of the Transition Services Term, Service Providers will provide recovery and DR services for the Corporate Application(s) and the SBL-Specific Applications hosted in the Livingston, NJ Data Centre.

1.5. General Rules

(a)                Notwithstanding anything in the Transition Services Agreement or this Schedule A to the contrary:

(i) Service Recipients agree and acknowledge that during the month and year end infrastructure and application freeze periods set forth below, system changes to the Services may not be made. The freeze periods are as follows:

Month End:

Infrastructure: 3 days before and 3 days after.

Applications: 1 day before and 2 days after.

Year End:

Infrastructure and Applications - December 22, 12:01 am through January 5, 12:59 pm.

(ii)                                The scope of the Services does not require any Service Provider to develop any improvements, upgrades or updates.

(iii)                            Service Providers, may, in their sole discretion, implement any improvements, upgrades or updates to the Service Provider Network or the Service Provider Systems.

(iv)                              Service Recipients will either buy or service all Service Provider assets on the Shaw system.

(v)                                  The Transition Services Agreement and this Schedule A is predicated on there being no need for segregation of records within the Service Provider Systems.

(vi)                              Unless specifically requested pursuant to Section 3 of this Schedule A, Service Providers shall not be required to provide any conversion or other similar services of the type identified in Section 3 of this Schedule A.

1.6.            Corporate Applications Transition Support and Services During the Term

If so requested by ReadyCap during the Transition Services Term, the Service Providers will provide data processing services and support for the software application(s) set forth below that are in use by the Business immediately prior to the Phase II Closing Date. Unless otherwise specified, this support includes hosting the application(s) and maintaining all interfaces at Service Providers’ data center, as well as providing operations support to run and maintain the applications. In accordance with Section 1.3(a) of this Schedule A, ReadyCap is

Exhibit D-31

responsible for using its best efforts to establish its own alternative access to Service Providers’ application system(s) referred to this Section 1.6.

(a)                          IVR (Interactive Voice Response)

(i)                                    Voice response customer service applications for customer service and collections

A.            Service Providers will maintain their outsourcing agreement with the relevant Third Party Vendor of the IVR application until the expiration of the Transition Services Term or until the IVR application is transferred to or replaced by ReadyCap, whichever is earlier.

B.            If ReadyCap wishes to use the IVR application after the expiration of the Transition Services Term, then ReadyCap will use its commercially reasonable efforts to enter into an outsourcing agreement with the relevant Third Party Vendor of the IVR application prior to the expiration of the Term.

C.            Service Providers will provide system availability associated with the IVR application and database until (i) the expiration of the Transition Services Term, (ii) ReadyCap has obtained its own agreement with the relevant Third Party Vendor, or (iii) ReadyCap has replaced or no longer requires the service, whichever is earlier.

D.            The same call routing (IVR Tree) existing immediately prior to the Phase II Closing Date will be utilized during the Transition Services Term to provide the services set forth in this Section 1.6.1.b.i.

(b)                          Document Generation

(i)                                    Creation of electronic documents

A.            Service Providers will provide the same system availability associated with document generation existing immediately prior to the Phase II Closing Date until the expiration of the Transition Services Term or until document generation is transferred to or replaced by ReadyCap, whichever is earlier.

(c) Peoplesoft

(i) General Ledger, Fixed Asset, Accounts Payable

A.                 No Service Recipient will have direct access to Peoplesoft at any time after the Phase II Closing Date. No Transferred Non-IT Employee will have direct access to Peoplesoft after the Phase II Closing Date and no Transferred IT Employee will have direct access to Peoplesoft after his or her Separation Date. At the request, of ReadyCap, Service Providers will work with ReadyCap, at the Standard Hourly Rate, to develop an agreed

Exhibit D-32

upon format and mapping process for ongoing provision to ReadyCap of general ledger, fixed asset and accounts payable data relating to the administration of the Transferred Loans, the Transferred CIT Bank Loans and other Loan-Related Data that is stored or contained in Peoplesoft for the remainder of the Transition Services Term. Until this process has been determined and built, no data feeds will be provided.

B.                                                    Once Service Providers and ReadyCap have agreed upon a format and mapping process for ongoing provision of the Loan-Related Data described in preceding subsection, Service Providers will provide extracts of such Peoplesoft data to ReadyCap at an agreed upon frequency during the Transition Services Term.

C.                                                    Any requests by ReadyCap for additional information during the Transition Services Term may be provided to Service Providers’ corporate finance department.

D.                                                    ReadyCap may elect to accept the existing Peoplesoft extracts from the Shaw system for use in ReadyCap’s own accounting mechanism.

(d)                            Doculogic

(i)                                    Service Provider will maintain its outsourcing agreement with Archive Systems, the Third Party Vendor of Doculogic, until the end of the Transition Services Term or until ReadyCap has acquired its own agreement with the Third Party Vendor, or replaced or no longer requires the service, whichever is earlier.

(ii)                                Any amounts paid by Service Provider or its Affiliates to Archive Systems that are directly related to the Services provided hereunder shall be included in the monthly invoices submitted to ReadyCap under this Transition Services Agreement.

(iii)                            Service Provider will work with Buyers and Cortland (at their cost) and permit and facilitate the transfer to Buyers or Cortland (at their cost) of all of the Doculogic image and hard copy files and other Loan Related Data that is contained or stored in Doculogic.

1.7. SBL-Specific Applications Transition Support and Services

Service Providers will provide data processing services and support for the software application(s) set forth below that are in use by the Business immediately prior to the Phase II Closing Date until either the SBL Application Packaging Completion Date or the end of the Transition Services Term as specified below. During this period, unless otherwise specified, this support includes hosting the application(s) and maintaining all interfaces at Service Providers’ data center, as well as providing operations support to run and maintain the applications.

Exhibit D-33

In accordance with Section 1.3(a) of this Schedule A, ReadyCap is responsible for using its best efforts to establish its own alternative remote access to Service Providers’ application system(s) for each Qualified Transferred Employee and each Transferred IT Employee during such Qualified Transferred Employee’s or Transferred IT Employee’s Transition Period in order to access to the SBL-Specific Applications referred to in this Section 1.7.

1.7.1.                  SBMS

Small Business Management System: Origination System for SBA and Conventional Loans

(a)                 Service Providers will maintain existing SBMS system availability until (i) the SBL Application Packaging Completion Date, (ii) the Transferred Loans and the Transferred CIT Bank Loans have been converted to ReadyCap’s originations system or (iii) ReadyCap provides formal notice that the SBMS system is no longer required, whichever is earlier; provided, however, that, for the avoidance of doubt, Service Providers will continue to provide data center support for the application until the end of the Transition Services Term in accordance with Section 1.8 below.

(b)                 Service Providers will maintain the underlying SBL Application database until the end of the Transition Services Term.

(c)                  Service Providers will support the SBMS Boarding Feed and interfaces with SBA ETRAN and Bank of America as well as Service Providers’ Checkwriter and Peoplesoft systems and any other pertinent interfaces during the period specified in clause (a) above unless otherwise agreed to by the Service Providers and ReadyCap; provided, however, that, for the avoidance of doubt, Service Providers will continue to provide data center support for the application until the end of the Transition Services Term in accordance with Section 1.8 below.

(d)                 ReadyCap will be required to procure its own relationship and licensing with Moody’s in order to continue use of the Moody’s Risk Origin Database and associated linkages to the SBMS system.

1.7.2.                  Shaw

Third Party Commercial Loan Accounting System

(a)                 Service Providers will maintain existing Shaw system availability until (i) the SBL Application Packaging Completion Date, (ii) the Transferred Loans and the Transferred CIT Bank Loans have been converted to ReadyCap’s Loan Accounting System or (iii) ReadyCap provides formal notice that the Shaw system is no longer required, whichever is earlier; provided, however, that, for the avoidance of doubt, Service Providers will continue to provide data center

Exhibit D-34

support for the application until the end of the Transition Services Term in accordance with Section 1.8 below.

(b)                 Service Providers will maintain the underlying SBL Application database until the end of the Transition Services Term.

(c)                  Service Providers will support the SBMS Boarding Feed and will work with Buyers and Cortland to transfer amounts from the Bank of America Lockbox Feed to a separate lockbox identified by ReadyCap during the period specified in clause (a) above unless otherwise agreed to by the Service Providers and ReadyCap. Service Providers will also support the interfaces for System Reports, the Colson 1502 Report file, the Shaw GL Feed to Peoplesoft and the Chase ACH File as well as any other pertinent interfaces during the period specified in clause (a) above unless otherwise agreed to by Service Providers and ReadyCap; provided, however, that, for the avoidance of doubt, Service Providers will continue to provide data center support for the application until the end of the Transition Services Term in accordance with Section 1.8 below.

(d)                 If ReadyCap plans to continue its use of the Shaw system, ReadyCap will negotiate its own license with the relevant Third Party Vendor. Service Providers will reasonably cooperate with ReadyCap and the relevant Third Party Vendor to effect a transfer of the current license as appropriate.

1.7.3.                  SAMS

Service Application Management System — Portfolio Management, Servicing, Collections and Asset Recovery for SBA and Conventional Loans

(a)                 Service Providers will maintain existing system availability until (i), the SBL Application Packaging Completion Date, (ii) the Transferred Loans and the Transferred CIT Bank Loans have been converted to ReadyCap’s origination system, or (iii) ReadyCap provides formal notice that the SAMS system is no longer required, whichever is earlier; provided, however, that, for the avoidance of doubt, Service Providers will continue to provide data center support for the application until the end of the Transition Services Term in accordance with Section 1.8 below.

(b)                 Service Providers will maintain the underlying SBL Application Database until the end of the Transition Services Term.

(c)                  Service Providers will support interfaces to and from Assurant, UPF, SBA, Bank of America and the Service Providers’ IVR system as well as any other pertinent interfaces during the period specified in clause (a) above unless otherwise agreed to by Service Providers and ReadyCap; provided, however, that, for the avoidance of doubt, Service Providers will continue to provide data center support for the application until the end of the Transition Services Term in accordance with Section 1.8 below.

Exhibit D-35

1.7.4.                  SBL Web Site

SBL web site providing loan status information for referral partners/brokers, account status for customers, prospect screening and marketing “tombstone” which provides marketing related on-line fliers

(a)                 Service Providers will maintain existing SBL web site system availability until the end of the Transition Services Term or until ReadyCap provides formal notice that the system is no longer required, whichever is earlier. The system consists of the following domains/addresses: http://www.cit.com/products-and-services/cit-bank/small-business-lending/index.htm and https://smallbizlending.com/secured/ram/login.aspx

(b)                 Service Providers will maintain the underlying SBL Application Database until the end of the Transition Services Term.

1.7.5.                                   CTrack

IT Project tracking system for all SBL Applications

(a)                 Service Providers will maintain existing CTrack system availability until the SBL Application Packaging Completion Date or until ReadyCap provides formal notice that the system is no longer required, whichever is earlier.

1.7.6.                  SBL Helpdesk

Administrative Tool used to set-up, remove and unlock SBL System Users

(a)                 Service Providers will maintain existing system availability until the end of the Transition Services Term or until ReadyCap provides formal notice that the system is no longer required, whichever is earlier.

1.8.            Data Center Support After the SBL Application Packaging Completion Date.

1.8.1. From and after the SBL Application Packaging Completion Date and continuing until the end of the Transition Services Term, Service Providers will host the SBL-Specific Applications identified in Section 1.7 above from the Service Providers’ Data Center and provide data center operations support and centralized back-up. During this period, ReadyCap will be responsible for maintaining such applications and interfaces.

1.9.            Transferred Audit Employees

(a)                         Until the Audit Completion Date, each Transferred Audit Employee shall (i) continue to have access to the Service Provider Network, all Third Party Software and Service Provider Software, and all Service Provider Systems, support, hardware and equipment of CIT Group that such Transferred Audit Employee had prior to the Phase II Closing Date and (ii) provide any support

Exhibit D-36

services reasonably requested by the Service Recipients and consistent with such Transferred Audit Employee’s job description as of the date hereof provided, however, that such Transferred Audit Employee’s shall assist the Sellers in the completion of the 2013 audit of CIT Small Business Lending Corporation’s financial statements, in the case of each of clauses (i) and (ii), for so long as such Transferred Audit Employee remains an employee of CIT Group.

(b)                         Effective as of each Transferred Audit Employee’s Separation Date:

(i)                                    Such Transferred Audit Employee will be removed from the Service Provider Network and Service Providers will cease to provide any access to the Service Provider Network (except to authenticate such Transferred Audit Employee’s remote access to the SBL-Specific Applications during such Transferred Audit Employee’s Transition Period). For the avoidance of doubt, Buyers and Cortland acknowledge and agree that, effective as of a Transferred Audit Employee’s Separation Date, the Service Providers will terminate any and all of such Transferred Audit Employee’s remote access, internet access, instant messaging, and e-mail service associated with the Service Providers and their respective businesses;

(ii)                                The e-mail account provided by Service Providers to such Transferred Audit Employee will be deleted or hidden and all e-mails to such Transferred Audit Employee will be forwarded to a new e-mail account provided by the applicable Buyer or Cortland for a period of thirty (30) days following such Transferred Audit Employee’s Separation Date.

(iii)                            Such Transferred Audit Employee will immediately cease using any CIT Group imaged hardware and other devices owned or imaged by CIT Group and the Service Providers will cease to provide any support for any equipment utilized by such Transferred Audit Employee;

(iv)                              The applicable Buyer or Cortland will be responsible for providing remote access to enable such Transferred Audit Employee to access the SBL-Specific Applications (if such Transferred Audit Employee remains employed by such Buyer or Cortland as of such Separation Date); and

(v)                                  Such Transferred Audit Employee will be removed from Service Providers’ corporate conferencing service.

2.              Transition Services Agreement Pricing

Fees associated with this Transition Services Agreement have been categorized as follows:

Exhibit D-37

2.1. Monthly Base Fee

The services associated with the Monthly Base Fee are limited to the scope of the services described in Sections 1.1(e) and 1.4 of this Schedule A. Any updates to the scope agreed among Sellers and ReadyCap will require adjustments to the Monthly Base Fee, as agreed among Sellers and ReadyCap.

For any month (or part thereof) during the Co-location Period, the Monthly Base Fee will be $65,000. Beginning on the first day of the first month following the end of the Co-location Period, the Monthly Base Fee will be reduced to $38,000.

The Monthly Base Fee is payable during each month of the Transition Services Term or until all Transition Services have been terminated in accordance with Article IV of this Transition Services Agreement. After any such termination, no Services may be reinstated.

2.2. Monthly Corporate Applications Fee

The services associated with the Monthly Corporate Application Fee are limited to the scope of the services described in Section 1.6 of this Schedule A. Any changes to the scope of such services agreed among Sellers and ReadyCap will require adjustments to the Monthly Corporate Applications Fee, as agreed among Sellers and ReadyCap.

ReadyCap will select the specific services it would like to receive from those identified in Section 1.6 of this Schedule A for the following monthly fees:

Corporate Application	Monthly Fee
IVR	$4,100
Document Generation	$975
Peoplesoft	$6,500

The Monthly Corporate Application Fee with respect to each such selected service is payable for each month (or part thereof) after such service was selected until such service is terminated in accordance with Article IV of this Transition Services Agreement. After any such termination, the application or service that was terminated cannot be reinstated.

2.3. Monthly SBL-Specific Applications Fee; Transferred Audit Employee Fee

The services associated with the Monthly SBL-Specific Application Fee are limited to the scope of the services described in Section 1.7 of this Schedule A. Any changes to the scope of such services agreed among the Sellers and ReadyCap will require adjustments to the Monthly SBL-Specific Applications Fee, as agreed among the Sellers and ReadyCap.

For any month (or part thereof) during the SBL Application Packaging Completion Period, the SBL-Specific Applications Fee will be $151,500. Beginning on the first day of the first month following the end of the SBL Application Packaging Completion Period, the Monthly SBL-Specific Applications Fee will be reduced to $62,500.

The Monthly SBL-Specific Applications Fee is payable during each month of the Transition Services Term or until all of the services described in Section 1.7 of this Schedule A have been terminated in accordance with Article IV of this Transition Services Agreement.

Exhibit D-38

After any such termination, the applications and services that were terminated cannot be reinstated.

The services associated with the Monthly Transferred Audit Employee Fee are limited to the scope of the services described in Section 1.9 of this Schedule A. For any month (or part thereof) prior to the Audit Completion Date, the Monthly Transferred Audit Employee Fee will be equal to 50% of the monthly aggregate compensation (excluding any bonus amounts paid, owed or awarded, but including any benefits provided to such Employee) of the Transferred Audit Employees.

2.4. Monthly TSA Fee

The total Monthly TSA Fee will be the sum of the Monthly Base Fee, the Monthly Corporate Applications Fee, the Monthly SBL-Specific Applications Fee and the Monthly Transferred Audit Employee Fee.

2.5. Additional Services

Services other than those covered by the Monthly TSA Fee and other than Scheduled Services (any such other services “Additional Services”) may be provided by Service Providers to any Service Recipient based on the mutual agreement of Sellers and ReadyCap. Unless specifically agreed upon or otherwise provided in this Transition Services Agreement or this Schedule A, ReadyCap will be invoiced at the Standard Hourly Rate for Additional Services. The Service Providers may require a two to three week lead time to engage or allocate specific resources for such Additional Services. Future detailed project planning will define the specific governance rules through which estimating, tracking, and invoicing for the conversion activities shall be managed.

3.              Conversion Services and Pricing

The following conversion services (“Conversion Services”) may be purchased by ReadyCap on behalf of and for the benefit of any Service Recipient for additional fees as set forth in this Section 3 by written notice from ReadyCap to Sellers. The scope and cost of such Conversion Services are subject to change, based on the development of detailed requirements and statements of work.

3.1. E-Mail Conversion

All contents in the email boxes related to the Transferred SBL Employees will be extracted and shipped to the applicable Service Recipient in .pst format.

Cost: $225 per mailbox plus reasonable out-of-pocket costs for a storage device.

3.2. Local (Unstructured) Data

Service Providers will package and deliver to the applicable Service Recipient any data and/or documents related to the Transferred Loans or the Transferred CIT Bank Loans that is stored in local data directories.

Exhibit D-39

Cost: $125 per hour plus reasonable out-of-pocket costs for a storage device.

3.3. Data Un-encryption

Data stored on local desktops has been encrypted. Upon approval by Service Providers’ legal and compliance groups, Service Providers will provide services to un-encrypt this data.

Cost: $125 per device.

3.4. SharePoint

SharePoint teamsites and content

(a)                 If Service Recipient identifies all SharePoint content required for use by such Service Recipient, Service Providers will de-brand (as required) and package such content; provided, however, that such Service Recipient will be responsible for establishing its own SharePoint environment, restoring its own data and replacement of licenses, contracts and/or other agreements for SharePoint software.

(b)                 Service Providers will permit and facilitate the transfer of the content described in Section 3.4(a) above and any other Loan-Related Data stored or contained in SharePoint to Buyers and Cortland in accordance with the terms of Section 3.4(a).

(c)                  Additional SharePoint support and development hours for data extraction or other efforts may be provided by the Service Providers at the request of ReadyCap on behalf of and for the benefit of any Service Recipient at the Standard Hourly Rate.

Cost: Standard Hourly Rate, provided that the total amount due with respect to SharePoint may not exceed $20,000.

3.5. SBMS

Small Business Management System: Origination System for SBA and Conventional Loans

(a)                 Provided that ReadyCap accepts the associated packaging fee set forth below and has signed the License Agreement with Service Providers will:

(i)                                    Package the proprietary source code for SBMS;

(ii)                                Package and deliver to ReadyCap source code for the system (Powerbuilder libraries) as well as associated interfaces, Citrix executable files, the SBMS Boarding Feed and technical documentation; and

Exhibit D-40

(iii)                            Remove all CIT branding from the system prior to providing to ReadyCap.

(b)                 Notwithstanding anything to the contrary in the Transition Services Agreement or this Schedule A, if ReadyCap elects to have Service Providers perform the packaging described in subsection (a) above:

(i)                                    With the exception of the CIT branding removal, the application will be provided “as is”;

(ii)                                System data will be provided “as is”. No data scrubbing will be performed;

(iii)                            ReadyCap will be responsible for obtaining its own licenses of all Third Party Software including Oracle (10g), Powerbuilder 12.5 , Unix, Citrix (or another Remote Desktop Solution with load balancing), Windows 7, Microsoft Office 2010, and PL/SQL Developer as well as Windows Server 2008 R2 (Citrix Server OS) and Microsoft Office 2003 as well as its own file transfer mechanism; and

(iv)                              Costs associated with the packaging of the underlying SBL Application Database are provided separately.

(c)                  Additional support services, including custom extracts of data and hands-on explanation of workflow/data mappings, may be provided by Service Providers upon request from ReadyCap at the Standard Hourly Rate.

Packaging Fee: Standard Hourly Rate, provided that the total amount due with respect to SBMS may not exceed $30,000 (includes a one-time delivery of the system and up to 3 refreshes of the data).

3.6. Shaw

Third Party Commercial Loan Accounting System

(a)                 Provided that ReadyCap accepts the associated packaging fee set forth below, Service Providers will:

(i)                                    As allowed by the relevant Third Party Vendor, work with such Third Party Vendor to package the Shaw code (including customizations) and deliver such code to ReadyCap; and

(ii)                                Remove all CIT branding from the Shaw system that is accessible to the Service Providers.

(b)                 Notwithstanding anything to the contrary in the Transition Services Agreement or this Schedule A, if ReadyCap elects to have Service Providers perform the packaging described in subsection (a) above:

Exhibit D-41

(i)                                    Service Providers will not be responsible for any system upgrades or enhancements in advance of the packaging with the exception of re-branding;

(ii)                                With the exception of the CIT branding removal, the application will be provided “as is”;

(iii)                            System data will be provided “as is”. No data scrubbing will be performed;

(iv)                              The Packaging Fee includes the removal of those components that are accessible by the Service Providers. Additional effort will be required by the relevant Third Party Vendor. All costs charged by the Third Party Vendor for this activity will be the responsibility of ReadyCap;

(v)                                  No other changes will be made by the Service Providers to the Shaw system configurations and parameters;

(vi)                              ReadyCap will be responsible for procuring its own licenses for IBM Websphere, Websphere Java, and Transoft;

(c)                  Without limiting the foregoing, Service Providers will provide or otherwise make available to Buyers and Cortland all software and translation services between the Service Providers’, on the one hand, and Buyers’ and Cortland’s, on the other hand, respective system architectures, including without limitation, all configuration information related to Transoft as it relates to each application.

(d)                 Additional support services, including custom extracts of data and hands-on explanation of workflow/data mappings, may be provided by Service Providers upon request from ReadyCap at the Standard Hourly Rate.

Packaging Fee: Standard Hourly Rate, provided that the total amount due with respect to Shaw may not exceed $20,000 (includes a one-time delivery of the system and up to 3 refreshes of the data but does not include any costs that may be charged by the relevant Third Party Vendor).

3.7. SAMS

Service Application Management System - Portfolio Management, Servicing, Collections and Asset Recovery for SBA and Conventional Loans

(a)                 Provided that ReadyCap accepts the associated packaging fee set forth below and has signed the License Agreement, Service Providers will:

(i)                                    Package the proprietary source code for SAMS;

Exhibit D-42

(ii)                                Package and deliver to ReadyCap source code for the system as well as the Etran, Assurant (inbound and outbound), UPF, SBA Payment and BOA 172 ACH feeds; Control M Job Interfaces, Unix scripts, packages and procedures;

(iii)                            Remove all CIT branding from the system prior to providing to ReadyCap.

(b)                 Notwithstanding anything to the contrary in the Transition Services Agreement or this Schedule A, if ReadyCap elects to have Service Providers perform the packaging described in subsection (a) above:

(i)                                    ReadyCap will be responsible for obtaining its own licenses of all Third Party Software including Oracle (10g), Powerbuilder 12.5 , Unix, Citrix (or another Remote Desktop Solution with load balancing), Windows 7, Microsoft Office 2010, and PL/SQL Developer as well as Windows Server 2008 R2 (Citrix Server OS) and Microsoft Office 2003;

(ii)                                Costs associated with the packaging of the underlying SBL Application Database are provided separately;

(iii)                            With the exception of the CIT branding removal, the application will be provided “as is”; and

(iv)                              System data will be provided “as is”. No data scrubbing or configuration changes will be performed.

(c)                  Additional support services, including custom extracts of data and hands-on explanation of workflow/data mappings, may be provided by Service Providers upon request from ReadyCap at the Standard Hourly Rate.

Packaging Fee: Standard Hourly Rate, provided that the total amount due with respect to SAMS may not exceed $30,000 (includes a one-time delivery of the system and up to 3 refreshes of the data).

3.8. SBL Web Site

SBL web site providing loan status information for referral partners/brokers, account status for customers, prospect screening and marketing “Tombstone” which provides marketing related on-line fliers

(a)                 Provided that ReadyCap accepts the associated packaging fee set forth below and has signed the License Agreement Service Providers will:

(i)                                    Package the proprietary source code associated with the SBL Website and peripherals;

(ii)                                Package and deliver to ReadyCap all Smallbizlending apps (loan qualifier, Loan detail form, Account status, loan status, purchase scenario, etc.),

Exhibit D-43

delink Smallbizlending.com from CIT.com and create marketing pages in Smallbizlending.com; and

(iii)                       Remove CIT branding (logo, CIT Google search and Top navigation) from the system prior to providing to ReadyCap.

(b)                 Notwithstanding anything to the contrary in the Transition Services Agreement or this Schedule A, if ReadyCap elects to have Service Providers perform the packaging described in subsection (a) above:

(i)                               ReadyCap will be responsible for obtaining its own licenses of all Third Party Software including Internet Information Server 6, ASPNET 1.1, ASP 2 and Oracle 10g;

(ii)                           Costs associated with the packaging of the underlying SBL Application Database are provided separately; and

(iii)                       With the exception of the CIT branding removal and direct data entry functionality, the application will be provided “as is”.

Packaging Fee: Standard Hourly Rate, provided that the total amount due with respect to the SBL Web Site may not exceed $45,000 (includes a one-time delivery of the system).

3.9. SBL Application Database

Core Oracle database (including Staging Database) that underlies the SBL suite of applications.

(a)                 Provided that ReadyCap accepts the associated packaging fee set forth below and has signed the License Agreement with Service Providers will:

(i)                                   Package the proprietary source code for SBL Application Database; and

(ii)                               Package and deliver to ReadyCap the sbl_prod database as well as any associated job scripts, SSIS package, relevant format files and documentation of the Shaw to UDB month-end Processing.

(b)                 Notwithstanding anything to the contrary in the Transition Services Agreement or this Schedule A, if ReadyCap elects to have Service Providers perform the packaging described in subsection (a) above:

(i)                                 ReadyCap will be responsible for obtaining its own licenses of Third Party Software including Oracle (10g) and Transoft (used for the data loads to the Shaw system); and

(ii)                               System data will be provided “as is”. No data scrubbing or configuration changes will be performed.

Exhibit D-44

(c)                  Additional support services, including custom extracts of data and hands-on explanation of workflow/data mappings, may be provided by Service Providers upon request from ReadyCap at the Standard Hourly Rate.

Packaging Fee: Standard Hourly Rate, provided that the total amount due with respect to the SBL Application Database may not exceed $13,500 (includes a one-time delivery of the system and up to 3 refreshes of the data).

3.10.                                             CTrack

IT Project tracking system for all SBL Applications (which runs locally)

(a)                 Provided that ReadyCap accepts the associated packaging fee set forth below and has signed the License Agreement, Service Providers will:

(i)                                   Package and deliver the proprietary source code for CTrack;

(ii)                               Transfer any and all Ctrack system data, including historical project-related data; and

(iii)                           Remove all CIT branding from the system prior to providing to ReadyCap.

(b)                 Notwithstanding anything to the contrary in the Transition Services Agreement or this Schedule A, if ReadyCap elects to have Service Providers perform the packaging described in subsection (a) above:

(i)                                 ReadyCap will be responsible for obtaining its own licenses of all Third Party Software including Oracle (10g), Windows 7, and Microsoft Office 2010; and

(ii)                               With the exception of the CIT branding removal, the application will be provided “as is”; and

(iii)                           System data will be provided “as is”. No data scrubbing or configuration changes will be performed.

(c)                  Additional support services, including custom extracts of data and hands-on explanation of workflow/data mappings, may be provided by Service Providers upon request from ReadyCap at the Standard Hourly Rate.

Packaging Fee: N/A (includes a one-time delivery of the system and up to 3 refreshes of the data)

3.11.                                               SBL Helpdesk

Administrative Tool used to set-up, remove and unlock SBL System Users

(a)                 Provided that ReadyCap accepts the associated packaging fee set forth below and has signed the License Agreement with Service Providers will:

Exhibit D-45

(i)                                    Package the proprietary source code for the SBL Helpdesk System;

(ii)                                Package and deliver to ReadyCap the web application, associated web services, database objects and connections;

(iii)                            Remove all CIT branding from the system prior to providing to ReadyCap; and

(iv)                              Enable the system to accept direct data entry, allowing it to be uncoupled from Salesforce.com.

(b)                 Notwithstanding anything to the contrary in the Transition Services Agreement or this Schedule A, if ReadyCap elects to have Service Providers perform the packaging described in subsection (a) above:

(i)                                 ReadyCap will be responsible for obtaining its own licenses of all Third Party Software including Internet Information Server 6, ASPNET 1.1, ASP 2 and Oracle 10g;

(ii)                              With the exception of the CIT branding removal and direct data entry functionality, the application will be provided “as is”; and

(iii)                          System data will be provided “as is”. No data scrubbing or configuration changes will be performed.

(c)                  Additional support services, including custom extracts of data and hands-on explanation of workflow/data mappings, may be provided by Service Providers upon request from ReadyCap at the Standard Hourly Rate.

Packaging Fee: Standard Hourly Rate, provided that the total amount due with respect to the SBL Helpdesk may not exceed $5,000 (includes a one-time delivery of the system and up to 3 refreshes of the data).

3.12.                                              Doculogic

Document Images:

(a)                 If ReadyCap requires the use of a document imaging solution, ReadyCap will implement its own solution at its own cost and expense.

(b)                 Service Provider will authorize the Third Party Vendor, Archive Systems, to provide ReadyCap with Service Recipient’s images. Service Provider and ReadyCap together will work directly with the Third Party Vendor for the conversion of vendor-stored data images at ReadyCap’s expense.

3.13.                                              Salesforce.com Automation

Salesforce.com sales force management system.

Exhibit D-46

(a)                   In order to continue utilizing the Salesforce.com system, Service Recipients will acquire their own license from the vendor.

(b)                   Subject to any Required Consent (it being understood that no such Required Consent shall be required in connection with Service Providers providing existing data to Service Recipients but not configuration, page templates or other information which may require a Required Consent), Service Providers will provide Service Recipients with their data, page templates, framework, custom objects, triggers and configuration, and detailed field-level by field-level description of the data as contained in Service Providers Salesforce.com system on a mutually agreed upon schedule (but no later than 60 days after the Phase II Closing Date).

(c)                    Subject to any Required Consent (it being understood that no such Required Consent shall be required in connection with Service Providers providing support with respect to existing data to Service Recipients but not configuration, page templates or other information which may require a Required Consent), Service Providers will support Service Recipients by answering questions relating to the data, page templates, framework, custom objects, triggers and configuration, and detailed field-level by field-level descriptions as contained in the existing system

Cost: Standard Hourly Rate, provided that the total amount due with respect to Salesforce.com Automation may not exceed $20,000.

Exhibit D-47

Schedule B

CO-LOCATION AGREEMENT

This Co-Location Agreement (the “Agreement”) is entered into this [ ] day of [ ], 2013, by and between [EMPLOYEE] (“Former Employee”) and CIT Group Inc. (individually and collectively with its affiliates hereinafter referred to as “CIT”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the the Transition Services Agreement, dated as of [ ], 201[ ] (the “Transition Services Agreement”), among CIT Small Business Lending Corporation, CIT Lending Services Corporation, Sutherland Asset I, LLC (“Sutherland”), ReadyCap Lending, LLC (“ReadyCap” and, together with Sutherland, “Buyers”) and Cortland Capital Market Services LLC (“Cortland”).

WHEREAS, the Sellers, certain affiliates of Sellers and Buyers have entered into an Asset Purchase Agreement, dated as of October 11, 2013 (the “Purchase Agreement”) pursuant to which Buyers have agreed to purchase from the Sellers and certain affiliates of Sellers certain assets related to small business loans;

WHEREAS, CIT Bank, a Utah state chartered bank (“CIT Bank”), and Buyers have entered into an Asset Purchase Agreement, dated as of October 11, 2013 (the “CIT Bank Agreement”) pursuant to which Buyers have agreed to purchase from CIT Bank certain assets related to small business loans;

Section 9.01 Former Employee’s Services.

Pursuant to the Transition Services Agreement, CIT will permit Former Employee to work for [Cortland][ReadyCap] from the Site and to access and utilize the Designated Portions of the Site as is reasonably necessary to perform Former Employee’s functions with respect to management of the Transferred Loans and the Transferred CIT Bank Loans (the “Services”) provided that Former Employee complies with the provisions of this Agreement. During the Co-location Period, Former Employee shall:

(a)                                 perform the Services in a safe and reasonable manner and in compliance with all applicable laws and in compliance with financial services industry standards and practices employed by CIT and its Affiliates;

(b)                                 cooperate with and comply with all reasonable and published security and safety measures and other policies and procedures provided to Former Employee by CIT or any of its Affiliates from time to time, including without limitation, the use of entry and exit logs and agreements, key cards, voice, photo, biometric or other personal identification recognition devices, and other mechanisms and devices for registering, tracking, and limiting access to the Site, and CIT’s “Information Security,” “Compliance,” “Privacy”, “Disaster Recovery” and internet usage policies;

(c)                                  use only CIT imaged hardware and other devices for attachment to CIT’s data network;

Exhibit D-48

(d)                            not re-image any equipment attached to CIT’s data network or add equipment to CIT’s network, including without limitation, any server, desktop, laptop or other device;

Notwithstanding anything in this Agreement or the Transition Services Agreement to the contrary, CIT reserves the right to revoke the entry and access privileges of Former Employee at any time upon written notice to Former Employee and to Buyers and Cortland if Former Employee fails to comply with this Agreement.

Section 9.02            Termination of Co-location. Upon the earlier of the expiration of the Co-location Period and any date on which the Former Employee is no longer employed by ReadyCap or Cortland at the Site (such date, the “Separation Date”), Former Employee will immediately cease using any CIT imaged hardware or other devices owned or imaged by CIT

Section 9.03        Relationship.

Nothing herein shall be construed to create an employer-employee or any type of agency relationship between CIT or any of its Affiliates and Former Employee at any time after the Phase II Closing Date. At all times during the term of this Agreement, Former Employee shall be under the control and supervision of [ReadyCap][Cortland], subject to the terms of this Agreement. At no time after the Phase II Closing Date will Former Employee represent himself or herself to be or hold himself or herself out as an employee or partner of, or having the authority to bind or act on behalf of, CIT or any of its Affiliates.

Section 9.04         Confidentiality.

(a)                        The term “CIT Confidential Information” shall be defined as any information relating to CIT or any of its Affiliates provided by or on behalf of CIT to Former Employee during the term of this Agreement, or otherwise learned by Former Employee while at the Site, whether orally, in writing or graphic form, through any electronic medium or other tangible or intangible form including all information, data, documents and materials relating to the business and operations of CIT or any of its Affiliates, including but not limited to any information regarding CIT’s business affairs, strategies and plans, finances, customers, prospective customers, employees, products, services, pricing, marketing data or plans, properties, methods of operation, vendors, service providers, suppliers, data, systems, procedures, algorithms or computer hardware or software, including source code, object code and related documentation, security procedures and methods, any trade secrets and proprietary information of CIT, confidential information of third parties in the possession of CIT, and any copies, analyses, compilations, forecasts, studies, reports, memoranda, notes or other documents prepared by Former Employee that contain or are based, in whole or in part, on such information, including the computer files upon which such information is stored. Notwithstanding the foregoing, CIT Confidential Information shall not include any SBA Business Confidential Information or any information or data that: (i) CIT agrees in writing is not proprietary or confidential, (ii) is or becomes publicly available without misappropriation, infringement or breach of this Agreement or any other contractual or fiduciary obligation, (iii) is received by or made available to Former Employee other than from or on behalf of CIT, provided the source of such information was not bound by a restriction on disclosure with respect to such information,

Exhibit D-49

or (iv) is required by law to be disclosed, provided, however, that CIT is given reasonable advance notice of the intended disclosure in accordance with this Section 1.04(a). For purposes of this Agreement, the term “SBA Business Confidential Information” means any information relating solely to the assets purchased and the liabilities assumed by Buyers under the Purchase Agreement or the CIT Bank Agreement that was provided by Sellers or their Affiliates or Representatives to Buyers prior to the Phase II Closing Date pursuant to the Purchase Agreement or the CIT Bank Agreement or in connection with the transactions contemplated thereby.

(b)                            Former Employee agrees that, during and after the term of this Agreement, it will permanently hold the CIT Confidential Information in strict confidence and will not disclose, or permit the duplication or disclosure of, any such CIT Confidential Information to any person or entity, unless such duplication, use or disclosure is specifically authorized by CIT in writing prior to such duplication, use or disclosure.

(c)                             All CIT Confidential Information shall remain the property of CIT. Immediately upon termination of this Agreement for any reason, upon the end of its Term or upon written request by CIT, Former Employee will return all CIT Confidential Information, or at CIT’s written request destroy the CIT Confidential Information in its possession and certify such destruction to CIT in writing.

(d)                            If Former Employee becomes legally compelled to disclose any CIT Confidential Information, whether by court order, decree, subpoena, or other process or requirement of law, Former Employee will provide CIT with prompt notice so that CIT may seek a protective order or other appropriate remedy. If such protective order or other remedy is not obtained, Former Employee will furnish only that portion of the CIT Confidential Information which Former Employee is advised in writing by its legal counsel is legally required and will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded the CIT Confidential Information.

(e)                             Former Employee acknowledges and agrees that the extent and irreparable nature of the damages that may result from a breach of this Section 1.04 may make CIT’s legal remedies for such a breach inadequate. Therefore, in the event of a breach of this Agreement by Former Employee, CIT will be entitled to seek injunctive relief without proof of actual damages and/or to compel specific performance hereof, in addition to and not in substitution for any other remedy CIT may have in law or equity. Former Employee waives any requirement for the securing or posting of any bond in connection with such remedy. [ReadyCap][Cortland] agrees to reimburse CIT for all costs and expenses, including reasonable attorney’s fees, incurred by CIT in enforcing Former Employee’s obligations under this Section 1.04.

(f)                              The provisions of this Section 1.04 shall survive the termination or expiration of this Agreement for any reason.

Section 9.05              CIT Policies and Code of Business Conduct.

Former Employee understands that CIT has adopted certain policies and the CIT Code of Business Conduct (the “Code”) to protect its legitimate business interests and to comply with various laws. By signing this Agreement, Former Employee specifically acknowledges that he or she has received the Code, the CIT Group Securities Trading Policy, CIT Group Public

Exhibit D-50

Disclosure Policy, the CIT Group Workplace Harassment Policy and the CIT Group Information Security Policies, that he or she has read the Code and such policies and he or she agrees to comply with the Code and such policies during the term of this Agreement. Former Employee agrees that CIT has a legitimate business interest in the requirements of this Section 1.05 and that nothing in this paragraph alters Former Employee’s status under the terms of this Agreement.

Section 9.06               Term.

This Agreement shall become effective on the Phase II Closing Date and shall terminate on the Separation Date (the “Term”).

Section 9.07               Notice.

Any notice or communication permitted or required by this Agreement shall be in writing and deemed effective when personally delivered or deposited, postage prepaid, in the first class mail of the United States or by overnight courier service properly addressed to the appropriate party at the address set forth below:

If to Former Employee:

[Employee Address]

If to CIT:

CIT Group Inc.

1 CIT Drive

Livingston, NJ 07039

Attention: Chief Corporate Counsel

Facsimile: (973) 740-5087

E-mail: Christopher.Paul@cit.com

or to such other address as such party may indicate by a notice delivered to the other party hereto.

Section 9.08            Miscellaneous.

(a)                             Entire Agreement and Amendments. This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof, and replaces and supersedes all other agreements or understandings, whether written or oral. No amendment or extension of this Agreement shall be binding unless in writing and signed by both parties.

(b)                             Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of Former Employee and CIT and to CIT’s Affiliates, successors and assigns. Nothing in this Agreement shall be construed to permit the assignment by Former Employee of any of his rights or obligations hereunder, and such assignment is expressly prohibited without the prior written consent of CIT.

Exhibit D-51

(c)                                 Governing Law; Jurisdiction; Severability. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York without regard to any conflicts of law principles that would apply the law of another jurisdiction. CIT and Former Employee irrevocably submit to the exclusive jurisdiction of the state and federal courts located in the County and City of New York, State of New York for the purposes of any proceeding arising out of this Agreement or any transaction or agreement contemplated hereby. CIT and Former Employee irrevocably and unconditionally waive any objection to the laying of venue of any proceeding arising out of this Agreement or the transactions contemplated hereby in the courts specified above and hereby and thereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such proceeding brought in any such court has been brought in an inconvenient forum.

(d)                                Legal Right. Former Employee covenants and warrants that he or she has the legal right to enter into this Agreement and to perform in accordance with the terms hereof without violating the rights of others or any applicable law and that he or has not and shall not become a party to any other agreement that conflicts with this Agreement.

(e)                                 No Waiver. No term or provision hereof shall be deemed waived and no breach excused unless such waiver or consent is in writing and signed by the party claimed to have waived or consented.

[Signature Page Follows]

Exhibit D-52

WHEREFORE, the parties have executed this Agreement as of the date first written above.

CIT GROUP INC.

By:
Name:
Title:

[EMPLOYEE]

By:

Acknowledged and Agreed by:

[READYCAP LENDING,
LLC][CORTLAND CAPITAL
MARKET SERVICES LLC]

By:
Name:
Title:

Exhibit D-53

Exhibit E

Form of Power of Attorney

Exhibit F

Custodial Agreement

Exhibit G

Custodial Side Letter Agreement

Exhibit H

Form of Guarantee

[ATTACHED]

FORM OF GUARANTY

[Date]

To:               Sutherland Asset, I, LLC

ReadyCap Lending, LLC

Reference is made to that certain Asset Purchase Agreement (the “Purchase Agreement”) dated as of October 11, 2013 among CIT Lending Services Corporation, CIT Small Business Lending Corporation, CIT Small Business Loan Trust 2007-1, CIT Small Business Loan Trust 2008-1 and CIT SBL Property Holdings Corporation (the “Sellers”) and Sutherland Asset I, LLC (“Sutherland”) and ReadyCap Lending, LLC (“ReadyCap” and together with Sutherland, the “Purchasers”). Capitalized used but not defined in this guarantee (this “Guarantee”) shall have the meanings ascribed to such terms in the Purchase Agreement.

1.                               In consideration of Purchasers entering into and performing their respective obligations under the Transaction Documents, and subject to the terms and conditions set forth herein and in the Transaction Documents CIT Group Inc. (the “Guarantor”) hereby irrevocably and unconditionally guarantees to the Purchasers the due and punctual payment of all amounts payable by Sellers under the Transaction Documents when the same shall become due and payable, subject to the terms, conditions and limitations set forth in the Transaction Documents (the “Liability”). Upon failure of any Seller punctually to pay any such amounts, and upon written demand by Purchasers to Guarantor at its address set forth in Paragraph 5 of this Guarantee (or to such other address as Guarantor may notify the Purchasers in writing), Guarantor agrees to pay or cause to be paid such amounts; provided that any delay by Purchasers in giving such written demand shall in no event affect Guarantor’s obligations under this Guarantee. This Guarantee is a guarantee of payment and not of collection and is an absolute, unconditional and irrevocable guarantee of the full and prompt payment of the Liability.

2.                               It is understood that Guarantor’s total principal liability in respect of this Guarantee, including the principal amount plus interest thereon shall not exceed one hundred million dollars ($100,000,000).

3.                               The Purchasers may at all times without prejudice to this Guarantee and without discharging the liability of Guarantor hereunder, grant any time or indulgence; abstain from perfecting or enforcing any rights which the Purchasers may now or hereafter have from or against Sellers and modify any provision of the Transaction Documents. The Purchasers shall use their commercially reasonable efforts to give the Guarantor written notice of having taken any such action; however, any failure by the Purchasers to do so will not prejudice this Guarantee nor discharge the Guarantor’s liability hereunder.

4.                               This Guarantee shall not be considered as satisfied or discharged by any intermediate payment or satisfaction of the whole or any part of the Liability but shall constitute and be a

Exhibit H-1

continuing Guarantee to the Purchasers and shall extend to cover the ultimate balance of the Liability until paid in full.

5.                              Any notice or demand hereunder shall be in writing and shall be deemed to have been sufficiently given:

a.                                     if sent by pre-paid overnight courier on the next day after posting;

b.                                     if sent by facsimile, then on the day next following the date of transmission which is a business day in the place of receipt.

The contact personnel and facsimile numbers are:

i.                                                                              in respect of the Guarantor:

CIT Group Inc.

1 CIT Dr.

Livingston, NJ 07039

Attention: Treasurer

Facsimile: 973-740-5750

With copy to:

CIT Group Inc.

1 CIT Drive

Livingston, New Jersey 07039

Attention: General Counsel

Facsimile: 973-740-5087

ii.                                                                           in respect of the Purchasers:

Sutherland Asset I, LLC

1140 Avenue of the Americas, 7th Floor

New York, NY 10036

Attention: Thomas Buttacavoli

Facsimile: (212) 257-4699

ReadyCap Lending, LLC

114 Pacifica, Suite 400

Irvine, CA 92618

Attention: Steve Skolnik

Facsimile: (949) 529-5675

6.                              The Guarantor hereby represents and warrants as follows:

Exhibit H-2

a.                                             Corporate Existence and Power. The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware.

b.                                             Corporate and Governmental Authorization. The execution, delivery and performance by the Guarantor of this Guarantee are within the Guarantor’s corporate power, and have been duly authorized by all necessary corporate action.

c.                                              Binding Effect. This Guarantee constitutes a valid and binding agreement of the Guarantor when executed and delivered in accordance with this Guarantee enforceable against the Guarantor, except to the extent that such may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting creditor’s rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

d.                                             Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Guarantor, threatened in writing against, the Guarantor before any court or arbitrator or any governmental body, agency or official in which there is a reasonable probability of an adverse decision which would have a material adverse effect on this Guarantee.

7.                                     The Guarantor hereby waives presentment of any instrument, demand of payment except as provided in Paragraph 1, protest and notice of non-payment or protest thereof, and any requirement that the Purchasers exhaust any right, power or remedy or proceed against Sellers with respect to any Liability or against any other person under any other guaranty of, or security for, any of the obligations guaranteed hereunder. The Guarantor further waives any defense which might constitute a legal or equitable discharge of its obligations hereunder, except a defense that the obligation for which payment is sought under this Guarantee has been paid or a defense based on the invalidity, illegality or unenforceability of any liability or obligation of Sellers under the Transaction Documents or on the Purchasers’ failure to perform their obligations under or other breach of any of the Transaction Documents.

8.                                     No provision of this Guarantee may be modified or waived without the prior written consent of the Purchasers and the Guarantor.

9.                                     The Guarantor hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Guarantee, and the Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal Court. The Guarantor hereby irrevocably waives, and agrees not to assert as a defense counterclaim or otherwise, in any action or proceeding arising out of, based upon or relating to this Guarantee, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process as set forth below, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment,

Exhibit H-3

attachment in aid of execution of judgment, execution of judgment or otherwise), or (iii) to the fullest extent permitted by law, any claim that (A) the action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such action or proceeding is improper, or (C) this Guarantee, or the subject matter thereof, may not be enforced in or by such courts. Process in any such action or proceeding may be served on the Guarantor anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, the Guarantor irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to its address set forth in Paragraph 5 hereof. Nothing in this paragraph shall affect the right of the Purchasers to serve legal process in any other manner permitted by law or affect the right of the Purchasers to bring any action or proceeding against the Guarantor or its property in the courts of any other jurisdiction. To the extent that the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Guarantor hereby irrevocably waives, to the extent permitted by law, such immunity with respect to its obligations under this Guarantee. The Guarantor hereby expressly waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any action or proceeding directly or indirectly arising out of, under or in connection with this Guarantee, the obligations guaranteed hereunder or the enforcement of either or all of the same.

10.                                This Guarantee shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of law principles (other than Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York).

11.                                If any term or provision of this Guarantee is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Guarantee or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Purchasers and the Sellers shall negotiate in good faith to modify this Guarantee so as to effect the original intent of the Purchasers and the Sellers as closely as possible in a mutually acceptable manner in order that the guarantee contemplated hereby be effected as originally contemplated to the greatest extent possible.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed this                                      , 20  .

CIT Group Inc.

By:

Exhibit H-4